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                                  SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

Check the appropriate box:
[X] Preliminary information statement         Confidential, for use of the
                                              Commission only
                                              (as permitted by Rule 14c-5(d)(2))

[ ] Definitive information statement

                          Insituform East, Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):


[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:





(5)  Total fee paid:






[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

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                          INSITUFORM EAST, INCORPORATED
                                3421 Pennsy Drive
                          Landover, Maryland 20785-1608
                                 (301) 386-4100

Dear Stockholder:

     We are furnishing this Information Statement to the holders of the Common Stock and Class B Common Stock of Insituform East, Incorporated, a Delaware corporation (together with its subsidiaries, the "Company"), in connection with the sale of substantially all of the Company's non-real estate assets to Insituform Technologies, Inc. ("ITI") pursuant to an asset purchase agreement dated as of June 18, 2003. A copy of the asset purchase agreement is included as Appendix A to the Information Statement.

     The asset purchase agreement and the sale of assets to ITI have been approved unanimously by our Board of Directors and, in connection therewith, our Board has approved an amendment to our Certificate of Incorporation changing the Company's name from Insituform East, Incorporated to "INEI Corporation." In addition, as permitted by Delaware law and our Certificate of Incorporation, CERBERONICS, Inc., a wholly owned subsidiary of CERBCO, Inc., has executed a written consent approving the asset purchase agreement and the related asset sale and corporate name change. A copy of the written consent is included as Appendix B to the Information Statement.

     ACCORDINGLY, STOCKHOLDERS ARE NOT BEING ASKED FOR PROXIES TO VOTE THEIR SHARES WITH RESPECT TO THE ASSET PURCHASE AGREEMENT, THE ASSET SALE OR THE NAME CHANGE, NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT AND NO MEETING OF STOCKHOLDERS WILL BE HELD TO CONSIDER THE ASSET PURCHASE AGREEMENT, THE SALE OF OUR ASSETS OR THE NAME CHANGE.

     The asset sale and name change described in this Information Statement will not become effective until at least 20 calendar days following the date of mailing of this Information Statement to our stockholders.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


     On July 24, 2003, we also entered into a contract for the sale of our real estate assets to LINLO Realty L.L.C., a privately held company. This transaction is subject to a number of contingencies and, in any event, is not expected to close until the end of November of 2003. The contract of sale has been approved unanimously by our Board of Directors but is not subject to a stockholder vote under applicable Delaware law. Therefore, stockholders are not being asked for proxies with respect to the contract of sale covering our real property, we have not provided stockholders with proxy cards,


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and there will be no stockholder action, with respect to the real property sale.
We have filed a copy of the contract of sale with the Securities and Exchange Commission as an exhibit to our Current Report on Form 8-K dated July 24, 2003.

     This Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. It contains a description of the asset purchase agreement, the asset sale and name change, as well as summary information regarding the contract of sale and the sale of our real estate assets. We encourage you to read the Information Statement, including Appendix A, thoroughly. You may also obtain information about us (including a copy of the contract of sale) from publicly available documents filed with the Securities and Exchange Commission. We may provide only one copy of the Information Statement to stockholders who share an address, unless we have received instructions otherwise. If you share an address, your household has received only one copy of this Information Statement and you wish to receive another copy, please contact our corporate secretary at the address or telephone number above. If you have received multiple copies and only wish to receive one copy of our SEC materials, you also may contact us at the address and phone number above.


                                                     Very truly yours,

                                                     Robert F. Hartman
                                                     Secretary


Landover, Maryland

[August __, 2003]


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                           REVISED PRELIMINARY COPIES


                          INSITUFORM EAST, INCORPORATED
                                3421 Pennsy Drive
                          Landover, Maryland 20785-1608
                                 (301) 386-4100

INTRODUCTION

     This Information Statement is being furnished to the stockholders of Insituform East, Incorporated, a Delaware corporation (together with its subsidiaries, the "Company"), in connection with the prior approval by our Board of Directors of, and receipt of approval by written consent of our controlling stockholder for, the proposed sale of substantially all of our non-real estate assets (together with related transactions, the "Asset Sale") to Insituform Technologies, Inc. ("ITI") and the related change in our corporate name (the "Name Change").

     The Asset Sale will be effected pursuant to an asset purchase agreement dated as of June 18, 2003, by and between the Company and ITI (together with a letter agreement among such parties dated June 18, 2003, the "Asset Purchase Agreement"), as more fully described in this Information Statement. A copy of the Asset Purchase Agreement is included as Appendix A to this Information Statement and is incorporated herein by reference. Pursuant to the Asset Purchase Agreement, we also have agreed to effect the Name Change and to change the names of certain of our subsidiaries.

     The Board of Directors believes that approval and consummation of the Asset Purchase Agreement, the Asset Sale and the Name Change are in the best interests of the Company and its stockholders. Accordingly, on June 18, 2003, the Board unanimously approved the Asset Purchase Agreement, the Asset Sale and the Name Change and directed that they be submitted for stockholder approval.


     Under Delaware law and our Certificate of Incorporation, the affirmative vote of a majority of the votes entitled to be cast by holders of all shares of the Company's Common Stock, par value $0.04 per share ("Common Stock"), and Class B Common Stock, par value $0.04 per share ("Class B Common Stock"),outstanding as of the close of business on June 18, 2003 (the "Record Date"),voting together as a single class, is required to approve the Asset Purchase Agreement, the Asset Sale and the Name Change. Under our Certificate of Incorporation, each share of Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to ten votes per share. As of the Record Date, there were outstanding 4,059,266 shares of Common Stock and 297,596 shares of Class B Common Stock, representing a total of 7,035,226 votes. CERBERONICS, Inc., the Company's controlling stockholder ("CERBERONICS"), a wholly owned subsidiary of CERBCO, Inc. ("CERBCO"), held 1,414,850 shares of Common Stock and 296,141 shares of Class B Common Stock as of the Record Date and, therefore, was entitled to cast a total of 4,376,260 votes, or 62.2% of the total votes entitled to be cast by all holders of Common Stock and Class B Common Stock. As


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permitted by the Delaware General Corporation Law, on June 18, 2003, CERBERONICS
executed a written consent approving the Asset Purchase Agreement, the Asset
Sale and the Name Change.


     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY, NO PROXY CARD HAS BEEN ENCLOSED AND NO MEETING OF STOCKHOLDERS WILL BE HELD TO CONSIDER THE ASSET PURCHASE AGREEMENT, THE SALE OF ASSETS OR THE NAME CHANGE.


     The Asset Sale and the Name Change will not become effective until at least 20 calendar days following the date of mailing of this Information Statement to our stockholders.

     On July 24, 2003, we also entered into a contract for the sale of our real estate assets (the "Real Estate Contract of Sale") to LINLO Realty L.L.C., a privately held company. This transaction is subject to a number of contingencies and, in any event, is not expected to close until the end of November of 2003. The Real Estate Contract of Sale has been approved unanimously by our Board of Directors but is not subject to a stockholder vote under applicable Delaware law. Therefore, stockholders are not being asked for proxies with respect to the Real Estate Contract of Sale, we have not provided stockholders with proxy cards, and there will be no stockholder action with respect to the real property sale. We have filed a copy of the Real Estate Contract of Sale with the Securities and Exchange Commission as an exhibit to our Current Report on Form 8-K dated July 24, 2003.

     This Information Statement is furnished for the purposes of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended, of the Asset Sale and the Name Change before they are consummated. This Information Statement is first being mailed on or about [August __, 2003] to holders of record of Common Stock and Class B Common Stock as of the close of business on June 18, 2003.


     THE INFORMATION IN THIS INFORMATION STATEMENT REGARDING ITI HAS BEEN SUPPLIED BY ITI.

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SUMMARY TERM SHEET

     This Information Statement is being furnished to the stockholders of Insituform East, Incorporated, a Delaware corporation, in connection with the prior approval by our Board of Directors, and receipt by the Board of approval by written consent of our controlling stockholder, for the Asset Sale, which is the sale of substantially all of our non-real estate assets to Insituform Technologies, Inc., or ITI, pursuant to the Asset Purchase Agreement, and for the Name Change, which is the change of our corporate name to INEI Corporation. The terms "we," "our," "East" and the "Company" in this Information Statement refer to Insituform East, Incorporated and its subsidiaries. References to "you" are to the stockholders of Insituform East, Incorporated.

     The summary that follows highlights selected information contained elsewhere in this Information Statement. It may not contain all of the information that is important to you. To fully understand the sale of our assets to ITI, and for a more complete description of the Asset Sale and related matters, you should carefully read this Information Statement (including the Asset Purchase Agreement included as Appendix A) in its entirety.


The Parties (Page __)

Insituform East, Incorporated
3421 Pennsy Drive
Landover, Maryland 20785-1608
(301) 386-4100

     The Company, including its subsidiaries, is engaged in the trenchless rehabilitation of underground sewers and other pipelines, principally using the patented Insituform(R) brand of cured-in-place-pipe ("CIPP") process to produce a shape-conforming "pipe-within-a-pipe." Since 1978, the Company has performed work in six Mid-Atlantic states and the District of Columbia using the Insituform(R) brand trenchless CIPP process under territorially exclusive sublicense agreements with ITI. See "The Sale of Assets to ITI--Parties to the Asset Sale; Relationship of the Company to ITI--The Company."

Insituform Technologies, Inc.
702 Spirit 40 Park Drive
Chesterfield, MO 63005
(636) 530-8000


     ITI is a worldwide company specializing in the use of trenchless technologies to rehabilitate, replace, maintain and install underground pipes. ITI uses a variety of trenchless technologies, including the CIPP process utilized by the Company under its sublicenses from ITI. ITI was incorporated in Delaware in 1980, under the name "Insituform of North America, Inc." and adopted its present name on December 9, 1992.


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See "The Sale of Assets to ITI--Parties to the Asset Sale; Relationship of the
Company to ITI--ITI."


The Asset Sale (Page __)


     Our Board of Directors and CERBERONICS, our controlling stockholder, have voted to approve the Asset Purchase Agreement, dated as of June 18, 2003, between ITI and the Company, a copy of which is included as Appendix A to this Information Statement, and the Asset Sale and the Name Change pursuant to that Agreement. The Asset Sale is the sale of substantially all of our non-real estate assets to ITI for cash consideration in the amount of $5,500,000, subject to a 10% escrow to provide funding for certain potential purchase price adjustments and the Company's indemnification obligations to ITI under the Asset Purchase Agreement, as described below. The purchase price, subject to the escrow, will be paid in cash at the closing of the Asset Sale.


     Pursuant to the Asset Purchase Agreement:

     . We will sell substantially all of our non-real estate assets, consisting of certain equipment and materials used by us in our business; certain of our inventory; certain customer contracts and backlog; our books and records related to the acquired assets; certain intellectual property rights, including all Insituform(R) and NuPipe(R) licenses, sublicenses and rights to use or operate under Insituform(R) or NuPipe(R) patents or trademarks; all transferable permits required for our business of trenchless rehabilitation of underground manholes, sewers and other pipelines; and all rights to the names "Insituform(R)," "Insituform East," "MidSouth" and "insitu" and all derivatives thereof.


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     .    ITI has agreed to pay $5,500,000 in cash for the assets, subject to the escrow, and has agreed to assume the liabilities under the assumed contracts and acquired intellectual property that accrue after the closing of the Asset Sale. ITI will deposit $550,000 of the purchase price in an escrow account for one year (subject to extension under certain circumstances) to satisfy any claims for indemnification that ITI may have for breaches of the Company's representations, warranties, covenants or other obligations in the Asset Purchase Agreement, as well as certain potential purchase price adjustments (as described below). In the event that we generate average monthly revenues from the contracts to be assumed by ITI greater than $860,000 from May 4, 2003 through the closing date, ITI may be entitled to a distribution from the amount held in escrow equal to 30% of such excess, plus interest. Further, if the percentage of direct gross profits (as defined) generated by ITI under the assumed contracts is less than 30% of the revenues otherwise due under those contracts as a consequence of certain actions taken by us, then ITI may be entitled to a distribution from the escrow, at the end of the escrow term, in the amount of the deficiency, net of the amount by which the profit achieved by ITI on joint venture contracts between ITI and the Company exceeds a gross profit percentage of 23%.

     . The Company has agreed that it will not make any distributions to its stockholders for one year following the closing of the Asset Sale, except for repayment of loans from CERBCO.

     . The Asset Purchase Agreement contains various customary representations and warranties by the Company and ITI.

     . The Asset Purchase Agreement sets forth various covenants and agreements made by us and by ITI, including, among others, agreements regarding the conduct of the Company's business and our agreement not to solicit certain other acquisition transactions pending closing; our agreement not to solicit customers or employees of ITI or, subject to certain exceptions, to engage in any activity competitive with our present business subsequent to closing; confidentiality; and a mutual release of claims.

     . Certain conditions must be satisfied or waived prior to closing of the Asset Sale. Among other conditions, the representations and warranties of the parties must be true and correct in all material respects; the parties must have complied with the covenants and conditions in the Asset Purchase Agreement; the parties must have delivered the related transaction documents, including any required consents to the assignment of the assumed contracts; there must be no litigation seeking to prevent consummation of the transactions; the stockholders of the Company must have approved the transaction; there must have been no material adverse effect on the Company's business or assets subsequent to the day we signed the Asset Purchase Agreement; ITI must have completed its due diligence review to its


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          satisfaction and at least 20 days must have elapsed since the date on which we mail this Information Statement to our stockholders. As of the date hereof, the requirements for approval by our stockholders and for satisfactory completion, by ITI, of its due diligence, have been satisfied.

     . The Company and ITI have agreed to indemnify each other for breaches of representations, warranties and covenants, as well as other specified obligations.

     . The Asset Purchase Agreement and related transactions may be terminated prior to closing in certain circumstances.

See "The Sale of Assets to ITI."

The Name Change (Page __)

     Pursuant to the Asset Purchase Agreement, we have agreed to change our corporate name and those of our subsidiaries which contain the words "Insituform," "MidSouth" or "insitu" or any derivation of those words to names which do not include those words after closing of the Asset Sale. Therefore, our Board of Directors and controlling stockholder have approved an amendment to our Certificate of Incorporation changing our name to "INEI Corporation."

Reasons for the Asset Sale (Page __)

     Commencing in 1992, ITI entered the CIPP installation business and began to acquire North American licensees of its Insituform(R) technology. By 2000, the Company was the only remaining independent North American Insituform(R) licensee. In addition, the expiration of certain initial method patents for the Insituform(R) process in 1994 permitted the entrance of new competitors, using generic processes, into the CIPP market. These competitors generally enjoy a significantly lower cost structure than does the Company due, among other reasons, to the typical absence of third-party royalty payments. The combined effect of the entry of ITI into the CIPP installation business and the entry of other, lower cost, competitors into its markets, has severely and adversely affected the Company's competitive position and, consequently, its financial condition and results of operations. The Company's Board of Directors, therefore, has concluded that the independent continuation of the Company in the CIPP marketplace is no longer economically viable or in the best economic interests of its stockholders. See "The Sale of Assets to ITI--Background of and Reasons for the Asset Sale."

Opinion of Raymond James & Associates, Incorporated (Page__)

     On June 18, 2003, Raymond James & Associates, Incorporated ("Raymond James") delivered its oral presentation and written opinion (the "Fairness Opinion") to our Board of Directors to the effect that, based upon and subject to the factors and assumptions set forth in its Fairness Opinion, and as of that date, the consideration to be

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paid by ITI was fair, from a financial point of view, to the Company. The full text of the Fairness Opinion of Raymond James, which sets forth the assumptions made, matters considered and qualifications and limitations on the review undertaken in connection with the Fairness Opinion, is included as Appendix C to this Information Statement and incorporated herein by reference. Stockholders are urged to read the Fairness Opinion carefully and in its entirety. See "The Sale of Assets to ITI--Opinion of Raymond James & Associates, Incorporated."

Use of Proceeds (Page __)

     The Asset Purchase Agreement provides that, upon closing of the Asset Sale, the Company will receive aggregate cash consideration of $5,500,000, subject to a 10% escrow to provide funding for our obligation, under the Escrow Agreement, to ensure that ITI realizes a minimum specified direct gross profit percentage on the work performed under our contracts assumed by ITI and for our indemnification obligations to ITI. Assuming ultimate release to us of the entire escrowed amount, and after deduction of transaction costs in connection with the Asset Sale, we anticipate that net proceeds will be approximately $4,900,000. Of this amount, we anticipate that approximately $3,000,000 will be applied to repayment, to CERBCO, our ultimate parent company, of an intercompany loan.


     After completion of the Asset Sale, the Board of Directors anticipates that, after consideration in due course, it will undertake one or more transactions designed to maximize stockholder value. In this regard, subsequent to the execution of the Asset Purchase Agreement, on July 24, 2003, the Company entered into the Real Estate Contract of Sale for the sale of the Company's real estate assets. Management currently anticipates that additional transactions may take the form of a dissolution of the corporation, the liquidation of its remaining assets, and the ultimate distribution to stockholders of any assets remaining after satisfaction of our liabilities, including personnel termination and related costs, sale transaction expenses and final liquidation costs. In event of such a dissolution, the residual proceeds of the Asset Sale (together with the residual proceeds from the sale of our real estate assets) would become part of a pool of assets governed by the plan of dissolution. See "The Sale of Assets to ITI--Consideration; Use of Proceeds; Structure of the Company After the Asset Sale," "--Certain Financial Information," "Subsequent Real Estate Contract of Sale" and "Certain Financial Statements."

Structure of the Company After the Asset Sale (Page __)


     After completion of the Asset Sale and application of the net proceeds in the manner contemplated, and assuming ultimate release to us of the entire escrowed amount, and after deduction of transaction costs in connection with the Asset Sale, the Company will hold:

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  .  two contiguous parcels of improved real property located in Landover,
     Maryland, historically held for the purpose of housing our corporate headquarters and CIPP business operations and which are the subject of the Real Estate Contract of Sale, which contemplates the sale of these properties for a combined price of $5,215,000;

  . cash and cash equivalents in the approximate amount of $1,900,000, substantially all of which will represent residual net proceeds from the Asset Sale;

  .  residual inventory and equipment not part of the Asset Sale; and

  .  accounts receivable in the approximate amount of $2,000,000.

     The Company will not have any ongoing operations subsequent to the Asset Sale, other than those of its wholly owned subsidiary, TRY TEK Machine Works, which custom designs and builds machinery, including machinery used to rehabilitate pipelines using cured-in-place pipe processes.

     After completion of the Asset Sale, the Board of Directors anticipates that, after consideration in due course, it will undertake one or more transactions designed to maximize stockholder value and that such a transaction may take the form of a dissolution of the corporation, the liquidation of its remaining assets, and the ultimate distribution to stockholders of any assets remaining after satisfaction of our liabilities, including personnel termination and related costs, sale transaction expenses and final liquidation costs. In this regard, subsequent to the execution of the Asset Purchase Agreement, on July 24, 2003, the Company entered into the Real Estate Contract of Sale for the sale of the Company's real estate assets. See "Subsequent Real Estate Contract of Sale."

     Unless the Board concludes, in accordance with its fiduciary obligations, that dissolution of the Company and liquidation and distribution of its assets are not in the best interests of the Company and its stockholders, it intends to adopt a plan of dissolution and to submit the plan and the proposed dissolution to a vote of its stockholders no later than the Company's next annual meeting, currently scheduled for December 2003. Pursuant to such a plan, the Company would liquidate and pay out the net proceeds of the Asset Sale, the net proceeds of the sale of its real estate assets pursuant to the Real Estate Contract of Sale in the event that that sale ultimately is consummated, the net proceeds of any other sales of assets and any other remaining funds or assets to satisfy its obligations to its creditors and then, if any funds or assets remain, would make distributions to the holders of the Common Stock and Class B Common Stock on a pro rata basis. However, pursuant to the Asset Purchase Agreement, the Company has agreed that it will not make any dividend or distribution to its stockholders for a period of one year following the closing date or the Asset Sale, except to repay our outstanding loan to CERBCO. Therefore, even if the Board of Directors were to adopt, and our stockholders were to approve, a plan of dissolution, the plan could not permit distributions to our stockholders until one year has elapsed from the closing of the Asset


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Sale. See "The Sale of Assets to ITI--Consideration; Use of Proceeds; Structure
of the Company After the Asset Sale" and "--Terms of the Asset Purchase Agreement."


Certain Federal Income Tax Consequences (Page __)

     The Asset Sale will be treated by the Company as a taxable transaction for federal income tax purposes. Any gain resulting from the Asset Sale will be offset against East's net operating loss carryforwards and, consequently, we do not expect to incur any federal income tax liability as a result of the Asset Sale. There will be no direct federal income tax consequences to our stockholders as a result of the Asset Sale. See "The Sale of Assets to ITI--Certain Federal Income Tax Consequences."

Accounting Treatment (Page __)

     Upon completion of the Asset Sale, the Company will remove from its consolidated balance sheet the assets sold to ITI and will reflect therein the effect of the receipt and the use of the proceeds of the Asset Sale. The Company will record a gain on the sale of assets to ITI equal to the difference between the purchase price received and the book value of the assets sold in its consolidated statement of operations. See "The Sale of Assets to ITI--Accounting Treatment."

Action by the Board of Directors (Page__)

     The Board of Directors has unanimously concluded that the Asset Sale is in the best interests of East and its stockholders. Therefore, on June 18, 2003, the Board of Directors voted unanimously to approve the Asset Sale, the Asset Purchase Agreement and the Name Change. See "The Sale of Assets to ITI--Parties to the Asset Sale; Relationship of the Company to ITI--Current Negotiations."

Prior Stockholder Approval (Page __)

     Under Section 271 of the Delaware General Corporation Law and our Certificate of Incorporation, the sale of "all or substantially all" of the Company's property and assets requires approval by stockholders entitled to cast a majority of votes represented by the shares of Common Stock and Class B Common Stock present or represented at a meeting of stockholders at which all shares are present or represented. Likewise, under Section 242 of the Delaware General Corporation Law, an amendment to our Certificate of Incorporation requires the approval of a majority of the votes represented by the outstanding stock entitled to vote thereon. Pursuant to our Certificate of Incorporation, each share of Common Stock entitles the holder thereof to cast one vote, and each share of Class B Common Stock entitles the holder thereof to cast ten votes, on each matter submitted to a vote of the stockholders. Section 228 of the Delaware General Corporation Law generally provides that a Delaware corporation may substitute for action on a matter by its stockholders at a meeting the written consent of the holders of outstanding shares of capital stock holding at least the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the

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matter are present and voted. CERBERONICS, our controlling stockholder, which holds 1,414,850 shares of Common Stock and 296,141 shares of Class B Common Stock, representing an aggregate of 4,376,260 votes, or 62.2% of the voting power of all outstanding shares of Common and Class B Common Stock, has approved the Asset Sale, the Asset Purchase Agreement and the Name Change by means of a written consent. This action by written consent is sufficient to satisfy the stockholder approval requirement under the Delaware General Corporation Law, without action of our other stockholders. Therefore, you are not required, and are not being requested, to vote on the sale of assets to ITI pursuant to, or the Name Change in connection with, the Asset Purchase Agreement. See "Prior Stockholder Approval."

Dissenters' Rights (Page __)

     In accordance with the Delaware General Corporation Law and our Certificate of Incorporation, East's stockholders do not have dissenters' or appraisal rights in connection with the Asset Sale. See "The Sale of Assets to ITI--Dissenters' Rights."

Subsequent Real Estate Contact of Sale

     Subsequent to the date of the Asset Purchase Agreement, on July 24, 2004, we entered into the Real Estate Contract of Sale with LINLO Realty L.L.C., a privately held company ("LINLO"), for the sale of our real estate at a purchase price of $5,215,000. The Real Estate Contract of Sale is subject to a number of contingencies including, without limitation, a 70-day "study period" during which LINLO may investigate the status of title to the properties and conduct other investigations to determine the suitability of the properties for LINLO's intended use. In any event, the sale of our real estate assets is not expected to close until the end of November 2003. The Real Estate Contract of Sale has been approved unanimously by our Board of Directors but is not subject to a stockholder vote under applicable Delaware law. Therefore, stockholders are not being asked for proxies with respect to the contract of sale covering our real property, we have not provided stockholders with proxy cards, and there will be no stockholder action, with respect to the real property sale. See "Subsequent Real Estate Contract of Sale."


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A NOTE ABOUT FORWARD-LOOKING STATEMENTS

     This Information Statement contains certain forward-looking statements, including statements regarding our "expectations," "beliefs," "goals," "hopes," "strategies," and the like. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking those safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are subject to change at any time and from time to time and that could cause our actual results, performance or achievements to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results or developments to differ materially from those described in or contemplated or implied by such forward-looking statements include, without limitation, the risk that the assumptions upon which the forward-looking statements are based ultimately may prove to be incorrect or incomplete, that the transactions contemplated by the Asset Purchase Agreement will not be consummated in a timely manner or at all and that ITI will make claims against the portion of the purchase price placed in escrow or otherwise, as well as other risks and uncertainties that are described in the Company's filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future events or results. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

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                                TABLE OF CONTENTS


Prior Stockholder Approval......................................................
The Name Change.................................................................
The Sale of Assets to ITI.......................................................
         Parties to the Asset Sale; Relationship of the Company to ITI..........
         The Company............................................................
         ITI....................................................................
         Relationship of the Company and ITI....................................
         Background of and Reasons for the Asset Sale...........................
         Opinion of Raymond James & Associates, Incorporated....................
         Special Factors Regarding the Asset Sale...............................
         Assets Subject to Sale.................................................
         Consideration; Use of Proceeds; Structure of the Company...............
              After the Asset Sale..............................................
         Terms of the Asset Purchase Agreement..................................
              Purchase Price....................................................
              Escrow............................................................
              Representations and Warranties....................................
              Covenants and Agreements of the Company and ITI...................
              Conditions to Closing; Closing Date...............................
              Termination.......................................................
              Indemnification...................................................
         Dissenters' Rights.....................................................
         Certain Federal Income Tax Consequences................................
         Accounting Treatment...................................................
         Government Approvals...................................................
         Certain Financial Information..........................................
Subsequent Real Estate Contract of Sale.........................................
Voting Securities and Principal Holders thereof.................................
Where You Can Find Additional Information.......................................
Certain Financial Statements....................................................


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PRIOR STOCKHOLDER APPROVAL


     Our ability to sell our assets and change our corporate name without a meeting of our stockholders is authorized by Section 228 of the Delaware General Corporation Law. That section generally provides that a Delaware corporation may substitute for action on a matter by its stockholders at a meeting the written consent of the holders of outstanding shares of capital stock holding at least the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the matter are present and voted. In accordance with this provision, we obtained the written consent of CERBERONICS, our controlling stockholder, approving the sale of substantially all of the Company's non-real estate assets to ITI pursuant to the Asset Purchase Agreement and the related change in our corporate name to "INEI Corporation." As a result of the action of our controlling stockholder, we are not soliciting proxies, and there will be no further stockholder action on the Asset Sale, the Asset Purchase Agreement or the Name Change.

     Only holders of record of the Company's Common Stock and Class B Common Stock at the close of business on June 18, 2003 (the "Record Date") are entitled to notice of the action taken by written consent approving the Asset Sale, the Asset Purchase Agreement and the Name Change.

     Under Delaware law and our Certificate of Incorporation, the affirmative vote of a majority of the votes entitled to be cast by holders of all shares of our Common Stock and Class B Common Stock outstanding as of the close of business on June 18, 2003, the Record Date, voting together as a single class, was required to approve the Asset Purchase Agreement, the Asset Sale and the Name Change. Each holder of Common Stock was entitled to one vote and each holder of Class B Common Stock was entitled to ten votes on each of the foregoing matters, for each share of Common Stock or Class B Common Stock, as the case may be, held by such stockholder. As of the Record Date, there were outstanding 4,059,266 shares of Common Stock and 297,596 shares of Class B Common Stock. As of that date, CERBERONICS, our controlling stockholder, held 1,414,850 shares of Common Stock and 296,141 shares of Class B Common Stock and was entitled to cast a total of 4,376,260 votes, or 62.2% of the total votes entitled to be cast by all holders of our Common Stock and Class B Common Stock.

     The action by written consent approving the Asset Sale, the Asset Purchase Agreement and the Name Change was effective on June 18, 2003.


THE NAME CHANGE


     Pursuant to the Asset Purchase Agreement, we have agreed to change our corporate name and those of our subsidiaries which contain the words "Insituform," "MidSouth" or "insitu" or any derivation of those words to names which do not include those words. Therefore, our Board of Directors and controlling stockholder have


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approved an amendment to our Certificate of Incorporation changing our name to
"INEI Corporation."


THE SALE OF ASSETS TO ITI


     The terms and conditions of the Asset Sale, which is the sale of substantially all of our non-real estate assets to ITI, are set forth in the Asset Purchase Agreement, dated as of June 18, 2003. A copy of the Asset Purchase Agreement, excluding the exhibits or schedules thereto, but including a side letter dated June 18, 2003, is included as Appendix A to this Information Statement. The description in this Information Statement of the terms and conditions of the Asset Sale and of the Asset Purchase Agreement (including the Name Change) is a summary only and may not contain all of the information that is important to you. To fully understand the Asset Sale and the terms of the Asset Purchase Agreement, you should carefully read in its entirety the copy of the Asset Purchase Agreement included as Appendix A.


PARTIES TO THE ASSET SALE; RELATIONSHIP OF THE COMPANY TO ITI

     THE COMPANY


     The Company, including its subsidiaries, is engaged in the trenchless rehabilitation of underground sewers and other pipelines, principally using the patented Insituform(R) brand of cured-in-place-pipe, or CIPP, process to produce a shape-conforming "pipe-within-a-pipe." Since 1978, the Company has performed work in six Mid-Atlantic states and the District of Columbia using the Insituform(R) brand trenchless CIPP process under territorially exclusive sublicense agreements with ITI. Utilizing other trenchless CIPP processes, the Company's presently dormant, wholly owned subsidiary, Midsouth Partners, is entitled to operate substantially without geographic restriction. The Company's CIPP rehabilitation processes utilize custom-manufactured unwoven polyester fiber felt tubing, with an elastomeric coating on the exterior surface. The flat, pliable tube is later impregnated with a liquid thermosetting resin and the resin-saturated material is inserted in the pipe through an existing manhole or other access point. Using a temporary inversion duct and cold water pressure, the material is turned inside out as it is forced through the pipeline. When the inverted and inflated tube is fully extended, the cold water within it is recirculated through a heat-exchange unit. The heated water cures the thermosetting resin to form a new, hard, jointless, impact and corrosion resistant cured-in-place pipe within the original pipe. Lateral or side connections are then reopened by use of a remotely controlled cutting device.

     The Company was organized under the laws of the State of Delaware on February 26, 1970, under the name "Universal Construction and Supply Company." Its present name was adopted on August 24, 1978.


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     ITI


     ITI is a worldwide company specializing in the use of trenchless technologies to rehabilitate, replace, maintain and install underground pipes. ITI uses a variety of trenchless technologies, including the CIPP process utilized by the Company under its sublicenses from ITI.


     RELATIONSHIP OF THE COMPANY AND ITI

     General. On December 9, 1992, ITI, through its acquisition of Insituform Group, Ltd., N.V., acquired the worldwide patent rights for the Insituform(R) process. The Company is a sublicensee of ITI for use of the Insituform(R) process and has entered into six sublicense agreements with ITI. These sublicenses grant the Company exclusive rights to perform the Insituform(R) process in the designated territories of Virginia, Maryland, Delaware, Ohio (including portions of Kentucky), the District of Columbia, Pennsylvania and West Virginia. The sublicense agreements require the Company to pay ITI a base royalty of 8% of the revenue, excluding certain deductions, from all contracts using the Insituform(R) process, with a minimum annual royalty requirement for each licensed territory. As a result of the SAW Agreement described below and its provisions for a 0.5% royalty setoff, the Company's base royalty is effectively 7.5%. In the event the Company utilizes the Insituform(R) process outside its exclusive territories, the sublicense agreements require it to pay an additional "crossover" royalty ranging from 8% to 12% of the gross contract price.

     The sublicense agreements extend for the life of the underlying patents or patent rights, including any improvements or modifications extending such life, the last of which is scheduled to expire in 2017. The sublicense agreements may be terminated by the Company upon two calendar quarters' written notice to ITI. The agreements may only be canceled by ITI in certain specified circumstances. In addition, ITI has limited rights to approve the quality and specifications of equipment and materials not purchased directly from it.

     In 1981, the Company was assigned the rights to an agreement (the "SAW Agreement") regarding the introduction of potential Insituform(R) process sublicensees to ITI. The Company currently has the right to receive quarterly payments from ITI equal to 0.5% of contract revenues from Insituform(R) process installations in the Company's licensed territories.

     On December 29, 1997, the Company entered into a revised supply agreement with ITI pursuant to which the Company committed to purchase 90% of its Insitutube(R) requirements from ITI for an initial five-year period, from January 1, 1998 to December 31, 2002, subject to automatic one-year extensions unless either party provided notice of termination six months prior to the end of any such annual period. On June 24, 2002, the Company notified ITI of its election to terminate the agreement as of December 31, 2002, in order to negotiate a new agreement. A new supply agreement was negotiated effective January 1, 2003. The Company has also entered into a license agreement with NuPipe,


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Inc., previously a wholly owned, and now merged, subsidiary of ITI, for the sale and installation of preformed PVC thermoplastic pipe under the NuPipe(R) process and trademark. The Company's licensed NuPipe(R) territories are identical to its licensed Insituform(R) territories.

     Midsouth Partners. In December 1985, the Company, Insituform Southeast, Inc., and a wholly owned subsidiary of ITI established Midsouth Partners, a Tennessee general partnership, to serve as the exclusive licensee for the Insituform(R) process in Tennessee, the portions of Kentucky not already subject to the Company's sublicense and northern Mississippi. The Company was represented by three members of a seven-member management committee and was entitled to a 42.5% interest in partnership profits and losses. On June 12, 1996, as the result of a default by a partner under the Midsouth partnership agreement and a related arbitration award, the Company acquired the unilateral right to appoint a fourth member to the seven-member Midsouth Partners management committee and, therefore, obtained control of the management of the partnership.

     In March 1999, ITI gave notice of a purported termination of the Midsouth Partners partnership, purportedly terminated Midsouth Partners' Insituform(R) sublicense agreement and simultaneously commenced litigation in the Chancery Court of Delaware to deny Midsouth Partners any rights to further utilize CIPP rehabilitation processes as previously practiced under such sublicense. Midsouth Partners and the Company subsequently settled their disputes with ITI under the terms of an agreement reached July 20, 1999 (the "Midsouth Settlement Agreement").


     Under the Midsouth Settlement Agreement, Midsouth Partners, which previously had become a wholly owned subsidiary of the Company, obtained a royalty-free, non-exclusive right, without limitation in time, to continued use, within the partnership's previously licensed territory, of the process practiced pursuant to its since-terminated Insituform(R) sublicense agreement (described under "--General," above), as that agreement existed on July 20, 1999. Also effective July 20, 1999, Midsouth Partners executed a Felt Tube Supply Agreement with ITI for the optional purchase of felt tubes to be used in CIPP rehabilitation in the partnership's previously licensed territory. The agreement, with an initial five-year term, automatically extends for successive one-year periods unless notice of termination is provided by either party six months prior to the expiration date of the initial five-year period or any such annual period thereafter.


     ITI initiated a second lawsuit against the Company and Midsouth Partners on December 3, 1999, in which ITI sought certain rights belonging to the Company or to Midsouth Partners, including the Company's competitive rights as a licensee and the competitive rights of Midsouth Partners acquired pursuant to the Midsouth Settlement Agreement. This matter was tried in April 2002 and the Company's and Midsouth Partners' respective rights were confirmed. However, due to continued adverse business conditions in the Southeast region of the United States served by Midsouth Partners, including direct competition from ITI, the Company indefinitely suspended further operations of Midsouth Partners effective April 2002.


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     Prior Acquisition Overtures. Since 1985, and prior to the discussions culminating in the Asset Purchase Agreement, ITI had, on five occasions, made overtures or held preliminary discussions to purchase, merge or acquire control of, the Company, its ultimate parent company, CERBCO, or both. Of these five overtures, one ended with the expiration of a letter of intent (1990), two ended with decisions of the CERBCO Board not to respond to ITI's preliminary acquisition inquiries (1994, 1995) and two ended with formal withdrawals by ITI (1999, 2001).

     Current Negotiations. On December 9, 2002, following an earlier, preliminary telephone conversation between the Company's Vice President - Operations, Greg Laszczynski, and ITI's Vice President - North America, Carroll Slusher, George Wm. Erikson, the Company's Chairman and Robert W. Erikson, its Vice Chairman and President, who together constitute the Company's Chief Executive Officer Committee, together with Mr. Laszczynski, met with Mr. Slusher and Joseph White, ITI's Chief Financial Officer. During this meeting, the ITI representatives confirmed ITI's continuing interest in the potential acquisition of the Company's business and invited the Company to make a written proposal. In addition, effective December 9, 2002, the parties entered into a confidentiality agreement.


     Following review and approval by the Company's outside directors, on January 15, 2003, the Company submitted to ITI a written proposal outlining five alternative potential transaction structures. The five East alternatives consisted of (a) a sale of East's assets exclusive of accounts receivable and real property (and without assumption, by ITI, of the Company's liabilities);
(b) a sale of East's assets excluding real property (and without assumption, by ITI, of the Company's liabilities); (c) a sale of all of East's assets and an assumption of all of its liabilities (including Company's debt to CERBCO); (d) a merger of East with ITI ; and (e) the merger of both East and CERBCO with ITI.

     On February 28, 2003, ITI advised the Company that internal ITI considerations would delay any response to the Company's proposals until April or later. Following additional discussions with Company personnel, ITI reconsidered and indicated its willingness to move forward and, on March 31, 2003, ITI provided a draft letter of intent to the Company. Representatives of ITI and the Company met on April 4 to discuss the terms of the letter of intent and otherwise to conduct negotiations. Based on these negotiations, the parties elected not to enter into a letter of intent, but instead to proceed directly with negotiation of an operative asset purchase agreement. On April 15, 2003, the Company met with ITI representatives to negotiate further. At that meeting, ITI provided the Company with the initial draft of a proposed asset purchase agreement.


     On April 23, 2003, the ITI Board met and heard a presentation from its officers regarding the then-current status of negotiations and a summary of contemplated deal terms, including a proposed price of $5,500,000 in a partial asset purchase transaction. Following that presentation, the ITI Board authorized proceeding with negotiations consistent with the terms presented and ultimate consummation of a transaction

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consistent with such terms. Similarly, on April 30, 2003, the Boards of the
Company and CERBCO met and heard a presentation from their respective senior officers regarding the proposed transaction. Following those presentations, those Boards likewise authorized further negotiations consistent with the summary terms presented.


     The Company and CERBCO subsequently consulted with their respective outside counsel and investment banking experts and continued negotiations with ITI toward a final form of asset purchase agreement. On June 18, 2003, the Boards of the Company and of CERBCO were each presented a final form of asset purchase agreement for consideration and approval. Upon review and discussion with their respective outside counsel, and following presentations by their respective investment banking financial experts, the Company's Board authorized the execution of the final Asset Purchase Agreement and CERBCO's and CERBERONICS' Boards authorized the execution by CERBERONICS of a written consent approving the Asset Purchase Agreement and the Asset Sale in CERBERONICS' capacity as the Company's controlling stockholder. In addition, the CERBCO Board authorized the execution, by CERBCO, of a written consent approving the Asset Purchase Agreement and the Asset Sale.


BACKGROUND OF AND REASONS FOR THE ASSET SALE

     Since 1978, we have been almost exclusively engaged in the trenchless rehabilitation of underground sewers and other pipelines using the patented Insituform(R) brand of cured-in-place-pipe, or CIPP, process to produce a shape-conforming "pipe-within-a-pipe." By 1986, the Company had acquired Insituform(R) sublicenses for six Mid-Atlantic states and the District of Columbia from what is now ITI. These sublicenses provide for the payment of an approximate 8% royalty by the Company on the gross contract price for all of our contracts involving CIPP installation. In addition, they provide that other Insituform(R) licensees (and, today, ITI itself) may perform CIPP work in the Company's licensed territories only upon the payment of a 12% "crossover" royalty fee to the Company. Through 1990, virtually all installations of CIPP in North America were accomplished through approximately 13 independent licensees of the Insituform(R) patented process, and ITI (including its predecessor) limited its role to supplying technology and materials to licensees in exchange for royalty payments and materials sales.

     Since 1991, two major developments have altered the market conditions affecting, and prospects for, North American Insituform(R) licensees. First, in 1991, ITI purchased the remaining 2/3 interest of a smaller United States licensee (in which ITI had previously held a 1/3 investment interest) and, thereafter, delayed licensing such geographic area covered by its newly acquired licensee to an independent operator. Then, in 1992, ITI acquired the worldwide patent rights for the Insituform(R) process through the acquisition of Insituform Group, Ltd., N.V., and subsequently announced that it intended to change its business strategy not only to perform CIPP installations itself in all unlicensed territories, but also to acquire existing licensee operations and businesses as they might become available. By February 2000, every North American Insituform(R)


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licensee except the Company had sold its business directly or indirectly to ITI, and ITI had become the dominant CIPP installation company in the world.

     Second, until their expiration in 1994, two initial method patents relating to the Insituform(R) process effectively precluded the entry of other CIPP processes or contractors into the marketplace. Therefore, the Company and North American licensees of the Insituform(R) process benefited from the limited competitive alternatives to traditional "dig-and-replace" pipeline repair. While numerous additional patents existed and continue to exist in relation to the Insituform(R) process, the expiration of the two initial method patents effectively permitted the entry into the market of generic CIPP process alternatives, and numerous new entrants subsequently entered the marketplace. The 2003/2004 Directory of the North American Trenchless Technology Industry, published by Trenchless Technology magazine, currently lists over 230 contractors and over 130 manufacturers and suppliers under its "Pipe Relining" category.


     The influx, over time, of significant competition and subsequent industry over-capacity has had a dramatic adverse effect on the prices that we have been able to charge for CIPP installation, as the majority of the Company's potential customer work shifted from negotiated to lowest-bid contracting. In addition, generic CIPP competitors typically are required to make relatively small royalty payments, if any. Because it owns the Insituform(R) CIPP technology, ITI need not make royalty payments to third parties for the right to use such technology. In contrast, under its sublicense agreements with ITI, the Company is required to make royalty payments to ITI equal to approximately 8% of the gross contract price for all of its contracts involving CIPP installations.


     The combined effect of the entry of ITI as an indirect competitor, and potentially as a direct competitor, in the CIPP installation business and the entry of other, lower cost competitors into its markets, has severely and adversely affected the Company's competitive position and, consequently, its financial condition and results of operations. In particular, the Company has reported overall annual financial losses on a consolidated basis every fiscal year from 1997 to date. The Company's Board of Directors, therefore, has concluded that independent continuation by the Company in the CIPP marketplace is no longer economically viable or in the best economic interests of its stockholders. However, the Board believes the prospects for the Insituform(R) process in the Company's licensed territories under the lower cost structure of ITI could be excellent, absent the 12% crossover fee that ITI would no longer be required to pay to the Company for operations in its currently sublicensed territories if those sublicenses were terminated. Thus, by the acquisition of the Company's business and licenses, ITI would eliminate a material cost to enter or operate in East's large CIPP market territory. The Board believes that this makes ITI unique among potential purchasers of the Company, its business or assets, and that this unique value is reflected in the price ITI has agreed to pay for selected operating assets of East, East's on-going contracts and the absorption of East's licenses.

     The foregoing factors, among others (including the Fairness Opinion discussed below), all were considered by our Board of Directors during the course of its

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deliberations prior to authorizing execution of the Asset Purchase
Agreement, in light of the Board's knowledge of our business and each director's business judgment. In its deliberations, the Board of Directors did not quantify or otherwise attempt to assign relative weights to the specific factors considered in determining to approve (and to recommend that the stockholders approve) the Asset Sale and the Asset Purchase Agreement (including the Name Change). Rather, the Board made its determination based on the total mix of information available to it, and the judgments of the individual directors may have been influenced to different degrees by various factors. In light of the foregoing, the Board of Directors unanimously approved and adopted the Asset Purchase Agreement, and unanimously recommended that the Company's stockholders approve it, the Asset Sale and the Name Change.

OPINION OF RAYMOND JAMES & ASSOCIATES, INCORPORATED

     INTRODUCTION

     On June 18, 2003, Raymond James & Associates, Incorporated ("Raymond James") delivered its oral presentation and written opinion (the "Fairness Opinion") to our Board of Directors to the effect that, based upon and subject to the factors and assumptions set forth in its opinion, and as of that date, the consideration to be paid by ITI pursuant to the Asset Purchase Agreement was fair, from a financial point of view, to the Company.


     The full text of the Fairness Opinion is attached as Appendix C to this Information Statement and is incorporated herein by reference. The Fairness Opinion should be reviewed carefully, and in its entirety, to understand its scope and limitations. The full text of the Fairness Opinion sets forth assumptions made, matters considered and qualifications and limitations on the review undertaken, among other things. The Fairness Opinion was based on economic, market and other conditions as in effect on, and the information available to it as of, June 18, 2003, the date of the opinion. We urge you to read the Fairness Opinion carefully and in its entirety.


     Directed to our Board of Directors, the Fairness Opinion addresses only the fairness to the Company, from a financial point of view, of the consideration to be paid by ITI in the Asset Sale pursuant to the Asset Purchase Agreement. Raymond James delivered the opinion to our Board of Directors as part of the total mix of information our Board considered in determining whether to approve the Asset Sale and the Asset Purchase Agreement. Raymond James was not requested to opine as to, and its opinion does not address, anything other than the fairness, from a financial point of view, of the consideration to be received by the Company pursuant to the Asset Purchase Agreement. Raymond James was not requested to, and did not, opine as to the Company's intentions or plans with regard to its actions subsequent to the Asset Sale, including any plans for possible distributions to its stockholders or any plans regarding the allocation of potential distributions among the classes of its stockholders. The Fairness Opinion did not constitute a recommendation to any stockholder as to how such stockholder should vote.


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     In connection with their review of the proposed Asset Sale and the preparation of their opinion, Raymond James, among other things:

     1. reviewed the financial terms and conditions as stated in the Asset Purchase Agreement;

     2. reviewed the audited financial statements of the Company as of and for the years ended June 30, 1995 through June 30, 2002, and the unaudited financial statements for the quarters ended September 30, 1999 through March 31, 2003;

     3. reviewed the Company's Annual Reports filed on Forms 10-K or 10-KSB, including amendments thereto, for the years ended June 30, 1995 through June 30, 2002, and Quarterly Reports filed on Forms 10-Q or 10-QSB, including amendments thereto, for the quarters ended September 30, 1999 through March 31, 2003;

     4. reviewed other Company financial and operating information requested from and/or provided by the Company;

     5.   reviewed certain other publicly available information on the Company;

     6. discussed with members of the senior management of the Company certain information relating to the aforementioned and any other matters which Raymond James deemed relevant to its inquiry;

     7.   reviewed the terms and conditions of the NuPipe(R)and
          Insitutube(R)license agreements between the Company and ITI and its subsidiaries, including the historical amounts paid by the Company to ITI under the licenses;

     8. reviewed the minutes of the Company's Board of Directors' meetings for the period from March 2000 to March 2003;

     9. reviewed certain publicly available information relating to companies deemed by Raymond James to be comparable to the Company, including valuation parameters for such companies; and

     10. reviewed such other analyses and information as Raymond James deemed relevant for the purposes of the Fairness Opinion.

     FAIRNESS OPINION ANALYSES

     In the preparation of the Fairness Opinion, Raymond James assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to it by the Company, or any other party, and Raymond James has undertaken no duty or responsibility to verify independently any of such information. Raymond

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James did not make or obtain an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Raymond James, Raymond James assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and it relied upon each party to advise it promptly if any information previously provided became inaccurate or was required to be updated during the period of its review.

     The Fairness Opinion was based upon market, economic, financial and other circumstances and conditions existing and disclosed to it as of June 18, 2003, and any material change in such circumstances and conditions would require a reevaluation of this opinion, which Raymond James is under no obligation to undertake.

     In rendering its opinion, Raymond James assumed that the Asset Sale would be consummated on the terms described in the Asset Purchase Agreement. Furthermore, Raymond James assumed that, in all respects material to its analysis, the representations and warranties of each party contained in the Asset Purchase Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Asset Purchase Agreement, and that all conditions to the consummation of the Asset Sale will be satisfied without being waived.


     The following is a summary of the material analyses performed by Raymond James in connection with the preparation of the Fairness Opinion. This summary is provided for your convenience but is not a complete description of the analyses underlying the Fairness Opinion, for which you should review the complete text of the Fairness Opinion. In reaching Raymond James' opinion regarding the fairness of the Asset Sale, Raymond James did not rely solely upon any one analysis or any particular subset of these analyses but rather gave consideration to all of the analyses taken as a whole.


     Analysis of Publicly Traded Comparable Companies. Raymond James analyzed selected historical financial, operating, and stock market data of Insituform East, Inc. and other publicly traded companies that Raymond James deemed to be comparable to Insituform East, Inc. The ten companies deemed by Raymond James to be relevant for purposes of comparison to Insituform East, Inc. in terms of services offered, markets served, and business prospects were:

  .  Michael Baker Corp.
  .  Fluor Corp.
  .  Foster Wheeler
  .  Granite Construction
  .  Insituform Technologies, Inc.
  .  Jacobs Engineering Group
  .  Layne Christensen Co.
  .  The Shaw Group, Inc.


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  .  Washington Group Intl.
  .  American Plumbing & Mechanical

     Raymond James compared the proposed Asset Sale with selected historical financial, operating, and stock market data of other publicly traded companies that Raymond James deemed to be reasonably comparable to the Company in terms of services offered and markets served. This analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics, and in other factors that distinguish the Asset Sale from the publicly traded companies considered, because all of these factors, both individually and cumulatively, could affect the value of the comparable companies to which the Asset Sale is being compared.

     Raymond James examined certain publicly available financial data of the comparable companies, including the ratio of enterprise value (equity value, minority interests and total debt, including preferred stock, less cash and cash equivalents) to TTM (trailing-twelve-month) revenue; to TTM earnings before interest, taxes, depreciation, and amortization (EBITDA); and to the accounting value of the net assets (total assets excluding cash minus the total liabilities excluding debt) as of the most recent quarter.

     Raymond James then applied the ratios derived from its comparable company analysis to the Company's specific operating results in order to determine an implied enterprise value under each of the above financial measures.

     You should note that for the TTM period ending March 31, 2003, the Company had negative EBITDA. Further, the Company has only sporadically generated positive EBITDA during the past three years. Therefore, meaningful results based on the Company's EBITDA could not be calculated. Raymond James considered it important to highlight the Company's record of negative profitability, in contrast to the performance for the comparable companies used in the analysis. All but one of the comparable companies had positive EBITDA, and all but two had positive net income.

     Raymond James believes that companies with positive EBITDA and net income will likely have higher ratios of enterprise value to revenues than companies with negative EBITDA and net income.

     The following tables summarize the results of this analysis.

                                       11

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                       COMPARABLE COMPANY ANALYSIS SUMMARY

                                MARKET MULTIPLES

                                             RANGE          MEAN      MEDIAN
Total Enterprise Value/TTM Revenue        0.2x - 0.9x       0.4x       0.3x
Total Enterprise Value/TTM EBITDA         2.5x - 9.9x       5.6x       5.5x
Price/Book Value                          0.5x - 5.5x       1.8x       1.1x


                    IMPLIED EAST ENTERPRISE VALUE ($MILLION)

                                              RANGE       MEAN      MEDIAN
Total Enterprise Value/TTM Revenue        $1.28 - $7.95  $  3.3     $ 2.9
Total Enterprise Value/TTM EBITDA             * - *           *         *
Price/Book Value                          $0.54 - $6.44  $  2.1     $ 1.2

----------
* Less than $0.00.

     Analysis of Selected Merger and Acquisition Transactions. Raymond James compared the proposed Asset Sale with selected comparable merger and acquisition transactions. No transaction analyzed in Raymond James' comparable transaction analysis was identical to the proposed asset purchase. Accordingly, this analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics, and in other factors that distinguish the Asset Sale from the other transactions considered, because all of these factors, both individually and cumulatively, could affect the acquisition value of the target companies to which the Asset Sale is being compared.

     Raymond James performed an analysis of TTM (trailing-twelve-month) revenues and EBITDA for comparable merger and acquisition transactions that were announced between February 2000 and December 2002. The transactions deemed by Raymond James to be relevant for purposes of comparison to the Asset Sale were:

  .  The February 2000 transaction between Insituform Metro and ITI
  .  The April 2000 transaction between ENSR and Wingate Partners
  .  The July 2000 transaction between Stone & Webster and the Shaw Group
  . The October 2000 transaction between Roy F. Weston and American Capital Strategies
  . The December 2000 transaction between ThermoRetec and Windjammer Capital . The January 2001 transaction between Kinsel Industries and ITI
  .  The February 2001 transaction between Pitt-Des Moines and CBI Co.

                                       12

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  .  The February 2001 transaction between Law Gibb Group and Jacobs Engineering
     Group
  . The May 2001 transaction between Granite Construction and Halmar Builders of NY
  . The August 2001 transaction between McDermott E & C and Jacobs Canada, Inc. . The October 2001 transaction between Robert W. Hunt Co. and U.S.
     Laboratories
  .  The November 2001 transaction between The Law Group and MACTEC, Inc.
  .  The May 2002 transaction between Elmore Pipe Jacking, Inc. and ITI
  .  The May 2002 transaction between Terra-Mar, Inc. and U.S. Laboratories
  .  The June 2002 transaction between Ardaman & Associates and Tetra Tech
  .  The July 2002 transaction between Hudson Products and Hudson Parent Corp.
  .  The December 2002 transaction between Layne Christensen and Reynolds, Inc.
  .  The December 2002 transaction between J.A. Cummings and Perini Corp.

     Raymond James then applied the ratios derived from the comparable transaction analysis to the Company's specific operating parameters to determine the implied enterprise value under each of the above financial measures.

     As described above for the comparable company analysis, the results of the comparable transaction analysis were not meaningful in the case of EBITDA due to the Company's negative EBITDA. Raymond James believes that companies with positive EBITDA and net income will likely have higher ratios of enterprise value to revenues than companies with negative EBITDA and net income.

     The following tables summarize the results of this analysis.

          SELECTED MERGER AND ACQUISITION TRANSACTIONS ANALYSIS SUMMARY

                              TRANSACTION MULTIPLES

                                              RANGE          MEAN      MEDIAN
Total Enterprise Value/TTM Revenue         0.1x - 1.0x       0.5x        0.4x
Total Enterprise Value/TTM EBITDA          3.8x - 13.4x      5.6x        5.5x

                    IMPLIED EAST ENTERPRISE VALUE ($MILLION)

                                              RANGE         MEAN      MEDIAN
Total Enterprise Value/TTM Revenue         $0.78 - $8.23  $  4.0      $  3.7
Total Enterprise Value/TTM EBITDA              * - *           *           *

----------
* Less than $0.00.

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     Discounted Cash Flow Analysis. As part of its review of the proposed Asset
Sale, Raymond James requested copies of the Company's internal financial projections for fiscal 2004 and beyond. Company management informed Raymond James that no such internal long-term financial projections exist. In the absence of formalized financial forecasts prepared by the Company, Raymond James conducted a series of discussions with various management personnel in order to develop long-range East financial projections. As part of its efforts, Raymond James reviewed East's internal financial reports, and applied the most recent historical information in an effort to extrapolate the Company's projected financial results. The major revenue and cost categories for East were adjusted in the forecasts based upon guidance from East management. Raymond James assimilated these qualitative and quantitative factors into a four-year financial forecast for the Company. These financial forecasts were reviewed and endorsed by East management as being representative of its view of the Company's financial outlook, assuming that an (as-yet-unidentified) provider of financing and surety bonding for the 2003-2007 periods could be identified.

     Using the forecasts described above, Raymond James performed a discounted cash flow (DCF) analysis based upon the projected unlevered cash flows of East over the next four years. Raymond James considered the net present value (NPV) derived from this analysis to be relevant, since the proposed Asset Sale corresponds to the transfer of the primary operating assets of the Company.


     You should note that DCF analysis is a widely used valuation methodology, but it relies on numerous assumptions, including assets and earnings growth rates, terminal values, and discount rates. The traditional uncertainties related to DCF analysis are heightened in this case, since the financial projections used in the DCF analysis were not prepared directly by the Company. Rather, these projections were prepared by Raymond James using Company information and based upon guidance by management of the Company. Raymond James used the information and guidance provided by the Company without independently verifying the information or guidance. Raymond James made no warranty as to the accuracy of the projections, nor does it have any responsibility for the implementation of the forecasts. The actual performance of the Company may be substantially different from that implied by the forecasts used in the DCF analysis. As a result, you should note that the values derived from the DCF analysis are not necessarily reflective of the actual value of the Company.


     The DCF analysis consisted of two main factors, as follows:

     a) the estimated discounted cash flows of the Company during the four-year forecast period between March 31, 2003 and March 31, 2007; and,

     b) the estimated terminal value of the Company assuming a March 31, 2007 sale of the Company at a price based upon a multiple of revenues. The range of terminal value multiples for the assumed 2007 sale was derived from the comparable precedent transaction analysis described earlier. As described


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                           REVISED PRELIMINARY COPIES

          earlier, Raymond James was unable to use EBITDA multiples for the estimation of the terminal value analysis due to East's projected negative EBITDA over the forecast period. Raymond James believes that companies with positive EBITDA and net income will likely have higher ratios of enterprise value to revenues than companies with negative EBITDA and net income.

     The calculated present values of the discounted cash flows and the terminal value were added to yield an estimate of the enterprise value of East.

     Both the estimated cash flows and the projected terminal values were discounted to 2003 dollars at a sector-specific risk adjustment rate. The mid-point discount rate used in the DCF analysis was 11.8%, which was the estimated weighted average cost of capital for the engineering services industry [Standard Industrial Classification (SIC) Code 8711]. Based upon its DCF analysis, Raymond James calculated an enterprise value range for the Company, ranging from ($2.8) million to $1.6 million. The following table summarizes the results of this analysis.

                              DCF ANALYSIS SUMMARY

                    IMPLIED EAST ENTERPRISE VALUE ($MILLION)

                                               RANGE         MEAN       MEDIAN
Total Enterprise Value/TTM Revenue        ($2.80) - $1.60 ($   0.7)       --
Total Enterprise Value/TTM EBITDA              * - *           *           *

----------
* Less than $0.00.


     Raymond James is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Raymond James received a fee of $200,000 upon the delivery of its opinion and was reimbursed by the Company for out-of-pocket expenses in the approximate amount of $2,000. In addition, the Company has agreed to indemnify Raymond James against certain liabilities arising out of its engagement.


     In the ordinary course of its business, Raymond James may trade in the securities of the Company for its own account or for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

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SPECIAL FACTORS REGARDING THE ASSET SALE

     There are many factors that our stockholders should consider in reviewing the information contained in this Information Statement. Such factors include, but are not limited to, those set forth below and elsewhere in this Information Statement.

     We will continue to incur claims, liabilities and expenses, which will reduce the realizable value of our remaining assets and the amount potentially available for distribution to stockholders.

     Claims, liabilities and expenses from operations (such as salaries, directors' and officers' insurance, payroll and taxes, legal, accounting and consulting fees and miscellaneous office expenses) will continue to be incurred subsequent to the Asset Sale. These expenses will have to be satisfied from our remaining assets and, therefore, will reduce the net realizable value of those assets.

     We will continue to incur the expenses of complying with public company reporting requirements.

     We have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended, even though compliance with such reporting requirements is economically burdensome.

     Our shares may not continue to be freely tradable.


     Our Common Stock was delisted from the Nasdaq SmallCap Market(TM) on May 30, 2003 and now trades in the over-the-counter market and is listed for quotation under the trading symbol "INEI" on the Nasdaq Over-the-Counter (OTC) Bulletin Board (www.otcbb.com) and in the "Pink Sheets" (www.pinksheets.com). We expect that, subject to regulatory requirements, after the Asset Sale our Common Stock will continue to trade in this manner. However, by late 2003, the OTC Bulletin Board is expected to be replaced by a proposed new Bulletin Board Exchange (the "BBX"), which will, among other things, be able to deny listing to or delist issuers that fail to meet its listing standards. The listing standards for the new BBX have not as yet been made public, so there can be no assurance that our stock will meet such listing standards. In any event, the Board of Directors has reserved judgment as to whether it will seek to list our stock on the BBX. That decision will be made at a future date based upon, among other considerations, the costs of listing, the Company's ability to meet the listing standards and its then-current financial condition and prospects. In addition, in the event that, at a future date, the Board of Directors elects to adopt, and the stockholders approve, a plan of dissolution for and the dissolution of the Company, in connection with the filing of a certificate of dissolution pursuant to such a plan, the Company would expect to close its stock transfer books, as a result of which our shares would no longer be assignable or transferable except by will, intestate succession or operation of law, and to seek relief from our reporting obligations with the Securities and Exchange Commission. Upon occurrence of these events, your shares would no longer be freely transferable.


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ASSETS SUBJECT TO SALE

     The assets to be sold by the Company to ITI consist of substantially all of the Company's non-real estate assets, and include the following:

     (a)  Equipment, machinery, vehicles, supplies and spare parts;

     (b)  Inventory;

     (c) Customer contracts and binding bids or proposals including "cured-in-place pipe" customer contracts relating to the Company's business, as well as the backlog or future releases under our "cured-in-place pipe" customer contracts;

     (d)  The books, records, and other data related to the assets being sold;

     (e) Licenses, sublicenses and other contract rights held by the Company in connection with our business, including all Insituform(R) and NuPipe(R) licenses, sublicenses and rights to use or operate under Insituform(R) or NuPipe(R) patents or trademarks, and intangible or intellectual property rights, including know-how, relating thereto or to our business;

     (f) All permits, licenses, registrations or other authorizations required solely in connection with the Company's business of trenchless rehabilitation of underground manholes, sewers and other pipelines in effect as of the closing date of the Asset Sale, to the extent such permits, licenses, registrations and other authorizations are transferable; and


     (g) All rights to the names "Insituform(R)," "Insituform East," "MidSouth" and "insitu" and all derivatives thereof.


CONSIDERATION; USE OF PROCEEDS; STRUCTURE OF THE COMPANY AFTER THE ASSET SALE


     The Asset Purchase Agreement provides that, upon closing of the Asset Sale, the Company will receive aggregate cash consideration of $5,500,000, less a 10% escrow in connection with certain potential purchase price adjustments described below under "--Escrow" and satisfaction of claims for indemnification that ITI may have for breaches of our representations, warranties, covenants and other obligations under the Asset Purchase Agreement. In addition, ITI has agreed to assume liabilities with respect to the contracts that it is assuming and the intellectual property it is acquiring that arise on or after the closing date, except to the extent that such liabilities arise from any default by the Company prior to the closing date. Except for the liabilities specifically assumed by ITI, the Company will remain responsible for any liability or obligation arising against it, including, without limitation, any warranty, product liability or similar claims which arise

                           REVISED PRELIMINARY COPIES

in connection with services performed or products sold, manufactured or leased by the Company prior to the closing.

     Assuming ultimate release of the entire escrowed amount to us, and after deduction of transaction costs in connection with the Asset Sale, we anticipate that net proceeds will be approximately $4,900,000. Of this amount, we anticipate that approximately $3,000,000 will be used to retire an intercompany loan to East from CERBCO. This loan is in the principal amount of $3,000,000, bears interest at the prime rate, which is currently 4.0%, and is due on demand.


     After completion of the Asset Sale and application of the net proceeds in the manner contemplated, the Company will hold:


  . two contiguous parcels of improved real property located in Landover, Maryland, historically held for the purpose of housing our corporate headquarters and CIPP business operations (and which are the subject of the Real Estate Contract of Sale, which contemplates the sale of these properties for a combined price of $5,215,000);


  . cash and cash equivalents in the approximate amount of $1,900,000, substantially all of which will represent residual net proceeds from the Asset Sale;

  .  residual inventory and equipment not part of the Asset Sale; and

  .  accounts receivable in the approximate amount of $2,000,000.


     The Company will not have any ongoing operations subsequent to the Asset Sale, other than those of its wholly owned subsidiary, TRY TEK Machine Works, Inc. TRY TEK custom designs and builds special machinery, including machinery used to rehabilitate pipelines using cured-in-place pipe processes. It is located in Hanover, Pennsylvania and has four employees. The Board of Directors anticipates that it will seek to sell TRY TEK or its assets in one or more transactions.

     After completion of the Asset Sale, the Board of Directors anticipates that, after consideration in due course, it will undertake one or more transactions designed to maximize stockholder value and that such a transaction may take the form of a dissolution of the corporation, the liquidation of its remaining assets, and the ultimate distribution to stockholders of any assets remaining after satisfaction of our liabilities, including personnel termination and related costs, sale transaction expenses and final liquidation costs. In this regard, subsequent to the execution of the Asset Purchase Agreement, on July 24, 2003, the Company entered into the Real Estate Contract of Sale for the sale of the Company's real estate assets. See "Subsequent Real Estate Contract of Sale."

     Unless the Board concludes, in accordance with its fiduciary obligations, that dissolution of the Company and liquidation and distribution of its assets are not in the


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


                           REVISED PRELIMINARY COPIES

best interests of the Company and its stockholders, it intends to adopt a plan of dissolution and to submit the plan and the proposed dissolution to a vote of its stockholders no later than the Company's next annual meeting, currently scheduled for December 2003. Pursuant to such a plan, the Company would liquidate and pay out the net proceeds of the Asset Sale, the net proceeds of any other sales of assets and any other remaining funds or assets to satisfy its obligations to its creditors and then, if any funds or assets remain, would make distributions to the holders of the Common Stock and Class B Common Stock on a pro rata basis. However, pursuant to the Asset Purchase Agreement, the Company has agreed that it will not make any dividend or distribution to its stockholders for a period of one year following the closing date or the Asset Sale, except to repay our outstanding loan to CERBCO. Therefore, even if the Board of Directors were to adopt, and our stockholders were to approve, a plan of dissolution, the plan could not permit distributions to our stockholders until one year has elapsed from the closing of the Asset Sale. See "The Sale of Assets to ITI--Terms of the Asset Purchase Agreement."


TERMS OF THE ASSET PURCHASE AGREEMENT


     The following is a summary of the significant provisions of the Asset Purchase Agreement. To fully understand the Asset Sale and the terms of the Asset Purchase Agreement, you should carefully read in its entirety the copy of the Asset Purchase Agreement that is included as Appendix A to this Information Statement and is incorporated herein by reference.


     PURCHASE PRICE

     The purchase price for the assets that we have agreed to sell to ITI is $5,500,000 in cash, subject to a 10% escrow as described below.

     ESCROW


     At the closing, ITI will deposit $550,000 of the purchase price in an escrow account with an escrow agent to be selected by mutual agreement of the parties, pursuant to the terms of an escrow agreement entered into by the parties. We are not permitted to make any dividend or distribution, in any form or manner whatsoever, to our stockholders for a period of one year following the closing date, except to repay our outstanding loan to CERBCO. See "--Consideration; Use of Proceeds; Structure of the Company After the Asset Sale." The escrow account will be held to satisfy potential purchase price adjustments (as described below) and any claims for indemnification that ITI may have for breaches of the Company's representations, warranties, covenants or other obligations in the Asset Purchase Agreement, or such longer time as may be necessary to resolve claims that arose prior to expiration of such one-year period. At the end of the escrow period and following distribution of any escrowed amounts required for satisfaction of any purchase price adjustment or indemnification claims, and subject to the filing of a certificate of dissolution of the Company and the delivery of a legal opinion opining that we have taken sufficient steps regarding the filing of such certificate


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


                           REVISED PRELIMINARY COPIES

for dissolution, in accordance with the terms of the escrow agreement, the escrow agent will release or distribute the funds remaining in escrow, if any, to us.

     Because ITI has based the purchase price in part on backlog as of May 3, 2003 and the revenues that will be generated by ITI upon completion of the work required to satisfy the backlog (assuming direct gross profits (as described below) equal to 30% of revenues), we have agreed that we will not perform work at a rate that generates average monthly revenues greater than $860,000 per month between May 4, 2003 and the closing of the Asset Sale, in order to preserve a portion of the backlog. If we exceed this maximum in the aggregate, ITI may be entitled to a distribution from the escrow account in an amount equal to 30% of such excess, plus interest thereon through the date of payment accruing from the date of delivery by us to ITI of a statement with the calculation of the average monthly revenue from work performed from May 4, 2003 through the closing date. The actual percentage of direct gross profit under the assumed contracts for work performed by ITI after closing will be confirmed by the Company, based on actual operating results after closing as the assumed contracts are completed. As of the date of this Information Statement, the Company has not exceeded the work rate permitted under the Asset Purchase Agreement. Further, if the percentage of direct gross profits generated by the assumed contracts after closing is less than 30% of the revenues under those contracts (including any failure to achieve such level of direct gross profit due to latent defects in the estimates, work completed by us before closing, or other aspects of the jobs before closing), ITI will be entitled to a distribution from the escrow account at the end of the escrow term in the amount of such deficiency, net of the amount by which the gross profit achieved by ITI on the joint venture contracts between ITI and the Company exceeds a gross profit percentage of 23%. Direct gross profit is defined as revenue from a specific job less costs that are directly attributable to work performed on the specific job to generate that revenue, but without considering indirect costs or general and administrative costs, and will be calculated using the Company's accounting principles and policies. Gross profit is defined as revenue from a specific job less costs that are directly attributable to work performed on the specific job to generate that revenue together with indirect costs, and will be calculated using ITI's accounting principles and policies.

     To the extent any of the equipment or inventory to be acquired by ITI under the Asset Sale cannot be transferred to ITI at closing because it is missing or has been destroyed or consumed in the ordinary course of business, or if the parties mutually agree, in writing, that any equipment or inventory subject to the Asset Sale is to be retained by the Company, ITI is permitted to select additional equipment, as agreed by ITI and us, to be transferred at closing to replace the missing assets. Further, pursuant to a side letter agreement between us and ITI, we agreed to settle ITI's claims to certain accrued and unpaid royalties by transfer of certain equipment with a stated value of $200,000, which equipment will be part of the equipment acquired under the Asset Purchase Agreement. Pursuant to the side letter agreement, ITI has also agreed to accept equipment in payment of any deficiency if the closing inventory value of the acquired inventory is less than $730,000.

                           REVISED PRELIMINARY COPIES


     REPRESENTATIONS AND WARRANTIES

     The Asset Purchase Agreement contains various representations and warranties made by us for the benefit of ITI relating to, among other things:

     (a)  Our organization, good standing, corporate power and authority;

     (b) Our corporate authorization in relation to the Asset Purchase Agreement, the related transactions (including the Name Change) and related transaction documents to which we are a party;

     (c) The absence of conflict with our organization documents, material contracts, or applicable law as a result of the execution and delivery of, and performance under, the Asset Purchase Agreement;

     (d) The absence of third party approvals required for consummation of the transactions contemplated by the Asset Purchase Agreement;

     (e) The absence of defaults under our contracts that are being assumed by ITI;

     (f) Confirmation that consummation of the Asset Purchase Agreement will not result in a default under any of our contracts being assumed by ITI;

     (g) The absence of known and undisclosed claims pending or threatened against us due to product or contract warranties or defective products or services;

     (h)  The condition of our equipment;

     (i)  The title to and condition of our inventory;


     (j) The title to our intellectual property, the status of the intellectual property licenses used in our business, and the lack of infringement by us upon the intangible personal property rights of others;


     (k) Title to the assets being sold, and lack of encumbrances upon such assets;

     (l)  Employee and labor matters;

     (m) Absence of litigation against or adversely and materially affecting the assets being sold or which seeks to invalidate the contemplated transactions;

     (n) Compliance in all material respects with laws in connection with the conduct of our business and ownership of the assets being sold, including environmental laws, except as such violations of environmental laws

                           REVISED PRELIMINARY COPIES


          would not be reasonably expected to cause a material adverse change in ITI's ability to own the assets being sold after closing;

     (o) Our permits and the status and adequacy thereof for utilization of the assets being sold as currently employed in our business;

     (p)  Absence of claims for brokers' fees; and

     (q) The absence of cancellations or threatened cancellations by customers or suppliers of their relationships with us within the past 12 months.

     The Asset Purchase Agreement also contains various representations and warranties made by ITI for our benefit relating to, among other things:

     (a)  Its organization and good standing;

     (b) Its corporate authorization in relation to the Asset Purchase Agreement and the related transactions and related transaction documents to which it is a party;

     (c) The absence of conflict with ITI's organizational documents, contracts, or applicable law as a result of its execution and delivery of, and performance under, the Asset Purchase Agreement;

     (d) The absence of third party approvals required for consummation of the transactions contemplated by the Asset Purchase Agreement; and

     (e)  Absence of claims for brokers' fees.

     COVENANTS AND AGREEMENTS OF THE COMPANY AND ITI

     The Company and ITI have set forth various covenants and agreements in the Asset Purchase Agreement, including the following:

     Conduct of Business Pending Closing. Subject to certain limited exceptions, triggered if the closing does not occur by specified dates, we have generally agreed to conduct our business in the ordinary course consistent with past practice until the closing, except that new customer contracts may be handled through joint venture, teaming or similar agreements to be negotiated on a case by case basis between the Company and ITI. In furtherance of the foregoing, we have agreed, among other things, not to encumber, sell or transfer the assets being sold, except for inventory sold in the ordinary course of business; take any action which would, or could reasonably be expected to, result in a material adverse change in ITI's ability to own the assets being sold after closing; waive any claims against third parties, debts owed to us or rights with respect to the assets being sold and liabilities being assumed; settle or compromise any suits against us with respect to the assets being sold or liabilities being assumed; terminate or modify

                           REVISED PRELIMINARY COPIES


any of the assumed contracts; except as permitted by the Asset Purchase Agreement, enter into any agreement that would not permit the consummation of the contemplated transactions; or, take any action which would result in a breach of the Asset Purchase Agreement.


     Preservation of Organization. We have agreed to use our commercially reasonable efforts to preserve our business and the assets being sold, to keep available the services of our employees, and to preserve our favorable business relationships with our suppliers, customers and others with whom business relationships exist until the closing. We have also agreed not to take any action that would cause a material decrease in the value of the goodwill of our business.


     No Solicitation of Similar Transactions. Until the earlier of the closing of the Asset Sale or the termination of the Asset Purchase Agreement, we have agreed on our behalf and on behalf of our stockholders, directors, officers, partners, managers, members, employees, affiliates, agents and representatives (including any investment banker, attorney or accountant retained by us) not to
(a) make, encourage, facilitate, solicit, assist or initiate any inquiry or proposal, or provide any information to or participate in any negotiations with, any third party with respect to (1) a liquidation, dissolution, recapitalization, share exchange, business combination, merger or consolidation of the Company, (2) the purchase or sale of any of the assets of the Company being sold to ITI in the Asset Sale, other than the consumption of inventory in the ordinary course, (3) the purchase or sale of 15% or more of shares of any class of equity securities of the Company, (4) any tender offer or exchange offer that if consummated would result in any third party beneficially owning 15% or more of any class of equity securities of the Company or (5) any similar actions or transactions involving the Company, other than the transactions contemplated by the Asset Purchase Agreement, or (b) agree to or consummate any such transaction.

     We are, however, permitted to make any disclosures required by applicable law. In addition, under certain circumstances, we are specifically permitted to engage in discussions or negotiations with, or provide information to, a third party in response to an unsolicited bona fide written proposal or offer for a transaction similar to those enumerated in clause (a) of the preceding paragraph by any such third party; provided, that, (i) if the transaction relates to the sale of assets, our Board of Directors determines that the failure to provide such information or engage in such negotiations or discussions is or is reasonably likely to result in a breach of its fiduciary duties; (ii) prior to providing any information or data to any third party in connection with a proposal or offer for such a transaction, we receive an executed confidentiality agreement from such third party; and (iii) prior to providing any information or data to any third party or entering into discussions or negotiations with such party, we notify ITI promptly of the inquiry or offers we received, indicating the name of such inquirer and providing to ITI a copy of the written proposal or offer. We are obligated to update ITI on the status of negotiations and to inform any third parties of our obligations as to nonsolicitation, as described above.

                           REVISED PRELIMINARY COPIES


     Fulfillment of Closing Conditions. Both the Company and ITI have agreed to act or refrain from acting, as the case may be, so that each of its representations and warranties set forth in the Asset Purchase Agreement shall be true on and as of the closing, and each party has agreed to use its commercially reasonable efforts to ensure that the Asset Sale will be consummated. Each party has also agreed to cooperate fully with the other in taking any actions to obtain required approvals and to use its commercially reasonable efforts to comply with any conditions imposed by a governmental authority in connection with any such approval.

     Maintenance of Assets. Subject to the limitations on the conduct of our business, we have agreed to repair and replace any of the acquired equipment, as necessary to preserve the equipment in normal operating condition, ordinary wear and tear excepted.

     Confidentiality. We entered into a confidentiality agreement with ITI, dated December 9, 2002. The confidentiality agreement will remain enforceable and in effect until the closing of the Asset Sale. After the closing, all information relating to our business, the acquired assets or the liabilities assumed by ITI will be deemed to be the confidential information of ITI. We have agreed to hold such confidential information in the strictest confidence, and not to disclose such confidential information without the prior written consent of ITI, except as required by law.

     Public Announcements. The Company and ITI have agreed not to issue any press release or other announcement with respect to the transactions contemplated by the Asset Purchase Agreement without the prior written consent of the other party, except if required by applicable law, in which case the party making the disclosure will consult with the other parties prior to making the announcement.

     Non-Solicitation. For a period of the lesser of (i) five years following the closing date of the Asset Sale or (ii) three years following the effective date of our corporate dissolution (the "Nonsolicitation Period"), we have agreed that we will not, in any manner or at any time, directly or indirectly, solicit or encourage any third party to cease doing business with ITI or any of its affiliates or solicit or encourage any employee(s) of ITI or of any its affiliates to cease being employed by ITI or its affiliates.

     Noncompete. During the Nonsolicitation Period, we have agreed not to engage, or have any interest in any other entity engaged, in a business which is similar to or competitive with the business of trenchless rehabilitation of underground manholes, sewers and other pipelines anywhere in the United States. However, we are permitted to own less than 5% of any publicly held company that engages in such business; sell or otherwise dispose of any assets not purchased by ITI; perform Spraywall(TM) work unless and until ITI irrevocably exercises its option to acquire the Spraywall(TM) license; continue to operate or sell the business of TRY TEK Machine Works, Inc., other than the manufacture, use or sale of any items which are subject to ITI's patents or proprietary or confidentiality rights; and perform any work required to be performed by us under warranties given by us with respect to work performed before the closing of the Asset Sale.

                           REVISED PRELIMINARY COPIES


     Mutual Release. The Company and ITI have each agreed to release the other from any and all claims or losses, whether known or unknown, which the releasing party has or may have as of the closing date against the other party and which arise from any business relationship between the Company and ITI relating to the assets to be acquired by ITI, other than certain rights under the Asset Purchase Agreement.

     Post-Closing Actions by the Company. We have agreed that, after closing of the Asset Sale, we will (i) consider in good faith the dissolution of the Company and, unless it is determined by our Board of Directors in accordance with its fiduciary duties that such dissolution is not in the best interest of the Company and its stockholders, to submit a proposed dissolution to a vote of our stockholders no later than our next annual meeting, which currently is scheduled for December 2003 and (ii) if such a dissolution is approved by our stockholders in accordance with Delaware law, to file a certificate of dissolution with the Delaware Secretary of State. We have also agreed to cause certain of our subsidiaries to consider the same. Further, we have agreed to change our corporate name and those of our subsidiaries the names of which contain the words "Insituform," "MidSouth" or "insitu" or any derivation of those words to names which do not include those words. Therefore, our Board of Directors and controlling stockholder have approved the Name Change, which is an amendment to our Certificate of Incorporation changing our name to "INEI Corporation."

     License to Use Marks. ITI has granted us a non-exclusive, royalty-free license to use the names "Insituform," "Insituform East," "MidSouth" and "insitu," including any derivations thereof and any trademarks or trade dress related thereto for the limited purposes of winding down our business, as currently contemplated; using our current stock of stationery (provided that we indicate we formerly operated under the names or trademarks used); and using any existing signs or displays on real or personal property until such property is sold or the lease for such property has expired.

     Employees. ITI has agreed to offer employment to those of our employees that it desires to employ post-closing in its sole and unfettered discretion, specifically excluding certain specified employees, and the Company has agreed to use its reasonable efforts to encourage such employees to become employees of ITI and not to act in any derogatory manner towards or with respect to ITI or take any action to prevent any such employee from being employed by ITI from and after the closing date.


     Third Party Consents. We have agreed to use commercially reasonable efforts to obtain all third party consents for the assignment of the acquired assets. In the event we are unsuccessful in obtaining a required consent, we have agreed to cooperate in any arrangement ITI may reasonably request in order to provide ITI the benefit of any acquired asset that is affected.

                           REVISED PRELIMINARY COPIES


     CONDITIONS TO CLOSING; CLOSING DATE

     The closing of the transactions contemplated by the Asset Purchase Agreement is scheduled to take place on the second business day after at least 20 calendar days have elapsed following the date on which we send this Information Statement to our stockholders. Our obligation to complete the Asset Sale is subject to the satisfaction or waiver of, among others, the following conditions:

     (a) ITI's representations and warranties in the Asset Purchase Agreement that are qualified by materiality must be true and correct, and ITI's representations and warranties not so qualified must be true and correct in all material respects;

     (b) ITI must have complied in all material respects with the terms, covenants and conditions set forth in the Asset Purchase Agreement;

     (c) No litigation or other proceeding shall have been instituted or threatened against any party to the Asset Purchase Agreement to prevent the consummation of the transactions contemplated;

     (d) ITI must have paid the purchase price and delivered the Assignment and Assumption Agreement and the Escrow Agreement related to the Asset Sale; and

     (e) The Asset Purchase Agreement and the transactions contemplated thereby, including the Name Change, shall have been duly approved by our stockholders.

The condition set out in clause (e) has been satisfied by the delivery, by CERBERONICS, of its written consent dated June 18, 2003 approving the Asset Sale, the Asset Purchase Agreement and the Name Change.

     ITI's obligations to complete the Asset Sale and assume the identified liabilities are subject to the satisfaction or waiver of, among others, the following conditions:

     (a) Our representations and warranties in the Asset Purchase Agreement that are qualified by materiality must be true and correct, and our representations and warranties that are not so qualified must be true and correct in all material respects;

     (b) We must have complied in all material respects with the terms, covenants and conditions set forth in the Asset Purchase Agreement;


     (c) We shall have received all third party consents and approvals required to consummate the contemplated transactions;

                           REVISED PRELIMINARY COPIES

     (d) Nothing shall have occurred resulting in a material adverse change in ITI's ability to own the assets being sold after closing;

     (e) No litigation or other proceeding shall have been instituted or threatened against any party to the Asset Purchase Agreement to prevent the consummation of the transactions contemplated;

     (f) ITI shall have completed its due diligence investigation and review of the Company, and the results must be to ITI's satisfaction;

     (g) The Asset Purchase Agreement and the transactions contemplated thereby, including the Name Change, shall have been duly approved by the Company's stockholders;

     (h) The Company shall have delivered to ITI a Bill of Sale, the Assignment and Assumption Agreement, the Escrow Agreement, and a legal opinion from our counsel; and


     (i) At least 20 calendar days shall have elapsed since the date we sent this Information Statement to our stockholders.


     On June 18, 2003, ITI informed the Company, in writing, that the due diligence condition contained in clause (f) above and the legal opinion condition contained in clause (h) above had been satisfied. In addition, the condition set out in clause (g) has been satisfied by the delivery, by CERBERONICS, of its written consent dated June 18, 2003 approving the Asset Sale, the Asset Purchase Agreement and the Name Change.

     Notwithstanding the foregoing, we may agree with ITI, in writing, to hold the closing at another time or date.


     The parties are working toward completing the Asset Sale as quickly as possible. This Information Statement is being sent to you on or about [August _, 2003]. We currently expect that the Asset Sale will close on or after [________ ___, 2003], which is the second business day after 20 calendar days have elapsed following the mailing date of this Information Statement.


     TERMINATION

     The Asset Purchase Agreement and the transactions contemplated thereby may be terminated at any time prior to closing:

  . By ITI if, (i) there has been a material breach of any of our representations or warranties that is not otherwise qualified by materiality, (ii) there has been a breach of any of our representations or warranties that is qualified by materiality, (iii) there has been a material breach or nonfulfillment of any of our covenants or agreements,
     (iv) any event or series of events occurs that individually or in the

                           REVISED PRELIMINARY COPIES


     aggregate with all such events could result in a material adverse change in ITI's ability to own the assets being sold after closing, (v) the closing has not occurred on or before the earlier of (A) September 30, 2003 or (B) the later of (I) August 31, 2003 or (II) 20 days after the Company has finally resolved any comments from the staff of the SEC with respect to this Information Statement, but in no event later than September 20, 2003, or (vi) if our Board of Directors (A) withdraws or modifies in an adverse manner its approval or recommendation of the Asset Purchase Agreement and related transactions, or (B) approves or publicly recommends an alternative transaction as specified in the Asset Purchase Agreement;

  . By the Company if, (i) there has been a material breach of any representation or warranty of ITI that is not otherwise qualified by materiality, (ii) there has been a breach of any representation or warranty of ITI that is qualified by materiality, (iii) there has been a material breach or nonfullfilment of any covenant or agreement of ITI, or (iv) it would have provided written notice to ITI, prior to the receipt of stockholder approval of the Asset Purchase Agreement and the transactions contemplated thereby (which it received on June 18, 2003), if our Board of Directors (A) had received an acquisition proposal that is superior and meets certain requirements set forth in the Asset Purchase Agreement and
     (B) had determined in good faith that the transactions contemplated by the Asset Purchase Agreement were no longer in the best interests of the Company and its stockholders;

  . By the Company or ITI, by written notice to the other, if the stockholders of the Company had not approved the Asset Purchase Agreement and the transactions contemplated thereby either by written consent or at a stockholder meeting held for such purpose and as required in the Asset Purchase Agreement; or

  .  By mutual written agreement of the parties.

     In the event that (i) the Company terminates the Asset Purchase Agreement and related transactions as a result of an acquisition proposal that is superior and meets certain requirements set forth in the Asset Purchase Agreement and after a determination by its Board of Directors, in good faith, that the transactions contemplated by the Asset Purchase Agreement are no longer in the best interests of the Company and its stockholders or (ii) ITI exercises its right to terminate the Asset Purchase Agreement and related transactions as a result of our Board's withdrawal or modification of its approval or recommendation of the Asset Purchase Agreement and related transactions or approval or public recommendation of a specified, alternative transaction, then the Company is required to pay ITI $200,000 in consideration of the expenses incurred, efforts expended and opportunities lost by ITI up to the date of termination.

                           REVISED PRELIMINARY COPIES


     INDEMNIFICATION

     We have agreed to indemnify, defend and hold harmless ITI and its directors, officers, employees, representatives and agents from and against any and all damages or losses suffered or incurred arising from breach or non-fulfillment of our covenants, any breach of our representations and warranties (without regard to any qualification as to materiality or knowledge), any excluded liabilities, our pre-closing operations and business (except for assumed liabilities), and our post-closing operations and business, including, without limitation, winding up or dissolution of the Company. To the extent that ITI's indemnification claims exceed the amounts placed in escrow, ITI will have a right of action against us for the excess. Our aggregate liability for such indemnification claims is limited to the purchase price under the Asset Purchase Agreement.

     ITI has agreed to indemnify, defend and hold harmless the Company and its directors, officers, employees, representatives and agents from and against any and all damages or losses suffered or incurred arising from breaches of ITI's representations, warranties and covenants and any post-closing operations of ITI, including those with respect to the acquired assets. ITI's aggregate liability is limited to the purchase price under the Asset Purchase Agreement.

     The parties have agreed that the representations, warranties and covenants shall survive for three years from the closing date, except as expressly stated otherwise in a covenant and except for those representations and warranties relating to: (1) our organization, good standing, corporate power and authority;
(2) our corporate authority in relation to the Asset Purchase Agreement and related transactions; and, (3) the absence of conflicts with our organizational documents, material contracts or applicable law due to our execution and delivery of, and performance under, the Asset Purchase Agreement, each of which will survive indefinitely unless we choose to dissolve, in which case, they will survive for three years after the date of our dissolution. Neither our liability nor that of ITI for indemnification claims under the Asset Purchase Agreement can exceed the purchase price (as defined in the Asset Purchase Agreement). Neither party is obligated to indemnify the other unless the aggregate of all claims by the party seeking indemnification exceeds $10,000, at which time the indemnifying party shall be liable only for the amounts in excess of $10,000. Further, we are not obligated to indemnify ITI for any breaches of our representations and warranties that are qualified by our knowledge, unless the aggregate of all indemnification claims made by ITI exceeds $50,000, at which time we are liable only to the extent such claims exceed $15,000 in the aggregate (notwithstanding the $10,000 limitation set forth in the preceding sentence).

DISSENTERS' RIGHTS

     In accordance with the Delaware General Corporation Law, our stockholders do not have dissenters' or appraisal rights in connection with the Asset Sale.

                           REVISED PRELIMINARY COPIES


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Asset Sale will be treated by the Company as a taxable transaction for federal income tax purposes. Any gain resulting from the sale will be offset against East's net operating loss carryforwards and, consequently, we do not expect to incur any federal income tax liability resulting from the Asset Sale. There will be no direct federal income tax consequences to our stockholders as a result of the Asset Sale.

ACCOUNTING TREATMENT

     Upon completion of the Asset Sale, the Company will remove from its consolidated balance sheet the assets sold to ITI and will reflect the effect of the receipt and the use of the proceeds of the sale therein. The Company will record a gain on the sale of assets to ITI equal to the difference between the purchase price received and the book value of the assets sold in its consolidated statement of operations.

GOVERNMENT APPROVALS

     Except for compliance with the applicable regulations of the Securities and Exchange Commission in connection with this Information Statement and of the Delaware General Corporation Law in connection with the Asset Sale, we are not required to comply with any federal or state regulatory requirements, and no federal or state regulatory approvals are required in connection with Asset Sale (although we are required to obtain approvals for the assignment of certain contracts with governmental entities and for permits proposed to be transferred to ITI).


CERTAIN FINANCIAL INFORMATION

     See "Certain Financial Statements" for unaudited financial information relating to the portions of the Company not subject to the Asset Purchase Agreement and pro forma financial information reflecting the Asset Sale. Our Annual Report on Form 10-KSB/A for the fiscal year ended June 30, 2002 and our Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2003 accompany this Information Statement and contain the Company's historical financial statements.

SUBSEQUENT REAL ESTATE CONTRACT OF SALE

     Subsequent to the date of the Asset Purchase Agreement, on July 24, 2004, we entered into the Real Estate Contract of Sale with LINLO, a privately held company, for the sale of our real estate at a purchase price of $5,215,000. The Real Estate Contract of Sale is subject to a number of contingencies including, without limitation, a 70-day "study period" during which LINLO may investigate the status of title to the properties and conduct other investigations to determine the suitability of the properties for LINLO's intended use.

                           REVISED PRELIMINARY COPIES

     Pursuant to the Real Estate Contract of Sale, at the time of its execution, LINLO placed into escrow a good faith deposit in the amount of $25,000. In the event that LINLO does not terminate the Real Estate Contract of Sale during the study period, then prior to the expiration of the study period LINLO will make an additional deposit in the amount of $125,000 (for a total deposit of $150,000). If, subsequent to the expiration of the study period, LINLO fails for any reason to consummate the purchase of the real estate pursuant to the Real Estate Contract of Sale, then East is entitled to retain the entire amount of the deposit as liquidated damages.

     The Real Estate Contract of Sale provides that closing will occur, if at all, no earlier than September 30 and no later than December 1, 2003, with the precise closing date to be set by agreement of the parties.

     The Real Estate Contract of Sale has been approved unanimously by our Board of Directors but is not subject to a stockholder vote under applicable Delaware law. Therefore, stockholders are not being asked for proxies with respect to the contract of sale covering our real property, we have not provided stockholders with proxy cards, and there will be no stockholder action, with respect to the real property sale.

     We have filed a copy of the Real Estate Contract of Sale as an exhibit to our Current Report on Form 8-K dated July 24, 2003. Copies are available from the Securities and Exchange Commission. See "Where You Can Find Additional Information."

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of the Record Date, there were outstanding 4,059,266 shares of Common Stock, $0.04 par value, and 297,596 shares of Class B Common Stock, $0.04 par value per share.

     The following table sets forth certain information known to us regarding the beneficial ownership of our Common Stock and Class B Common Stock as of the Record Date by:

        . each person or group known by us to own beneficially more than 5% of either our Common Stock or our Class B Common Stock;

        . each of our directors and executive officers owning any shares of our Common Stock; and

        .  all of our directors and executive officers as a group.

As of the Record Date, none of our directors or executive officers owned any shares of Class B Common Stock.

     We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, the persons included in the table have sole voting and investment power with respect to all shares beneficially owned thereby. Shares subject to options that are currently exercisable or that become exercisable within 60 days of the Record Date are treated as outstanding and beneficially owned by the holder of such options. However, these shares are not treated as outstanding for purposes of computing the percentage ownership of any other person.

                            PRELIMINARY COPIES

                                         Common Stock       Class B Common Stock
                                     ---------------------  --------------------

                                       Number    Percent      Number   Percent
       Name and Address/1//          of Shares   of Class   of Shares  of Class
--------------------------------     ----------  ---------  ---------  ---------
CERBERONICS, Inc. /2//                1,414,850  34.9%/3//   296,141   99.5%/3//

Robert W. Erikson, a Director,       75,000/5//     1.8%       -0-        -0-
Vice Chairman and President/4//

George Wm. Erikson, a Director,      91,500/5//     2.2%       -0-        -0-
Chairman and General Counsel/4//

Webb C. Hayes, IV, a Director        75,000/5//     1.8%       -0-        -0-

Paul C. Kincheloe, Jr., a            75,000/5//     1.8%       -0-        -0-
Director

John F. Mulhall, Vice President      40,000/6//     1.0%       -0-        -0-
of Sales and Marketing

Gregory Laszczynski, Vice            40,000/6//     1.0%       -0-        -0-
President of Operations

Robert F. Hartman, Vice              30,000/7//     0.7%       -0-        -0-
President of Finance and
Administration, Secretary,
Treasurer and Chief Financial
Officer

All directors and executive           426,500       9.5%       -0-        -0-
officers as a group (8 persons,
including the individuals named
above)

----------
/1// The business address of each person named is 3421 Pennsy Drive, Landover, Maryland 20785.

/2//  CERBERONICS, Inc. is a wholly owned subsidiary of CERBCO, Inc.

/3// Through its ownership of such percentages of the outstanding shares of Common Stock and Class B Common Stock, CERBERONICS, Inc. is entitled to cast 62.2% of all votes entitled to be cast on matters on which holders of shares of Common Stock and Class B Common Stock vote together.

/4// Messrs. George Wm. Erikson and Robert W. Erikson own 39.5% and 44.9%, respectively, of the outstanding shares of Class B Common Stock of CERBCO, Inc. On the basis of their stock holdings and management positions in CERBCO, Inc., of which CERBERONICS is a wholly owned subsidiary, they could act together to control either the disposition or the voting of the shares of the Company's Common Stock or Class B Common Stock held by CERBERONICS. Messrs. George Wm. Erikson and Robert W. Erikson are brothers.

                               PRELIMINARY COPIES

/5// Includes 75,000 shares of Common Stock subject to currently exercisable options.

/6// Includes 40,000 shares of Common Stock subject to currently exercisable options.

/7// Includes 30,000 shares of Common Stock subject to currently exercisable options.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We file annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the Public Reference Section at the Securities and Exchange Commission at 450 Fifth Street, NW, Judiciary Plaza, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information about issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Our public filings are also available to the public from commercial document retrieval services.

                          CERTAIN FINANCIAL STATEMENTS

                          INSITUFORM EAST, INCORPORATED
                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Pro Forma Condensed Consolidated
       Financial Statements (unaudited)......................................F-2

Notes to Pro Forma Condensed
       Consolidated Financial Statements (unaudited).........................F-7

Condensed Consolidated Financial
       Statements of Disposed Business (unaudited)...........................F-8

Notes to Condensed Consolidated Financial
       Statements of Disposed Business (unaudited)..........................F-13

                          INSITUFORM EAST, INCORPORATED
              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

        The following unaudited pro forma condensed consolidated financial statements of Insituform East, Incorporated (the "Company") are derived from the application of pro forma adjustments to our historical consolidated financial statements and give effect to the sale to Insituform Technologies, Inc. ("ITI") of substantially all of the Company's non-real estate assets and on-going business. These statements do not reflect the subsequent sale of substantially all of the Company's real property pursuant to a Contract of Sale dated July 24, 2003.

        The unaudited pro forma condensed consolidated statements of operations for the fiscal years ended June 30, 2002 and 2001, and the nine months ended March 31, 2003, have been prepared as if the transaction had been completed on July 1, 2000 and reflect the cessation of substantially all of the Company's operations as of that date. These statements do not reflect an estimated gain on the transaction of $4,510,000 (proceeds of $5,500,000 less the net book value of assets sold of $990,000) or estimated transaction expenses of $600,000.

        The unaudited pro forma condensed consolidated balance sheet as of March 31, 2003 has been prepared as if the transaction had been completed on March 31, 2003.

        Pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma condensed consolidated statements of operations do not purport to be indicative of what our operations would have been had the transaction taken place on the date indicated, nor does the unaudited pro forma condensed consolidated balance sheet purport to be representative of what our financial position would have been had the transaction taken place on the date indicated.

        These unaudited pro forma condensed consolidated financial statements should be read in conjunction with our audited historical financial statements, and the related notes thereto, as filed with the Securities and Exchange Commission.

                          INSITUFORM EAST, INCORPORATED
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (unaudited)

                                                                             Year Ended June 30, 2002
                                                 ---------------------------------------------------------------------------------
                                                                       Adjustments to
                                                                     Reflect Operations         Adjustments
                                                                        of Disposed           Relating to Asset
                                                    Historical           Business                   Sale               Pro Forma
                                                 ---------------     ------------------       -----------------      -------------
Sales:
 Insituform East, Inc.                           $    17,500,710     $      (17,500,710)/(1)/ $               -      $           -
 Try Tek Machine Works, Inc.                             651,956                 79,506 /(2)/                 -            731,462
                                                 ---------------     ------------------       -----------------      -------------
  Total Sales                                         18,152,666            (17,421,204)                      -            731,462
                                                 ---------------     ------------------       -----------------      -------------
Costs and Expenses:
 Cost of sales:
  Insituform East, Inc.                               16,121,314            (16,121,314)/(1)/                 -                  -
  Try Tek Machine Works, Inc.                            713,171                      -                       -            713,171
                                                 ---------------     ------------------       -----------------      -------------
   Total cost of sales                                16,834,485            (16,121,314)                      -            713,171
 Selling, general and administrative expenses          3,214,704             (2,014,704)/(3)/                 -          1,200,000
                                                 ---------------     ------------------       -----------------      -------------
    Total Costs and Expenses                          20,049,189            (18,136,018)                      -          1,913,171
                                                 ---------------     ------------------       -----------------      -------------

Loss from Operations                                  (1,896,523)               714,814                       -         (1,181,709)

Investment Income                                         10,014                      -                       -             10,014
Interest Expense                                        (280,120)                     -                 159,000/(4)/      (121,120)
Other Income (Expense) - net                              76,138                      -                       -             76,138
                                                 ---------------     ------------------       -----------------      -------------

Loss Before Income Taxes                              (2,090,491)               714,814                 159,000         (1,216,677)

Credit for Income Taxes                                  683,000                      -                       -            683,000
                                                 ---------------     ------------------       -----------------      -------------

Net Loss                                         $    (1,407,491)    $          714,814       $         159,000      $    (533,677)
                                                 ===============     ==================       =================      =============

Basic and Diluted Loss Per Share                 $         (0.32)    $             0.16       $            0.04      $       (0.12)
                                                 ===============     ==================       =================      =============

Weighted Average Number of Shares                      4,356,862              4,356,862               4,356,862          4,356,862
                                                 ===============     ==================       =================      =============

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                          INSITUFORM EAST, INCORPORATED
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (unaudited)

                                                                             Year Ended June 30, 2001
                                                 ---------------------------------------------------------------------------------
                                                                       Adjustments to
                                                                     Reflect Operations         Adjustments
                                                                        of Disposed           Relating to Asset
                                                    Historical            Business                  Sale               Pro Forma
                                                 ---------------     ------------------       -----------------      -------------
Sales:
 Insituform East, Inc.                           $    21,905,561     $      (21,905,561)/(1)/ $               -      $           -
 Try Tek Machine Works, Inc.                           1,300,646                107,750/(2)/                  -          1,408,396
                                                 ---------------     ------------------       -----------------      -------------
  Total Sales                                         23,206,207            (21,797,811)                      -          1,408,396
                                                 ---------------     ------------------       -----------------      -------------

Costs and Expenses:
 Cost of sales:
  Insituform East, Inc.                               20,259,202            (20,259,202)/(1)/                 -                  -
  Try Tek Machine Works, Inc.                          1,125,862                      -                       -          1,125,862
                                                 ---------------     ------------------       -----------------      -------------
   Total cost of sales                                21,385,064            (20,259,202)                      -          1,125,862

 Selling, general and administrative expenses          3,949,557             (2,749,557)/(3)/                 -          1,200,000
                                                 ---------------     ------------------       -----------------      -------------
    Total Costs and Expenses                          25,334,621            (23,008,759)                      -          2,325,862
                                                 ---------------     ------------------       -----------------      -------------

Loss from Operations                                  (2,128,414)             1,210,948                       -           (917,466)

Investment Income                                         43,223                      -                       -             43,223
Interest Expense                                        (427,259)                     -                 247,200/(4)/      (180,059)
Other Income (Expense) - net                             167,394                      -                       -            167,394
                                                 ---------------     ------------------       -----------------      -------------

Loss Before Income Taxes                              (2,345,056)             1,210,948                 247,200           (886,908)

Credit for Income Taxes                                        -                      -                       -                  -
                                                 ---------------     ------------------       -----------------      -------------

Net Loss                                         $    (2,345,056)    $        1,210,948       $         247,200      $    (886,908)
                                                 ===============     ==================       =================      =============

Basic and Diluted Loss Per Share                 $         (0.54)    $             0.28       $            0.06      $       (0.20)
                                                 ===============     ==================       =================      =============

Weighted Average Number of Shares                      4,356,862              4,356,862               4,356,862          4,356,862
                                                 ===============     ==================       =================      =============

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                          INSITUFORM EAST, INCORPORATED
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (unaudited)

                                                                          Nine Months Ended March 31, 2003
                                                    ----------------------------------------------------------------------------
                                                                        Adjustments to
                                                                      Reflect Operations     Adjustments Relating
                                                      Historical     of Disposed Business       to Asset Sale         Pro Forma
                                                    -------------    --------------------   --------------------    -------------
Sales:
 Insituform East, Inc.                              $   6,115,222       $ (6,115,222)/(1)/    $           -        $           -
 Try Tek Machine Works, Inc.                              337,718               8,039/(2)/                -              345,757
                                                    -------------       -------------         -------------        -------------
  Total Sales                                           6,452,940          (6,107,183)                    -              345,757
                                                    -------------       -------------         -------------        -------------

Costs and Expenses:
 Cost of sales:
  Insituform East, Inc.                                 6,777,803         (6,777,803)/(1)/                -                    -
  Try Tek Machine Works, Inc.                             390,499                   -                     -              390,499
                                                    -------------       -------------         -------------        -------------
   Total cost of sales                                  7,168,302          (6,777,803)                    -              390,499

 Selling, general and administrative expenses           1,516,865            (616,865)/(3)/               -              900,000
                                                    -------------       -------------         -------------        -------------
    Total Costs and Expenses                            8,685,167          (7,394,668)                    -            1,290,499
                                                    -------------       -------------         -------------        -------------

Loss from Operations                                   (2,232,227)          1,287,485                     -             (944,742)

Investment Income                                           1,562                   -                     -                1,562
Interest Expense                                          (95,425)                  -                95,425/(4)/               -
Other Income (Expense) - net                              479,730                   -                     -              479,730
                                                    -------------       -------------         -------------        -------------

Loss Before Income Taxes                               (1,846,360)          1,287,485                95,425             (463,450)

Credit for Income Taxes                                         -                   -                     -                    -
                                                    -------------       -------------         -------------        -------------

Net Loss                                            $  (1,846,360)      $   1,287,485         $      95,425        $    (463,450)
                                                    =============       =============         =============        =============

Basic and Diluted Loss Per Share                    $       (0.42)      $        0.29         $        0.02        $       (0.11)
                                                    =============       =============         =============        =============

Weighted Average Number of Shares
                                                        4,356,862           4,356,862             4,356,862            4,356,862
                                                    =============       =============         =============        =============

  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                          INSITUFORM EAST, INCORPORATED
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (unaudited)

                                                                                   As of March 31, 2003
                                                                ----------------------------------------------------------
                                                                                       Adjustments
                                                                                     Relating to Asset
                                                                 As Reported               Sale                Pro Forma
                                                                --------------       -----------------        ------------
                            ASSETS
Current Assets:
 Cash and cash equivalents                                       $    855,185          $  4,950,000/(5)/      $  2,205,185
                                                                                         (3,000,000)/(6)/
                                                                                           (600,000)/(6)/

 Accounts receivable - net of allowance for doubtful
  accounts                                                          2,087,990                     -              2,087,990
 Inventories                                                          792,270              (500,000)/(5)/          292,270
 Prepaid and refundable income taxes                                   26,634                     -                 26,634
 Prepaid expenses                                                     212,477                     -                212,477
                                                                 ------------          ------------           ------------
   Total Current Assets                                             3,974,556               850,000              4,824,556
                                                                                                                         -
Property, Plant and Equipment - at cost less accumulated
 depreciation                                                       6,255,708              (490,000)/(5)/        5,765,708
Deferred Income Taxes - net of valuation allowance                          -                     -                      -
Cash in Escrow                                                              -               550,000/(5)/           550,000
Cash Surrender Value of SERP Life Insurance                           254,996                     -                254,996
                                                                 ------------          ------------           ------------
    Total Assets                                                 $ 10,485,260          $    910,000           $ 11,395,260
                                                                 ============          ============           ============

             LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Notes payable to CERBCO, Inc.                                   $  3,000,000          $ (3,000,000)/(6)/     $          -
 Accounts payable                                                     983,538                     -                983,538
 Accrued compensation and other expenses                              277,433                     -                277,433
                                                                 ------------          ------------           ------------
   Total Current Liabilities                                        4,260,971            (3,000,000)             1,260,971

Accrued SERP Liability                                                298,149                     -                298,149
                                                                 ------------          ------------           ------------
    Total Liabilities                                               4,559,120            (3,000,000)             1,559,120
                                                                 ------------          ------------           ------------

Commitments and Contingencies

Stockholders' Equity:
 Common stock - $.04 par value: 10,000,000 shares
  authorized; 4,387,163 shares issued; 4,059,266 shares
  outstanding                                                         175,486                     -                175,486

 Class B Common stock - $.04 par value; 800,000 shares
  authorized; 297,596 shares issued and outstanding                    11,904                     -                 11,904

 Additional paid-in capital                                         4,000,424                     -              4,000,424
 Retained earnings                                                  2,927,939             4,510,000/(5)/         6,837,939
                                                                                           (600,000)/(6)/
                                                                 ------------          ------------           ------------
                                                                    7,115,753             3,910,000             11,025,753
 Less cost of 327,897 shares of common stock in treasury            1,189,613                     -              1,189,613
                                                                 ------------          ------------           ------------
  Total Stockholders' Equity                                        5,926,140             3,910,000              9,836,140
                                                                 ------------          ------------           ------------
    Total Liabilities and Stockholders' Equity                   $ 10,485,260          $    910,000           $ 11,395,260
                                                                 ============          ============           ============

  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                          INSITUFORM EAST, INCORPORATED
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

(1) Pro forma results of operations for the years ended June 30, 2002 and 2001, and the nine months ended March 31, 2003, assume that substantially all operations ceased as of the first day of fiscal year 2001 beginning on July 1, 2000. The only operations remaining during the periods shown are those of TRY TEK Machine Works, Inc. ("TRY TEK"), the Company's wholly-owned subsidiary.

    TRY TEK was founded in 1985 to custom design and build special machinery, including machinery used to rehabilitate pipelines using cured-in-place pipe processes. TRY TEK is located in Hanover, PA and has four employees.

(2) Adjustments to reflect intercompany sales between TRY TEK, the remaining business, and the Disposed Business.

(3) Adjustments to facility carrying costs, salaries and other selling, general and administrative costs to reflect estimated costs that continue until remaining assets are liquidated, liabilities are satisfied and the Company is potentially dissolved. Continuing costs are estimated to consist of the following:

                                                Years Ended June 30,                   Nine Months Ended
                                     --------------------------------------------    --------------------
                                            2002                    2001                 March 31, 2003
                                     --------------------    --------------------    --------------------
    Personnel                        $            700,000    $            700,000    $            525,000
    Professional Fees                             100,000                 100,000                  75,000
    Occupancy                                     300,000                 300,000                 225,000
    Other                                         100,000                 100,000                  75,000
                                     --------------------    --------------------    --------------------
                                     $          1,200,000    $          1,200,000    $            900,000
                                     ====================    ====================    ====================

(4) Adjustments to reflect reductions in, or for the nine months ended March 31, 2003, elimination of, interest expense for the periods shown as a result of using transaction proceeds of $3,000,000 to repay Notes Payable to CERBCO, Inc. on July 1, 2000.

(5) The Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2003 assumes that the transaction was completed on March 31, 2003. Transaction proceeds of $5,500,000, less $550,000 held in escrow, were received from the sale of certain inventories, equipment and other assets resulting in a gain of $4,510,000 over the net book value of the assets sold.

(6) Adjustment to reflect the partial use of transaction proceeds to repay the Notes Payable to CERBCO, Inc. in the amount of $3,000,000 and estimated transaction expenses of $600,000 on March 31, 2003.

                          INSITUFORM EAST, INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                              OF DISPOSED BUSINESS
                                   (unaudited)

                                                                            Years Ended June 30,
                                                     -----------------------------------------------------------------
                                                            2002                   2001                    2000
                                                     --------------------   --------------------   -------------------
Sales                                                $         17,500,710   $         21,905,561   $        20,831,257
                                                     --------------------   --------------------   -------------------
Costs and Expenses:
 Cost of sales                                                 16,200,820             20,366,952            19,975,578
 Selling, general and administrative expenses                   2,014,704              2,749,557             2,863,768
                                                     --------------------   --------------------   -------------------
  Total Costs and Expenses                                     18,215,524             23,116,509            22,839,346
                                                     --------------------   --------------------   -------------------

Loss from Operations                                             (714,814)            (1,210,948)           (2,008,089)

Interest Expense                                                        -                      -                     -
                                                     --------------------   --------------------   -------------------

Loss Before Non-owned Interests                                  (714,814)            (1,210,948)           (2,008,089)

Non-owned Interests in Pretax Loss of
 Midsouth Partners                                                      -                      -                19,889
                                                     --------------------   --------------------   -------------------
Net Loss                                             $           (714,814)  $         (1,210,948)  $        (1,988,200)
                                                     ====================   ====================   ===================
Basic and Diluted Loss Per Share                     $              (0.16)  $              (0.28)  $             (0.46)
                                                     ====================   ====================   ===================
Weighted Average Number of Shares                               4,356,862              4,356,862             4,356,862
                                                     ====================   ====================   ===================

See Notes to Unaudited Condensed Consolidated Financial Statements of Disposed Business.

                          INSITUFORM EAST, INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                              OF DISPOSED BUSINESS
                                   (unaudited)

                                                           Nine Months Ended March 31,
                                                     -----------------------------------------
                                                            2003                   2002
                                                     -------------------    ------------------
Sales                                                $         6,115,222    $       14,386,356
                                                     -------------------    ------------------

Costs and Expenses:
 Cost of sales                                                 6,785,842            13,074,215
 Selling, general and administrative expenses                    616,865             1,594,302
                                                     -------------------    ------------------
  Total Costs and Expenses                                     7,402,707            14,668,517
                                                     -------------------    ------------------

Loss from Operations                                          (1,287,485)             (282,161)

Interest Expense                                                       -                     -
                                                     -------------------    ------------------
Net Loss                                             $        (1,287,485)   $         (282,161)
                                                     ===================    ==================
Basic and Diluted Loss Per Share                     $             (0.29)   $            (0.06)
                                                     ===================    ==================
Weighted Average Number of Shares                              4,356,862             4,356,862
                                                     ===================    ==================

See Notes to Unaudited Condensed Consolidated Financial Statements of Disposed Business.

                          INSITUFORM EAST, INCORPORATED
                      CONDENSED CONSOLIDATED STATEMENTS OF
                                ASSETS TO BE SOLD
                                   (unaudited)

                                                                                          June 30,
                                                                          -------------------------------------
                                                       March 31, 2003           2002                 2001
                                                     -----------------    ----------------    -----------------
                  ASSETS
                  ------
Inventories                                          $         500,000    $        200,000    $         100,000

Vehicles and production equipment - at cost less
 accumulated depreciation                                      490,000             850,000            1,525,000
                                                     -----------------    ----------------    -----------------
  Total Assets                                       $         990,000    $      1,050,000    $       1,625,000
                                                     =================    ================    =================
EQUITY ACCOUNT WITH REMAINING BUSINESS
Equity Account with Remaining Business               $         990,000    $      1,050,000    $       1,625,000
                                                     =================    ================    =================

See Notes to Unaudited Condensed Consolidated Financial Statements of Disposed Business.

                          INSITUFORM EAST, INCORPORATED
                     STATEMENT OF CHANGES IN EQUITY ACCOUNT
                             WITH REMAINING BUSINESS
                                   (unaudited)

Balance, July 1, 1999                                 $        1,840,000
  Change in equity account with remaining business             2,448,200
  Net loss of disposed business                               (1,988,200)
                                                      ------------------

Balance, June 30, 2000                                         2,300,000
  Change in equity account with remaining business               535,948
  Net loss of disposed business                               (1,210,948)
                                                      ------------------

Balance, June 30, 2001                                         1,625,000
  Change in equity account with remaining business               139,814
  Net loss of disposed business                                 (714,814)
                                                      ------------------

Balance, June 30, 2002                                         1,050,000
  Change in equity account with remaining business             1,227,485
  Net loss of disposed business                               (1,287,485)
                                                      ------------------
Balance, March 31, 2003                               $          990,000
                                                      ==================

See Notes to Unaudited Condensed Consolidated Financial Statements of Disposed Business.

                          INSITUFORM EAST, INCORPORATED
                  STATEMENTS OF CASH FLOWS OF DISPOSED BUSINESS
                                   (unaudited)

                                                Nine Months Ended March 31,                  Years Ended June 30,
                                               -----------------------------      --------------------------------------------
                                                   2003             2002              2002            2001            2000
                                               ------------     ------------      ------------    ------------    ------------
Operating Activities
 Net loss                                      $ (1,287,485)    $   (282,161)     $   (714,814)   $ (1,210,948)   $ (1,988,200)
 Adjustments for noncash items
  included in net loss:
   Depreciation and amortization                    360,000          530,000           675,000         800,000         270,000
  Changes in operating assets & liabilities:
   Inventories                                     (300,000)         (75,000)         (100,000)        (55,000)        (50,000)
                                               ------------     ------------      ------------    ------------    ------------
    Net cash provided (used) in
     operating activities                        (1,227,485)         172,839          (139,814)       (465,948)     (1,768,200)
                                               ------------     ------------      ------------    ------------    ------------

Investing Activities
 Capital expenditures                                     -                -                 -         (70,000)       (680,000)

                                               ------------     ------------      ------------    ------------    ------------
    Net cash used in investing
     activities                                           -                -                 -         (70,000)       (680,000)
                                               ------------     ------------      ------------    ------------    ------------

Financing Activities
 Equity account with remaining
  business                                        1,227,485         (172,839)          139,814         535,948       2,448,200

                                               ------------     ------------      ------------    ------------    ------------
    Net cash provided (used) in
     financing activities                         1,227,485         (172,839)          139,814         535,948       2,448,200
                                               ------------     ------------      ------------    ------------    ------------

Net change in cash and cash
 equivalents                                              -                -                 -               -               -
Cash and cash equivalents at
 beginning of period                                      -                -                 -               -               -
                                               ------------     ------------      ------------    ------------    ------------
Cash and cash equivalents at end
 of period                                     $          -     $          -      $          -    $          -    $          -
                                               ============     ============      ============    ============    ============

See Notes to Unaudited Condensed Consolidated Financial Statements of Disposed Business.

                          INSITUFORM EAST, INCORPORATED
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF
          DISPOSED BUSINESS YEARS ENDED JUNE 30, 2002, 2001, AND 2000,
                  AND NINE MONTHS ENDED MARCH 31, 2003 AND 2002
                                   (unaudited)

1.      Summary of Significant Accounting Policies

Business Operations

        The Disposed Business (the "Business"), consisting of substantially all of the operations of Insituform East, Incorporated, and its subsidiaries ("Insituform East") is engaged in the trenchless rehabilitation of underground sewers and other pipelines using cured-in-place pipe ("CIPP") rehabilitation processes to produce a shape-conforming "pipe-within-a-pipe." Since 1978, the Business has performed work in six Mid-Atlantic states and the District of Columbia using the patented Insituform(R) process under territorially exclusive sublicense agreements as explained in Note 3. Utilizing other trenchless CIPP processes, Insituform East's wholly-owned subsidiary, Midsouth Partners, operates from and after July 20, 1999 substantially without geographic restriction.

        On June 18, 2003, Insituform East entered into an Asset Purchase Agreement (the "Agreement") with Insituform Technologies, Inc. ("ITI"), providing for the sale to ITI of substantially all of Insituform East's non-real estate assets and on-going business. The purchase price of $5.5 million is payable in cash at closing, subject to adjustment and to a 10% escrow. The closing of the sale to ITI is expected to occur no later than the end of September 2003.

        The Agreement provides, among other things, for the purchase by ITI of
(i) certain of Insituform East's operating vehicles, equipment and inventories,
(ii) all of Insituform East's ongoing contracts [other than those of Try Tek Machine Works, Inc. ("TRY TEK"), a wholly-owned subsidiary of Insituform East], and (iii) Insituform East's sublicenses.

        Certain allocations and estimates have been made by management in the accompanying financial statements to present the financial position, results of operations and cash flows of the Business as if the Business were an independent entity. The Condensed Consolidated Statements of Assets to be Sold show only those assets of Insituform East being sold to ITI under the agreement; assets that were not sold and all of the liability and stockholder equity accounts remain with Insituform East. The Condensed Consolidated Statements of Operations reflect revenues and costs allocated to the Business by Insituform East and include all revenues and costs other than those pertaining to TRY TEK, continuing carrying costs of remaining assets and continuing personnel costs. Management believes that the allocation methods and assumptions used are reasonable.

        On July 24, 2003, Insituform East entered into a Contract of Sale with LINLO Realty L. L. C., a subsidiary of Atlantic Transportation Equipment, Ltd. ("LINLO"), providing for the sale to LINLO of all of Insituform East's real property in Landover, MD. The purchase price of $5.215 million, including prior deposits, is payable in cash at closing. The closing, expected to occur by the end of November 2003, is subject to certain customary conditions, including that LINLO has a 70-day period to ensure the suitability of the property for its use and development. The disposal of this property is not reflected in the accompanying financial statements.

Principles of Consolidation

        The consolidated financial statements include the accounts of the Business, derived from Insituform East and its wholly-owned subsidiaries, Insituform Ohio, Inc., Insitu, Inc., Midsouth, LLC, Insituform of Delaware, Inc. and Insituform of Pennsylvania, Inc. The consolidated financial statements also include accounts derived from Midsouth Partners, Insituform East's wholly-owned subsidiary partnership (majority-controlled prior to July 20, 1999). These financial statements have been prepared without audit. All significant intercompany accounts and transactions have been eliminated.

        Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the audited financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB/A for the year ended June 30, 2002. The results of operations for the period ended March 31, 2003 are not necessarily indicative of full year operating results.

Revenue Recognition

        The Business recognizes revenue using the units of completion method as pipeline sections are rehabilitated. Installation of CIPP products is generally performed between manholes or similar access points within a twenty-four hour period. A rehabilitated pipeline section is considered completed work and is generally billable to the customer. In most cases, contracts consisting of individual line sections have a duration of less than one year.

Inventories

        Inventories are stated at the lower of cost (determined by the first-in, first-out method) or market. Substantially all inventories consist of raw materials utilized in CIPP rehabilitation processes.

Depreciation and Amortization

        Equipment is depreciated using the straight-line method over the estimated useful lives. The useful life for vehicles and production equipment is five years.

        Ordinary maintenance and repairs are expensed as incurred while major renewals and betterments are capitalized. Upon sale or retirement of equipment, the cost and accumulated depreciation are removed from the respective accounts and any gain or loss is recognized.

Reclassifications

        Certain amounts have been reclassified in the prior years' consolidated financial statements to conform to the presentation for fiscal year 2002.

Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

        During the Business's fiscal year ended June 30, 2002, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long Lived Assets; No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections; and No. 146, Accounting for Costs Associated with Exit or Disposal Activities.

        SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement supercedes SFAS No. 121 and requires a loss be recognized only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and that the impairment be measured as the difference between the carrying amount and the fair value of the asset. This statement also requires (a) that a long-lived asset to be abandoned, exchanged for a similar productive asset, or distributed to the owners in a spin-off be considered held and used until it is disposed, and (b) that long-lived assets to be disposed of by sale due to discontinued operations are no longer measured on a net realizable value basis, and future operations losses are no longer recognized before they occur. The Company has adopted this Standard for the fiscal year ended June 30, 2002, though it had no impact on the financial statements for the year.

        SFAS No. 145, among other clarifications, eliminates an inconsistency between required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that are economically similar to sale-leaseback transactions. Management will follow this Standard for all sale-leaseback transactions and extinguishments of debt transactions subsequent to the May 15, 2002 effective date. Early adoption of this Standard would have had no effect on the June 30, 2002 financial statements.

        In addition, SFAS No. 145 rescinds previous standards that required that material extinguishments of debt be reported as extraordinary items in the Statement of Income. Under SFAS No. 145, such extinguishments must be treated as operating gains and losses unless circumstances are such that they would otherwise qualify as extraordinary under Accounting Principles Board Opinion No.
30. Such circumstances are expected to rarely exist. Management does not believe the adoption of this Standard will have any significant impact on its financial statements.

        SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including certain costs incurred in a restructuring)." Under EITF Issue No. 94-3, a liability for an exit cost was recognized at the date an entity commits to an exit plan. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair market value only when the liability is incurred and not when management has completed the plan. The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002 and the Business has adopted this new Standard with its fiscal year beginning July 1, 2002.

2.      Equity Account with Remaining Business

        This account represents Insituform East's equity in the Business. The balance is composed of expenses incurred by Insituform East and charged to the Business, the accumulated deficit of the Business and the net effect of cash flows between the Business and Insituform East.

3.      Commitments and Contingencies

License Agreements

        Insituform East has entered into six sublicense agreements with Insituform Technologies, Inc. ("ITI") which grant Insituform East the right to perform the Insituform process in Maryland, Virginia, Delaware, the District of Columbia, Pennsylvania, Ohio, West Virginia, and three Kentucky counties. The agreements are for the life of the patents or the patent rights unless sooner terminated by a specified action of Insituform East or ITI. The agreements specify that a royalty equal to 8% of the gross contract price of all contracts performed by Insituform East utilizing the process, less certain fees, be paid to ITI.

        Midsouth Partners entered into a sublicense agreement with ITI which granted Midsouth Partners the right to perform the Insituform process in Tennessee, most of Kentucky and northern Mississippi under terms similar to Insituform East's sublicense agreements discussed above. In connection with the Midsouth Settlement Agreement, Midsouth Partners' Insituform sublicense agreement and its requirement to pay royalties were relinquished effective July 20, 1999.

        Insituform East has also entered into a license agreement for identical territories with NuPipe, Inc., a wholly-owned subsidiary of ITI, for the sale and installation of pre-formed PVC thermoplastic pipe under the NuPipe(R) process and trademark. East has committed to pay a royalty equal to 6.75% of gross contract revenues utilizing the NuPipe process and to purchase certain installation equipment and installation materials from NuPipe, Inc.

        Midsouth Partners entered into a license agreement with NuPipe, Inc. for the sale and installation of pre-formed thermoplastic pipe under the NuPipe process and trademark in Tennessee, most of Kentucky and northern Mississippi under terms similar to Insituform East's license agreement discussed above. In connection with the Midsouth Settlement Agreement, Midsouth Partners' NuPipe license agreement and its requirement to pay royalties were relinquished effective July 20, 1999.

        The Insituform East agreements obligate the Business to pay minimum annual royalties during the terms of the agreements unless waived upon approval of the Business's marketing and sales plans for licensed processes by ITI. During the year ended June 30, 2002, the Business incurred $1,246,508 in royalty expense, to include $240,862 in minimum annual royalties not waived by ITI. During the year ended June 30, 2001, the Business incurred $1,258,372 in royalty expense, to include $242,956 in minimum annual royalties not waived by ITI. During the year ended June 30, 2000, the Business incurred $1,215,929 in royalty expense, to include $220,806 in minimum annual royalties not waived by ITI. The Business has not received a waiver of minimum annual royalties for the year ending June 30, 2003.

        Under the terms of the Asset Purchase Agreement, ITI will purchase all licenses and sublicenses held by the Business, including all Insituform and NuPipe licenses, sublicenses and rights to use or operate under Insituform or NuPipe patents or trademarks, and intangible or intellectual property rights, including know-how, relating thereto or to the Business. Under the terms of a side letter agreement dated June 18, 2003 between Insituform East and ITI, in settlement of all accrued and unpaid minimum royalties under such license agreements, ITI will receive certain pieces of equipment with an aggregate value of $200,000.

Contingent Liabilities

        From time to time, the Business performs services for the U.S. Government under contracts that are subject to audit and potential adjustment. Contract revenues are recorded in amounts that are expected to be realized at contract completion upon final settlement with U.S. Government representatives.

        The Business is a party, both as plaintiff and defendant, to claims and litigation arising from and in the ordinary course of its business. While it is not possible at this time to establish the ultimate amount of liability, if any, associated with pending claims or such litigation, management of the Business is of the opinion that the aggregate amount of any such liability will not have a material adverse effect on the financial position of the Business.

4.      Net Loss Per Share

        Basic and diluted loss per share was computed by dividing net loss by the number of common shares outstanding during the period. Shares of 4,356,862 were used in computing basic and diluted loss per share for the years ended June 30, 2002, 2001, and 2000, and the nine months ended March 31, 2003 and 2002.

                                   Appendix A

                            ASSET PURCHASE AGREEMENT
                            ------------------------

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of June 18, 2003 by and among INSITUFORM TECHNOLOGIES, INC., a Delaware corporation ("Buyer"), and INSITUFORM EAST, INCORPORATED, a Delaware corporation ("Seller"), and its Subsidiaries (as defined below). Buyer, Seller and its Subsidiaries are collectively referred to herein as the "Parties" and individually as a "Party."

     WHEREAS, Seller and its Subsidiaries are engaged in the trenchless rehabilitation of underground manholes, sewers and other pipelines (the "Business") principally using the cured-in-place pipe rehabilitation process; and

     WHEREAS, Buyer desires to purchase certain specified assets and contracts of Seller and its Subsidiaries used in connection with the Business and assume certain specified liabilities of Seller, and Seller and its Subsidiaries desire to sell such assets of Seller and its Subsidiaries and assign such liabilities of Seller as provided in this Agreement (together with any other transaction contemplated herein or in any other Transaction Document (as defined below), the "Transaction").

     NOW, THEREFORE, in consideration of the premises and mutual promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                    SECTION 1

                                   DEFINITIONS
                                   -----------

     Certain capitalized terms used in this Agreement have the meanings specified in the Glossary attached hereto. Other terms may be defined elsewhere in the body of this Agreement and shall have the meaning indicated throughout this Agreement.

                                   SECTION 2

       PURCHASE AND SALE OF ACQUIRED ASSETS; ESCROW; ASSUMED LIABILITIES;
       ------------------------------------------------------------------
                      CLOSING; OTHER AGREEMENTS AND ACTIONS
                      -------------------------------------

     2.1. Acquired Assets. On the Closing Date, in accordance with this Agreement, Seller and its Subsidiaries shall sell, convey, transfer, assign and deliver to Buyer, free and clear of any and all Encumbrances, and Buyer will purchase, acquire and accept, all of Seller's and its Subsidiaries' respective right, title and interest in and to the following properties, assets and other rights, personal or mixed, tangible or intangible (collectively, the "Acquired Assets"):

           (a) The Equipment of Seller and its Subsidiaries listed on Schedule 2.1(a), together with any Equipment transferred to Buyer pursuant to
     Section 2.4 (c) (the "Acquired Equipment");

           (b) The inventory of Seller and its Subsidiaries listed on Schedule 2.1(b) (the "Acquired Inventory");

           (c) The Contracts of Seller and its Subsidiaries (including any future claims arising from or related to such contracts) listed on Schedule 2.1(c) hereto and the Backlog related to such Contracts (the "Assumed Contracts");

           (d) Copies or originals of all books, records, data (in any media), papers and instruments of whatever nature and wherever located to the extent related to the Acquired Assets;

           (e) All licenses, sublicenses and other contract rights held by Seller and its Subsidiaries in connection with the Business listed on
     Schedule 2.1(e), including all Insituform and NuPipe licenses, sublicenses and rights to use or operate under Insituform or NuPipe patents or trademarks, and intangible or intellectual property rights, including know-how, relating thereto or to the Business (the "Acquired Intellectual Property");

           (f) All Permits required solely in connection with the Business in effect as of the Closing Date, to the extent such Permits are transferable (the "Acquired Permits"); and

           (g) All rights to the name "Insituform", "Insituform East", "MidSouth" and "insitu" and all derivatives thereof.

     2.2. Purchase Price; Payment. In consideration of the sale, assignment, and delivery of the Acquired Assets and subject to the provisions of Section 2.3, Buyer shall (i) pay Seller total consideration of $5,500,000.00, subject to adjustments as provided in Section 2.4 hereof, in the form of cash, and (ii) assume and agree to pay the Assumed Liabilities as provided in Section 2.6 (the "Purchase Price"). Subject to the provisions of Section 2.3, the cash portion of the Purchase Price shall be payable by Buyer to Seller on the Closing Date by wire transfer as provided by Seller to Buyer in immediately available federal funds.

     2.3. Escrow. On the Closing Date, Buyer shall deposit an amount in cash equal to $550,000.00 (the "Escrow Amount") with the Escrow Agent pursuant to the terms of an escrow agreement entered into by the Parties in substantially the form attached hereto as Exhibit 2.3 (the "Escrow Agreement") in an account held pursuant to the terms of the Escrow Agreement (the "Escrow Account"). Seller agrees not to make any dividend or distribution, in any form or manner whatsoever, to its stockholders until one year following the Closing Date, except for the repayment of its outstanding loans from CERBCO, Inc. The release to Seller or Buyer of the Escrow Amount shall be made in accordance with this
Section:

           (a) Claims. If Buyer makes a claim against Seller or any of its Subsidiaries for any breach of a representation, warranty, covenant or obligation (including, without limitation, indemnification obligations) under this Agreement, such claim shall be handled as provided in Section 7 hereto. If Seller fails to satisfy its obligation to Buyer after notice as required in Section 7 and pursuant to the claims procedures set forth in
     Section 7.4 hereof, then Buyer may (i) notify the Escrow Agent to distribute to Buyer the Escrow Amount (including any accrued interest thereon), equal in value to its Damages and (ii) seek any other remedy available to it under this Agreement, at law or in equity. Any portion of the Escrow Account to be distributed as provided in subsection (b) below shall be reduced by the amount of any indemnification claims finally resolved pursuant to Section 7 and paid out of the Escrow Account. To the extent any claim for indemnification has been asserted by Buyer but not finally resolved, the Escrow Agent shall also withhold distribution of the Escrow Account in an amount equal to Buyer's good faith estimate of the amount of the claim, and the amount so withheld shall remain in the Escrow Account. In addition, Buyer may make a claim against the Escrow Account as set forth in Sections 2.4(a) and (b).

           (b) Distribution. Subject to (i) the filing of a certificate of dissolution for the Seller and the delivery of an opinion of legal counsel to Seller reasonably satisfactory to Buyer opining that Seller has taken all necessary action with the Delaware Secretary of State regarding the filing of such certificate sufficient to satisfy any requirements of the Delaware Act for dissolving Seller and that such certificate fully complies with the requirements of the Delaware Act, (ii) the distribution of amounts in the Escrow Account to Buyer as contemplated in Section 2.3(a), and (iii) the terms of the Escrow Agreement, the Escrow Agent shall distribute the assets remaining, if any, in the Escrow Account to Seller on the first anniversary of the Closing Date.

     2.4. Pre-Closing Burn Rate; Guaranteed Direct Gross Profit; Changes in Acquired Equipment and Acquired Inventory.

           (a) Seller will not perform work under the Assumed Contracts at a rate that generates revenue greater than an average of $860,000 per month during the Burn Period (the "Maximum Monthly Burn Rate"). The Buyer and Seller hereby agree that the starting backlog of revenue to be earned under all Assumed Contracts as of May 3, 2003 is $3,986,586 (the "Starting Backlog") and that such Starting Backlog minus the Maximum Monthly Burn Rate during the Burn Period will result in the minimum amount of revenue backlog guaranteed by Seller to be further available to Buyer after Closing (the "Minimum Residual Backlog"). If Seller's actual average monthly revenue from work performed during the Burn Period (the "Burn Rate") exceeds the Maximum Monthly Burn Rate so as to reduce the Assumed Contract backlog at Closing below the guaranteed Minimum Residual Backlog, then the Purchase Price will be reduced by an amount equal to 30% of the amount of such deficiency (such deficiency being hereinafter referred to as the "Burn Rate Adjustment"). The Burn Rate, the Minimum Residual Backlog and the resulting Burn Rate Adjustment, if any, shall be calculated as follows:

                (i) Within 30 days after the Closing Date, Seller shall deliver to Buyer a statement (the "Burn Rate Statement"), setting forth its calculation of the Burn Rate, the Minimum Residual Backlog and the resulting Burn Rate Adjustment, if any, as of the close of business on the Closing Date. The Burn Rate Statement shall be prepared by Seller or its independent accountants and be accompanied by a certificate of Seller or its independent accountants stating that the Burn Rate Statement has been prepared in compliance with the requirements of this Section 2.4.

                (ii) During the 30-day period following Buyer's receipt of the Burn Rate

     Statement, Seller shall provide or make commercially reasonable efforts to cause Seller's independent accountants to provide, as the case may be, Buyer or Buyer's independent accountants with such access, upon reasonable prior notice and during normal business hours, to the work papers or other supporting documentation of Seller or Seller's independent accountants, as the case may be, as is reasonably necessary to verify the calculation of the Burn Rate, the Minimum Residual Backlog and any resulting Burn Rate Adjustment due from Seller. The Burn Rate Statement shall be final and shall be accepted by and be binding on the parties on the thirtieth day following delivery thereof unless Buyer gives written notice to Seller of disagreement with the Burn Rate Statement (such notice, a "Burn Rate Notice of Disagreement") prior to such date. Any Burn Rate Notice of Disagreement shall (A) specify in reasonable detail the nature of any disagreement so asserted and (B) only include disagreements based on the amount of the Burn Rate, the Minimum Residual Backlog or the Burn Rate Adjustment set forth in the Burn Rate Statement not being calculated in accordance with this
     Section 2.4. If a Burn Rate Notice of Disagreement is received by Seller in a timely manner, then the Burn Rate Statement (as revised in accordance with clause (iii) below) shall become final and binding upon each of Seller and Buyer, on the earlier of (1) the date Seller and Buyer resolve in writing any differences they have with respect to the matters specified in such Burn Rate Notice of Disagreement and (2) the date all disputed matters specified in such Burn Rate Notice of Disagreement are finally resolved in writing by a nationally recognized independent accounting firm mutually agreed upon by Sellers and Buyer (the "Accounting Firm").

                (iii) During the 30-day period following delivery of a Burn
     Rate Notice of Disagreement, Seller and Buyer shall seek in good faith to resolve in writing any differences which they may have with respect to the matters set forth in such Burn Rate Notice of Disagreement. If any disagreement properly included in the Burn Rate Notice of Disagreement is not resolved in writing within such 30-day period, Seller and Buyer shall submit to the Accounting Firm for review and resolution any and all matters which remain in dispute and which were properly included in the Burn Rate Notice of Disagreement. The scope of the Accounting Firm's review shall be limited to only those matters that remain in dispute and that were properly included in the Burn Rate Notice of Disagreement. Seller and Buyer shall use all reasonable efforts to cause the Accounting Firm to render a decision resolving the matters submitted to the Accounting Firm within 30 days of the receipt of such submission. Seller and Buyer agree that judgment may be entered upon the determination of the Accounting Firm (which shall be deemed to be an arbitrator's award) in any court having jurisdiction over the party against which such determination is to be enforced. The Accounting Firm's determination shall be accompanied by a certificate of the Accounting Firm that it reached its decision in accordance with the provisions of this Section 2.4. The cost of any arbitration (including the fees and expenses of the Accounting Firm) pursuant to this Section 2.4 shall be borne by Seller and Buyer equally.

                (iv) Within five business days after the Burn Rate Adjustment has been finally determined in accordance with this Section 2.4, Seller shall pay to Buyer an amount equal to the Burn Rate Adjustment together with interest thereon at a rate per annum equal to the rate of interest from time to time publicly announced by Citibank,

     N.A., in its New York office as its prime or base rate, calculated on the basis of the actual number of days elapsed over 365 from the date of delivery of the Burn Rate Statement pursuant to Section 2.4(a)(i) to the date of payment. Payments in respect of this Section 2.4(a), if any, shall be made promptly out of the Escrow Account.

           (b) It is the intent of the parties that the work to be performed under the Assumed Contracts by Buyer after Closing will generate, in the aggregate, Direct Gross Profit that represents a Direct Gross Profit Percentage of at least 30% ("Guaranteed Direct Gross Profit"). "Direct Gross Profit" is defined as revenue from a specific job less costs that are directly attributable to work performed on the specific job (e.g., labor, materials, subcontract work and royalties) to generate that revenue, but without considering indirect costs (e.g., depreciation on equipment, wet-out, general consumable supplies, etc.) or general and administrative ("G&A") costs. "Direct Gross Profit Percentage" is the percentage that represents Direct Gross Profit for a specific job relative to the corresponding revenue for such specific job.

                (I) The actual Direct Gross Profit and the resulting Direct Gross Profit Percentage under the Assumed Contracts for work performed by Buyer after Closing will be calculated by Buyer or its accountants (in a writing delivered to Seller on a reasonably prompt basis) based on actual operating results after Closing as the Assumed Contracts are completed. Seller will not be responsible for deficiencies which are a result of performance failures by Buyer in the course of routine work. Seller will be responsible for deficiencies resulting from latent defects in the estimates, work completed by Seller before Closing, and other aspects of the jobs before Closing. Seller will have the right to contest Buyer's calculation of the Direct Gross Profit Percentage utilizing procedures as nearly equivalent as possible to the procedures for the calculation of the Burn Rate described in Section 2.4(a) (including the provisions regarding the timing of Seller's notice of disagreement with Buyer's's calculation, Buyer's response thereto and the reference of any dispute to the Accounting
     Firm); provided, however, that the parties shall not be entitled to refer any remaining disputes over the calculation of aggregate Direct Gross Profit or the resulting Direct Gross Profit Percentage to the Accounting Firm until all work required to be performed under all Assumed Contracts and all JV Contracts has been completed, but in no event later than 1 year following the Closing Date.

                (II) The scope of disputes concerning the calculation of Direct Gross Profit and the Direct Gross Profit Percentage that the Accounting Firm shall resolve is limited to disagreements based on the Direct Gross Profit or the Direct Gross Profit Percentage set forth in the writing or writings originally delivered to Seller not being calculated in accordance with this Section 2.4.

                (III) If Guaranteed Direct Gross Profit less Excess JV Profit (as defined below) exceeds the amount of actual aggregate Direct Gross Profit for all work on all Assumed Contracts, the resulting deficiency will be paid out of the Escrow Account as of the close of the normal period of the Escrow Agreement (one year from the Closing), following the parties' agreement on the accuracy thereof or the resolution of any disputes relating thereto. If any work under the Assumed Contracts is not completed by the close of the normal period of the Escrow Agreement, such uncompleted work shall not be included in the calculation of the aggregate Direct Gross Profit required to be obtained under this Section 2.4(b) from the date of Closing.

                (IV) The amount by which the aggregate Gross Profit Percentage achieved by Buyer with respect to its work on all JV Contracts (whether performed before or after Closing) exceeds 23% shall constitute "Excess JV Profit". "Gross Profit" is defined as revenue from a specific job less costs that are directly attributable to work performed on the specific job (e.g., labor, materials, subcontract work and royalties) to generate that revenue, together with indirect costs (e.g., depreciation on equipment, wet-out, general consumable supplies, etc.). "Gross Profit Percentage" is the percentage that represents Gross Profit for a specific job relative to the corresponding revenue for such specific job. The actual Gross Profit and the resulting Gross Profit Percentage under the JV Contracts for work performed by Buyer will be calculated by Buyer or its accountants (in a writing delivered to Seller on a reasonably prompt basis) based on actual operating results after Closing as the JV Contracts are completed. Seller will have the right to contest Buyer's calculation of the Gross Profit Percentage utilizing procedures as nearly equivalent as possible to the procedures for the calculation of the Burn Rate described in Section 2.4(a) (including the provisions regarding the timing of Seller's notice of disagreement with Buyer's calculation, Buyer's response thereto and the reference of any dispute to the Accounting Firm); provided, however, that the parties shall not be entitled to refer any remaining disputes over the calculation of aggregate Gross Profit or the resulting Gross Profit Percentage to the Accounting Firm until all work required to be performed under all Assumed Contracts and all JV Contracts has been completed, but in no event later than 1 year following the Closing Date.

           (c) To the extent any Acquired Equipment or Acquired Inventory is not or cannot be transferred to Buyer at Closing because such equipment or inventory is missing, has been destroyed or consumed in the Ordinary Course of Business or is mutually agreed in writing between Buyer and Seller to be retained by Seller, Buyer may select additional Equipment to be transferred to Buyer at Closing to replace the missing Acquired Assets on such terms as may be agreed by the parties. The determination whether any Acquired Inventory cannot be transferred at Closing shall be made as follows:

                (i) On the Closing Date, Seller and Buyer shall jointly conduct a physical count of the Acquired Inventory. Within 30 days after the Closing Date, Buyer shall transmit to Seller a statement setting forth Buyer's calculation of the value of the Acquired Inventory as of the Closing Date (the "Closing Inventory Value"). Seller will have the right to contest Buyer's calculation of the Closing Inventory Value utilizing procedures as nearly equivalent as possible to the procedures for the calculation of the Burn Rate described in Section 2.4(a) (including the provisions regarding the timing of Seller's notice of disagreement with Buyer's calculation, Buyer's response thereto and the reference of any dispute to the Accounting Firm). The amount, if any, by which the final Closing Inventory Value is less than $730,000 shall be payable to Buyer by Seller in such form and manner as may be agreed upon by the parties.

           (d) All calculations required by this Section 2.4 shall be made using the same accounting principles and policies (whether or not in accordance with generally accepted accounting principles ("GAAP")) as Seller currently uses to determine revenue, cost, profit or any other item required to be calculated hereunder, except for the calculation of Gross Profit, which shall be made using the same accounting principles and policies (whether or not in accordance with GAAP) as Buyer currently uses to determine revenue, cost, profit or any other item required to be calculated under clause (b) (IV) hereof.

     2.5. Allocation. The Purchase Price for the Acquired Assets shall be allocated in accordance with the agreement of the parties. Each Party agrees to complete Internal Revenue Form 8594, Asset Acquisition Statement under Section 1060 of the Code consistent with such agreed allocation.

     2.6. Assumed Liabilities. The Acquired Assets shall be sold and conveyed to Buyer free and clear of all Encumbrances. On and after the Closing Date, Buyer will assume and agree to pay, perform and otherwise discharge as the same shall become due in accordance with their respective terms, only the liabilities and obligations of Seller under the Assumed Contracts and the Acquired Intellectual Property that (i) accrue or arise as normal contract payments on or after the Closing Date or (ii) arise on or after the Closing Date in respect of the period after the Closing Date, excluding in all such cases liabilities, losses, claims, damages or expenses to the extent arising from any default under any Assumed Contracts or Acquired Intellectual Property by or of Seller prior to the Closing Date (the "Assumed Liabilities").

     2.7. Liabilities Not Assumed. Except as set forth in Section 2.6, Buyer assumes no other liabilities or obligations of Seller or its Subsidiaries (the liabilities of Seller or its Subsidiaries which are not assumed by Buyer pursuant to this Agreement are hereinafter referred to as the "Non-Assumed Liabilities"), all of which shall be retained by Seller and its Subsidiaries. Without in any way limiting the generality of the foregoing, Buyer does not assume the following:

           (a) Any liability or operating costs of Seller or its Subsidiaries arising from, or in connection with, the conduct of the Business or the ownership of the Acquired Assets prior to the Closing Date (whether or not such liability accrues before, on or after the Closing Date);

           (b) Any liabilities or obligations of Seller or its Subsidiaries to their employees (or any of Seller's or its Subsidiaries' former employees) or costs associated with such employees, including, without limitation, (i) all obligations to make payments to employees or former employees on or after Closing with respect to medical expenses incurred or accrued on or before Closing, or from accidents or events occurring on or prior to Closing, and (ii) liabilities and costs associated with Seller's retirement plans, Benefit Plans, severance plans, employee discrimination claims, worker's compensation claims, claims to holiday or sick leave, and any medical benefit or other similar claim;

           (c) Any obligations of Seller or its Subsidiaries for indebtedness for borrowed money, including without limitation, any indebtedness or obligations owed by Seller to CERBCO, Inc.;

           (d)  Any Taxes of Seller or its Subsidiaries;

           (e) Any liability or obligation arising under any Contracts of Seller or its Subsidiaries other than Assumed Liabilities;

           (f) Any liabilities based on or arising from (i) the presence, use, disposal or treatment of any Hazardous Materials on or about any of Seller's or its Subsidiaries' Facilities, (ii) any release or discharge of Hazardous Materials, (iii) the failure by Seller or any of its Subsidiaries to obtain any license or permit required in connection with any Hazardous Materials or in connection with or under any Environmental Laws, or (iv) otherwise arising out of any non-compliance with or violation of any Environmental Laws or health or safety Laws; or

           (g) Any warranty, product liability or similar claim for injury to person or property, regardless of when made or asserted, which arises out of or is based upon any action or inaction or express or implied representation, warranty, agreement or guarantee made by Seller or any of its Subsidiaries, or alleged to have been made by Seller or any of its Subsidiaries, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold, manufactured or leased by or on behalf of Seller or any of its Subsidiaries.

     2.8. Closing. Subject to the terms and conditions hereof, the Closing of the Transaction shall take place on the second business day after the satisfaction of the conditions set forth in Section 6.2(k) hereof, or at such other time and on such other date as the Parties may agree upon in writing (the "Closing Date"). The Closing shall take place at the offices of Potter Anderson & Corroon LLP at Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19801, or at such other place as the Parties may agree upon in writing.

                                   SECTION 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     Subject to, and except as disclosed in, Schedule 3 to this Agreement (the "Seller Disclosure Schedule"), Seller and its Subsidiaries represent and warrant to Buyer, as of the date hereof and as of the Closing Date, the following:

     3.1. Seller and Subsidiaries Organization, Qualification and Good Standing. Seller and each Subsidiary is duly organized and validly existing under the Laws of its respective state of organization. Seller and each Subsidiary which is currently active is in good standing under the Laws of its respective state of organization. Seller and its Subsidiaries have all requisite power and authority to own, lease and operate their respective assets and to carry on their respective businesses as now owned, leased, operated and conducted and as intended to be conducted.

     3.2. Seller and Subsidiaries Authorization. The consummation of the Transaction is subject to the approval of this Agreement and the Transaction by the stockholders of Seller. Assuming such approval is received and the Closing occurs, (i) Seller and its Subsidiaries shall have all requisite power and authority (A) to execute and deliver, and perform all of their respective obligations under, this Agreement and the other Transaction Documents to which Seller or its Subsidiaries are a party to and (B) to consummate the Transaction, and (ii) this Agreement and the other Transaction Documents to which Seller or its Subsidiaries is a party to, when executed and delivered, shall constitute valid and legally binding obligations of Seller or its Subsidiaries, as the case may be, enforceable against such Party in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency and similar Laws affecting creditors' rights generally, and general equitable principles. This Agreement has been, and at the Closing the other Transaction Documents to which Seller or its Subsidiaries are a party will be, duly executed and delivered by Seller and its Subsidiaries.

     3.3. No Seller Conflicts. The execution and delivery of, and performance of the obligations under, this Agreement and the other Transaction Documents to which Seller or its Subsidiaries are a party, and the consummation of the Transaction by Seller and its Subsidiaries, will not (i) conflict with, or result in any violation or breach of or default or loss of any benefit under (either alone or with the giving of notice or the passage of time or both) (A) any provision of the respective organizational or governing instruments of Seller or its Subsidiaries, (B) any material Contract to which Seller or any of its Subsidiaries is a party, or (C) any Requirement of Law of any Governmental Authority or arbitrator applicable to Seller or its Subsidiaries, or (ii) result in the creation or imposition of any Encumbrance on Seller, its Subsidiaries or the Acquired Assets.

     3.4 Seller Consents. No Requisite Approvals are required in connection with Seller's or its Subsidiaries' execution and delivery of, or performance of the obligations under, this Agreement or the other Transaction Documents to which Seller or its Subsidiaries are a party to or the consummation of the Transaction.

     3.5 Contracts. Seller has delivered or made available to Buyer true, accurate and complete copies of all Assumed Contracts and other material Contracts, including amendments. Seller is not, and to the best of Seller's knowledge no other party to any Assumed Contract is, in default under such contract, nor, to Seller's knowledge, has any event occurred which, but for the giving of notice or passage of time or otherwise, would constitute a breach or default under any such contract. The consummation of the Transaction will not result in the breach of any term or provision of, or constitute a default under, any Assumed Contract, or constitute an event which with notice, lapse of time or both could result in any such violation. Schedule 2.1(c) shall contain, in addition to a listing of Assumed Contracts, a detailed WIP Schedule (including Unbilled WIP) and a listing of retainage related to the Assumed Contracts as of the date of this Agreement. This Section 3.5 shall not apply to any Contracts relating to or constituting Intellectual Property, which is covered by Section 3.9.

     3.6. Warranties. There is no known and undisclosed claim against or liability pending or threatened against Seller or its Subsidiaries on account of product or contract warranties or with respect to the manufacture or sale of defective products or services, and there is no known and undisclosed basis for any such claim on account of defective products or services heretofore manufactured or sold or contract warranties.

     3.7. Acquired Equipment. Seller has provided or made available to Buyer a true, accurate and complete list of all Equipment of Seller and its Subsidiaries. The Acquired Equipment to the best of Seller's knowledge is functional for the use for which it was intended in the normal operation of the Business and is in good operating condition and repair (ordinary wear and tear excepted).

     3.8. Acquired Inventory. Seller has provided or made available to Buyer a true, accurate and complete list of Seller's and its Subsidiaries' tangible inventory. All Acquired Inventory is (i) suitable and useable for the production or completion of services required under the Assumed Contracts in the Ordinary Course of Business as first quality goods, (ii) valued at actual cost, and (iii) the sole, unencumbered property of Seller or its Subsidiaries. No such Acquired Inventory items have been or are held by Seller or its Subsidiaries on consignment from or for the benefit of any other Person.

     3.9. Intellectual Property. Seller has provided or made available to Buyer (i) a true, accurate and complete list of all material Intellectual Property (except know-how and goodwill) used by Seller or its Subsidiaries in the Business other than any Intellectual Property that is generally available to the public on market terms. Seller and its Subsidiaries have full right, title and interest in and to the Intellectual Property included as Acquired Intellectual Property and shown as owned by them on Schedule 2.1(e). Seller has provided or made available to Buyer true, accurate and complete copies of all material Intellectual Property Licenses used by Seller or its Subsidiaries in the Business, and such licenses which are included as Acquired Intellectual Property are in full force and effect. Seller is not, and, to the best of Seller's knowledge, no other party to any such licenses being acquired hereunder is, in default under any such license, nor, to Seller's knowledge, has any event occurred which, but for the giving of notice or passage of time or both, would constitute a breach or default under any Intellectual Property License being acquired hereunder. The consummation of the Transaction will not result in the breach of any term or provision of, or constitute a default under, any Intellectual Property License being acquired hereunder, or constitute an event which with notice, lapse of time or both would result in any such violation. To the best of Seller's knowledge, Seller and its Subsidiaries are not infringing upon or otherwise acting adversely to the intangible personal property owned by any other Person in connection with the Business as it relates to the Assumed Contracts and the Acquired Intellectual Property, and there is no notice, claim or action by any such Person pending with respect thereto.

     3.10. Ownership of Acquired Assets. Seller and its Subsidiaries have good title to all of the Acquired Assets, subject to no Encumbrances. Upon consummation of the Transaction, Buyer shall receive good title to the Acquired Assets other than the items described in Section 2.1(d) and the Acquired Permits, free and clear of all Encumbrances.

     3.11. Employees. Seller has provided or made available to Buyer a true, accurate and complete list of the following information for each employee of Seller and its Subsidiaries (including each employee on leave of absence or layoff status): job title, base rate of pay (together with any other compensatory arrangement), fringe benefits (including any company-owned or leased vehicles, club memberships and similar arrangements maintained or sponsored by Seller) and date of hire. Neither Seller nor any of its Subsidiaries has any employment or consulting agreements. No current employee of Seller or any of its Subsidiaries is a party to, or is otherwise bound by, any agreement or arrangement with Seller (or to Seller's knowledge with any other party) which would in any way adversely affect (i) the performance of his (or her) duties if he (or she) shall become an employee of Buyer or any of its Affiliates after the Closing, or (ii) Buyer's ability to own the Acquired Assets. Neither Seller nor any of its Subsidiaries has any outstanding commitment or arrangement or agreement to effect any general wage or salary increase for any of its employees.

     3.12. Labor Matters. To the best of their knowledge and in all material respects: Seller and its Subsidiaries have complied and are complying with all Requirements of Law with respect to employment and employment practices (including, without limitation, all applicable federal and state civil rights statutes and the hiring, recordkeeping and other requirements of the Immigration Reform and Control Act of 1986 and the rules and regulations thereunder and as amended). Seller and its Subsidiaries have not, and are not, engaged in any unfair labor practice or unlawful discriminatory act. There are no pending or, to the best of Seller's knowledge, threatened charges or complaints by or against Seller or any of its Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission, any other federal Governmental Authority relating to labor or employee matters or any similar state or local Governmental Authority. No labor strike, slowdown, work stoppage or other labor trouble is pending or, to the best of Seller's knowledge, threatened by or against Seller or any of its Subsidiaries. During the last five
(5) years, Seller and its Subsidiaries have not experienced any strike, work stoppage, slowdown or other labor difficulty. Seller and its Subsidiaries do not have any union or collective bargaining agreement. No collective bargaining agent has been certified as a representative of any employee of Seller or its Subsidiaries, and no representation campaign or election is now in progress with respect to any employees of Seller or its Subsidiaries. Seller and its Subsidiaries have not been, and Seller and its Subsidiaries are not in (and is not being charged with being in) default under or in violation of any Requirement of Law applicable to Seller, its Subsidiaries or to any of their respective former or current employees or to applicants for employment, including the National Labor Relations Act (as amended), the Fair Labor Standards Act (as amended), the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, any Executive Order administered by the Office of Federal Contract Compliance Programs or any similar state or local fair employment practice laws.

     3.13. Worker's Compensation Claims. Seller has provided or made available to Buyer a true and complete listing, to the best of Seller's knowledge, of all pending worker's compensation claims in connection with Seller's and its Subsidiaries' employees and any former employee of Seller or its Subsidiaries whose services were used in connection with the Business.

     3.14. Litigation. There are no suits, actions, claims, demands, citations, summons, subpoenas, or legal, administrative, arbitration or other proceedings or governmental inquiries or investigations of any nature (civil, criminal, regulatory or otherwise), at law or in equity, pending in any federal, state or local court, or before any administrative agency, arbitrator, mediator or other Governmental Authority (A) against, or otherwise adversely affecting in a material way, the Acquired Assets or (B) which seeks to enjoin, prohibit, or invalidate any action taken or to be taken pursuant to or in connection with this Agreement. To the best of Seller's knowledge, there are no judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator outstanding or unsatisfied against Seller, any of its Subsidiaries or the Acquired Assets. In addition, to the best of Seller's knowledge, neither Seller nor any of its Subsidiaries have received any notice, whether or not in writing, threatening any of the above matters. If any of the matters set forth on Section 3.14 of the Seller Disclosure Schedule is decided adversely to Seller or its Subsidiaries, such adverse decision will not result in a loss or forfeiture of, or creation of any Encumbrance upon, any of the Acquired Assets.

     3.15. Compliance with Laws. Seller and its Subsidiaries have complied in all material respects with all Requirements of Law in connection with the conduct of the Business and the ownership of the Acquired Assets. Neither Seller nor any of its Subsidiaries have received any written notice, asserting any non-compliance with any such Requirement of Law.

           (a) Permits. Seller has delivered or made available to Buyer a true, accurate and complete list of, or copies of, all material Permits required to be obtained or maintained in order presently to conduct the Business as conducted as of the date hereof and as of the Closing Date. To the best of their knowledge, Seller and its Subsidiaries have (or have made timely application for) all Permits necessary to enable them to utilize the Acquired Assets as currently employed in the Business, and their respective employees and agents also have all such Permits (including Environmental Permits) required of them in carrying out their duties. All Acquired Permits are in full force and effect, there has been no violation of or default or breach thereunder, and there is no pending or, to the best of Seller's knowledge, threatened proceeding under which any may be revoked, terminated or suspended. Seller shall cooperate with Buyer in having the Permits transferred to Buyer or in issuing new permits, licenses or certificates to Buyer to replace the Permits which are non-transferable.

           (b) Environmental Matters. With respect to the Acquired Assets and the Business (wherever conducted), except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) neither Seller nor any of its Subsidiaries has received any written communication during the two years prior to the date hereof from a Governmental Authority or any third party alleging that Seller or any of its Subsidiaries are in violation of any Environmental Laws, the substance of which communication has not been resolved, or that it is a potentially responsible party under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar state laws, regardless of when such alleged violation originally occurred or when Seller or any of its Subsidiaries received their original notice relating to such alleged violation, (ii) each of Seller and its Subsidiaries are in compliance with all Environmental Laws, (iii) neither Seller nor any of its Subsidiaries have entered into any consent decree or order, which decree or order is still in effect, or are subject to any outstanding judgments with respect to any property currently or formerly owned or operated by Seller or its Subsidiaries, relating to compliance with any Environmental Law or to the investigation or cleanup of Hazardous Material under any Environmental Laws, and (iv) there is no pending or, to the knowledge of Seller, threatened proceeding against Seller or any of its Subsidiaries for a violation of any Environmental Laws.

     3.16. No Seller's Brokers. All negotiations related to this Agreement and the

Transaction have been carried out by Seller directly with Buyer, without the intervention of any broker, finder, investment banker or other Person on behalf of Seller or any of its Subsidiaries in such a manner as to give rise to any claim by any such Person against Buyer for any finder's fee, brokerage commission or similar payment.

     3.17. Business Relationships. No material customer or supplier of, or joint venturer with, Seller or any of its Subsidiaries has, within the previous twelve
(12) months, cancelled or threatened to cancel or otherwise modify its relationship with Seller or its Subsidiaries.

                                   SECTION 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

     Subject to, and except as disclosed in, Schedule 4 to this Agreement (the "Buyer Disclosure Schedule"), Buyer represents and warrants to Seller, as of the date hereof and as of the Closing Date, the following:

     4.1. Buyer Organization, Existence and Good Standing. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     4.2. Buyer Authorization. Buyer has all requisite power and authority (A) to execute and deliver, and perform all of its obligations under, this Agreement and the other Transaction Documents and (B) to consummate the Transaction. This Agreement, and if the Closing occurs the other Transaction Documents to which Buyer is a party, when executed and delivered, shall constitute valid and legally binding obligations of Buyer enforceable against it in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally, and general equitable principles. This Agreement has been, and at Closing the other Transaction Documents to be executed by Buyer will be, duly executed and delivered by Buyer.

     4.3. No Buyer Conflicts. The execution and delivery of, and performance of its obligations under, this Agreement and the other Transaction Documents to which Buyer is or will be a party, and the consummation of the Transaction, will not (i) conflict with, or result in any violation or breach of or default or loss of any benefit under (either alone or with the giving of notice or the passage of time or both) (A) any provision of the organizational or governing instruments of Buyer, (B) any contract or agreement to which Buyer is a party or
(C) any Requirement of Law of any Governmental Authority or arbitrator applicable to Buyer or (ii) result in the creation or imposition of any Encumbrance on Buyer.

     4.4. Buyer Consents. No Requisite Approvals are required in connection with Buyer's execution and delivery of, and performance of the obligations under, this Agreement and the other Transaction Documents or the consummation of the Transaction.

     4.5. No Buyer Brokers. All negotiations related to this Agreement and the Transaction have been carried out by Buyer directly with Seller, without the intervention of any broker, finder, investment banker or other Person on behalf of Buyer in such a manner as to give rise to any claim by any such Person against Seller for any finder's fee, brokerage commission or similar payment.

                                   SECTION 5

               COVENANTS AND ADDITIONAL AGREEMENTS OF THE PARTIES
               --------------------------------------------------

     5.1. Operations Pending Closing. Except as otherwise agreed by the Parties, between the date of this Agreement and the Closing (or the sooner termination of this Agreement), Seller and its Subsidiaries shall conduct the Business in substantially the same manner as the Ordinary Course of Business during the period preceding the date of this Agreement; provided, however, all new customer contracts may be handled through joint venture, teaming or similar agreements to be negotiated on a case by case basis between Seller and Buyer (any such customer contracts being referred to herein as "JV Contracts"); provided, however, that, (x) in the event the Closing does not occur on or before July 31, 2003, Seller may reduce the scope of its normal operations; and
(y) in the event the Closing does not occur on or before the later of (I) August 31, 2003 or (II) 20 days after the Seller has finally resolved any comments made by the staff of the SEC with respect to the Seller Proxy Materials, but in no event later than September 20, 2003 (the date provided in this clause (y) being referred to as the "Outside Date"), Seller shall no longer be required to conduct the Business in the Ordinary Course of Business (without limitation, Seller shall have no further obligation to fund the Business), but, at Buyer's written request, Seller shall agree irrevocably to lease or cause to be leased to Buyer the Acquired Equipment, Acquired Inventory, employees of Seller and other assets necessary to conduct the Business on a subcontracting basis, including performing the Assumed Contracts (with the Buyer receiving the revenue therefrom), all on terms reasonably agreed upon by the parties. Without limiting the generality of the foregoing, Seller and its Subsidiaries shall not, without the prior consent of the Buyer, which shall not be unreasonably withheld:

                (i) take any action which would, or could reasonably be expected to, result in a Material Adverse Effect;

                (ii) mortgage, pledge, or subject to any Encumbrance the Acquired Assets or otherwise enter into any agreement or commitment that restricts the use of the Acquired Assets in any way;

                (iii) sell, transfer, convey, assign or otherwise dispose of any of the Acquired Assets, except for the consumption of Acquired Inventory in the Ordinary Course of Business;

                (iv) waive, release, settle, compromise or cancel any claims against third parties or debts owing to it or any rights with respect to Acquired Assets or Assumed Liabilities;

                (v) settle or compromise, or agree to settle or compromise, any suits, actions or claims by or against Seller or any of its Subsidiaries with respect to Acquired Assets or Assumed Liabilities;

                (vi) terminate, modify, amend or otherwise alter or change any of the terms or provisions of any Assumed Contract, or pay any amount in respect of any Assumed Contract not required by any Requirement of Law or by any

           Assumed Contract;

                (vii) subject to Sections 5.3, 9.1(f) and 9.2(b), enter into any arrangement or agreement that would not permit the consummation of the Transaction; or

                (viii) take any action or omit to take any action, which omission or action would result in a material breach of this Agreement, or intentionally take any action or omit to take any action which action or omission would result in a breach of this Agreement.

     5.2. Preservation of Organization. Prior to the Closing, Seller shall use its commercially reasonable efforts to preserve the Business and the Acquired Assets, to keep available the services of its employees, and to preserve its favorable business relationships with its suppliers, customers and others with whom business relationships exist. Notwithstanding any provision of this Agreement to the contrary, Seller shall not (i) take any action that would cause a material decrease in the value of the goodwill of the Business, including relationships with each of its customers or (ii) fail to take any reasonable action of which it becomes aware that would prevent or would be reasonably likely to prevent a material decrease in such value.

     5.3. Similar Transactions Prohibited. Between the date of this Agreement and the Closing (or the sooner termination of this Agreement), except as expressly contemplated by this Agreement, Seller and its Subsidiaries and their respective stockholders, directors, officers, partners, managers, members, employees, Affiliates, agents or representatives (including any investment banker, attorney or accountant retained by it) shall not, directly or indirectly, (i) make, encourage, facilitate, solicit, assist or initiate any inquiry or proposal, or provide any information to or participate in any negotiations with, any Person or group (other than Buyer) relating to any of the following transactions (collectively, an "Alternative Transaction"): (A) liquidation, dissolution, recapitalization, share exchange, business combination, merger or consolidation of Seller or its Subsidiaries, (B) purchase or sale of any of the Acquired Assets, other than the consumption of Acquired Inventory in the Ordinary Course of Business of the Business, (C) purchase or sale of 15% or more of shares of any class of equity securities of Seller or its Subsidiaries, (D) any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of Seller or its Subsidiaries, or (E) any similar actions or transactions involving Seller and its Subsidiaries (other than the Transaction) or (ii) agree to or consummate any Alternative Transaction. Notwithstanding the foregoing, Seller or its Board of Directors shall be permitted to (A) make any disclosure required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange; or (B) engage in any discussions or negotiations with, or provide any information (including, without limitation, non-public information with respect to the Seller, the Business and the Acquired Assets) to, any Person in response to an unsolicited bona fide written proposal or offer for an Alternative Transaction by any such Person, if and only to the extent that, in the case of the actions referred to in clause
(B), (i) the Board of Directors of Seller concludes in good faith, after consultation with its outside legal counsel, that the failure to provide such information or engage in such negotiations or discussions is or is reasonably likely to result in a breach of its fiduciary duties to the stockholders of the Seller in accordance with

Delaware law, (ii) prior to providing any information or data to any Person in connection with a proposal or offer for an Alternative Transaction by any such Person, the Board of Directors of Seller receives from such Person an executed confidentiality agreement containing terms and provisions at least as restrictive as those contained in the Confidentiality Agreement (which shall not preclude discussions or negotiations relating to the proposal or offer from such Person) and (iii) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, the Board of Directors of Seller notifies Buyer promptly of such inquiries, proposals or offers received by, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives, indicating the name of such Person and providing to Buyer a copy of such written proposal or offer for an Alternative Transaction. Seller agrees that it will keep Buyer informed, on a prompt basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations and that it will deliver to Buyer copies of (or, if oral, summaries of) any changes to any proposals or offers. Seller agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to or on the date of this Agreement with respect to any Alternative Transaction or similar transaction or arrangement and will not waive any rights under any standstill or confidentiality agreements entered into with such parties. Seller agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section
5.3 of the obligations undertaken in this Section 5.3.

     5.4. Change in Information. Seller and Buyer will advise the other in writing immediately, but in any event prior to the Closing, of:

           (a) the occurrence of any event which renders any of the representations or warranties set forth herein materially inaccurate or the awareness of either of them that any representation or warranty set forth herein was not materially accurate when made; and

           (b) the failure of any Party hereto to comply with or accomplish in any material respect any of the covenants or agreements set forth herein.

At or before the Closing, all schedules to this Agreement shall be updated as of the Closing Date. Any Party adversely affected by a change to a schedule may elect to close the Transaction without prejudice to such Party's rights to indemnification relating to any such change.

     5.5. Financial Reports. Seller shall provide Buyer copies of all operating and financial reports relating to the Acquired Assets prepared by or for Seller in the Ordinary Course of Business consistent with past practices reasonably promptly following the time such reports become available.

     5.6. Fulfillment of Closing Conditions. Each Party shall act or refrain from acting, as the case may be, so that each of its representations and warranties set forth in this Agreement shall be true on and as of the Closing, and each Party shall use its commercially reasonable efforts to ensure that the Transaction will be consummated. If any event should occur, whether or not within the control of any Party hereto, which would prevent fulfillment of the conditions upon the obligations of any Party hereto to consummate the Transaction, the Parties hereto will use their commercially reasonable efforts to cure the event as expeditiously as possible. Each Party shall cooperate fully with each other in taking any actions, including actions to obtain any Requisite Approvals. If the Requisite Approval of any Governmental Authority contains any condition, the Party upon which such condition is imposed shall use its commercially reasonable efforts to comply therewith before the Closing; provided, however, that for purposes of this Section 5.6, the efforts of a Party shall not be deemed commercially reasonable where such efforts would be unduly burdensome to the complying Party or would have a Material Adverse Effect upon the complying Party.

     5.7. Due Diligence; Employees. Between the date hereof and the Closing (i) authorized representatives of Buyer shall have reasonable access to all properties, books, records, contracts and documents of Seller relating to the Transaction, (ii) Seller shall furnish to Buyer all information with respect to its affairs, the Business and the Acquired Assets that Buyer may reasonably request and (iii) Buyer shall have the right to discuss the affairs of Seller, the Business and the Acquired Assets with Seller's employees, counsel and independent accountants; provided, however, (A) subject to Section 7.1, that no investigation or examination by Buyer in connection with the foregoing shall in any way diminish or obviate any representation or warranty of Seller made in this Agreement, and (B) Seller and its Subsidiaries shall not be required to provide access to any minutes or similar communications to the Board of Directors or similar governing body of Seller or any of its subsidiaries or to any documents subject to any applicable privilege. Seller shall provide Buyer and its representatives with reasonable access to its employees to facilitate the smooth transition of such employees who become Transferred Employees from Seller to Buyer. Seller shall use its commercially reasonable efforts to encourage its employees who are offered employment by Buyer to agree to be employed by Buyer.

     5.8. Maintenance of Assets. From and after the date hereof until the Closing Date, Seller shall make all repairs and replacements to the Acquired Equipment, subject to the provisions of Section 5.1, necessary to preserve such Acquired Equipment in normal operating condition, ordinary wear and tear excepted, in accordance with the customary practice of Seller.

     5.9. Confidentiality. The Confidentiality Agreement shall survive the execution of this Agreement and remain fully enforceable through the Closing. As of the Closing, the Confidentiality Agreement shall be automatically terminated without further action by any Party.

     5.10. Public Announcements. Prior to Closing, none of the Parties will, nor will any Party permit its respective Affiliates or subsidiaries to, issue or cause the publication of any press release or any other announcement with respect to the Transaction contemplated by this Agreement without the prior written consent of the other Parties, except where such release or announcement is required by applicable law or pursuant to any applicable listing agreement with, or rules or regulations of, Nasdaq or other securities exchange, in which case such Party, prior to making such announcement, shall consult with the other Parties regarding the same.

     5.11. Other Matters. Each Party shall cooperate at its own expense with any other Party, both before and after the Closing, to the extent such Party may reasonably request, in the defense of any proceeding seeking to restrain, prohibit or invalidate the Transaction.

     5.12. Insurance. From and after the date hereof until the Closing Date, Seller shall maintain insurance with reputable insurance companies, to the extent and in the manner maintained as of the date hereof, on the Acquired Assets and the operation of the Business.

     5.13. Preparation of Seller Proxy Materials; Stockholder Approval.

           (a) As promptly as practicable after the date hereof, but in no event more than 10 days after the date hereof, Seller shall take, or cause to be taken, all actions, and do or cause to be done, all things reasonably necessary, proper or advisable to (i) prepare and file with the SEC and Nasdaq any documents or materials necessary to meet its disclosure obligations under the Exchange Act and the rules and regulations promulgated thereunder, including but not limited to, a proxy statement and related materials for the Seller Stockholders Meeting, or, if the Stockholders' Written Consent has been obtained, the information statement related thereto, as the case may be (the "Seller Proxy Materials"), and
     (ii) have the Seller Proxy Materials cleared by the SEC. Seller will use its reasonable best efforts to cause the Seller Proxy Materials to be mailed to its stockholders as promptly as practicable after the SEC has cleared the Seller Proxy Materials. Each Party agrees to correct any information provided by it for use in the Seller Proxy Materials that shall have become false or misleading at the time of mailing of such proxy materials.

           (b) Unless the holders of the requisite number of shares of Seller's Common Stock and Class B Common Stock approve and adopt by written consent this Agreement, the Transaction, and the Certificate of Incorporation Amendment (defined hereafter) ("Stockholders' Written Consent"), (i) as soon as practicable following the earlier of the date upon which the SEC clears the Seller Proxy Materials or the date the SEC notifies Seller that it will not review the Seller Proxy Materials, Seller, acting through its Board of Directors, shall, subject to and in accordance with its restated certificate of incorporation and by-laws, promptly and duly call, give notice of, convene and hold a meeting of the holders of shares of Seller's Common Stock and Class B Common Stock (the "Seller Stockholders Meeting") for the purpose of voting to approve and adopt (A) this Agreement and the Transaction, and (B) an amendment of its restated certificate of incorporation so as to change its legal name as set forth in Section 5.16(c) hereof (the "Certificate of Incorporation Amendment"), (ii) Seller agrees to use its reasonable best efforts to distribute the Seller Proxy Materials to its stockholders in a timely manner such that the Seller Stockholders Meeting shall occur on or before sixty (60) days after the date of this Agreement, (iii) Seller shall (A) include in the Seller Proxy Materials a recommendation by its Board of Directors to approve and adopt this Agreement and the Transaction and the Certificate of Incorporation Amendment by the stockholders of Seller, and (B) use its reasonable efforts to solicit and obtain such approval; provided however that Seller shall have no obligation pursuant to this Section 5.13 if this Agreement is terminated in accordance with Section 9.1 hereof or pursuant to this
     Section 5.13(b) in the event that the Board of Directors of Seller determines to withhold, withdraw, amend or modify its recommendation with respect to this Agreement as provided hereafter, and (iv) the Board of Directors of Seller shall not withhold, withdraw, amend or modify in a manner adverse to Buyer its recommendation referred to in clause (A) of subsection (iii) above (or announce publicly its intention to do so), except that such Board of Directors shall be permitted to withhold, withdraw, amend or modify its recommendation (or publicly announce its intention to do so) if the Board of Directors of Seller determines in good faith, after consultation with its outside legal counsel, that its failure to withhold, withdraw, amend or modify its recommendation is, or is reasonable likely to result in, a breach of its fiduciary duties to the stockholders of Seller in accordance with Delaware law. In the event that the Stockholders' Written Consent is obtained, Seller shall promptly, and in any event within thirty days after delivery of such Stockholders' Written Consent, give, or cause to be given, to the holders of Common Stock and Class B Common Stock the notice required under Section 228(e) of the Delaware Act.

           (c) None of the information supplied or to be supplied by Seller for inclusion or incorporation by reference in the Seller Proxy Materials (or any of the amendments or supplements thereto) will, on the date each is first mailed to the stockholders of Seller or at the time of the Seller Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. The Seller Proxy Materials will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

           (d) None of the information supplied or to be supplied by Buyer for inclusion or incorporation by reference in the Seller Proxy Materials (or any of the amendments or supplements thereto) will, on the date each is first mailed to Seller's stockholders, or at the time of the Seller Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing provisions of this Section, no representation or warranty is made by Buyer with respect to statements made or incorporated by reference in the Seller Proxy Materials based on information supplied by any Person other than Buyer.

     5.14. Stock Transfer Records. Seller will cause its transfer agent to make stock transfer records relating to Seller available to the extent reasonably necessary to effectuate the intent of this Agreement.

     5.15. Mutual Release. Seller and Buyer have had a business relationship for many years, which has included, among other things, Seller being a licensee of Buyer. It is the intent of the Parties that, as a result of the Transaction and the purchase of the Acquired Assets, Buyer will acquire from Seller (and, to the extent applicable, its Subsidiaries) all of the rights of Seller (and, to the extent applicable, its Subsidiaries) relating to its business relationship with Buyer, including any rights to, relating to or arising out of the Acquired Assets and the business relationship conducted with respect to the Acquired Assets, other than Seller's rights under this Agreement. To more fully ensure the transfer of such rights to Buyer and the final separation of the business relationship between Seller (and, to the extent applicable, its Subsidiaries) and Buyer, the Seller (and, to the extent applicable, its Subsidiaries) and Buyer desire to mutually release each other as provided in this Section.

     Accordingly, effective as of the Closing Date, Seller for itself, its Subsidiaries and any Person claiming through them, hereby releases Buyer and its directors, officers, employees, agents and subsidiary and affiliated entities (collectively, the "Buyer Released Parties") from any and all claims, demands, debts, losses, actions, causes of action, suits, proceedings, accounts, contracts, and demands of every kind and nature, whether known or unknown, in contract, in tort, by statute, at law, in equity, or any other basis, which Seller, its Subsidiaries or any Person claiming through them had or has or may have as of the Closing Date against any of the Buyer Released Parties arising from or relating to any business relationship between Seller (and, to the extent applicable, its Subsidiaries) and Buyer relating to or arising out of the Acquired Assets, other than any rights under this Agreement except for the breach of any representation or warranty relating to the business relationship between Seller and Buyer not created by this Agreement, which are released.

     Further, effective as of the Closing Date, Buyer for itself, its subsidiaries and any Person claiming through them, hereby releases Seller and its directors, officers, employees, agents and subsidiary and affiliated entities (collectively, the "Seller Released Parties") from any and all claims, demands, debts, losses, actions, causes of action, suits, proceedings, accounts, contracts, and demands of every kind and nature, whether known or unknown, in contract, in tort, by statute, at law, in equity, or any other basis, which Buyer, its subsidiaries or any Person claiming through them had or has or may have as of the Closing Date against any of the Seller Released Parties arising from or relating to any business relationship between Seller (and, to the extent applicable, its Subsidiaries) and Buyer relating to or arising out of the Acquired Assets, other than any rights under this Agreement except for the breach of any representation or warranty relating to the business relationship between Seller and Buyer not created by this Agreement, which are released.

     5.16. Post-Closing Actions by Seller. After Closing, Seller agrees:

           (a) to (A) consider in good faith the dissolution of Seller and, unless it is determined by the Board of Directors of Seller in accordance with its fiduciary duties that the dissolution of Seller is not in the best interest of the Corporation and its stockholders, to submit the proposed dissolution to a vote of Seller's Common Stock and Class B Common Stock no later than Seller's next annual meeting currently scheduled for December 2003 and (B) file, or cause to be filed, a Certificate of Dissolution with the Secretary of State of the State of Delaware in accordance with Section 275 of the Delaware Act if a majority of the outstanding voting power of the shares of Common Stock and Class B Common Stock of Seller entitled to vote thereon approve the dissolution at such meeting;

           (b) (A) cause each of its Subsidiaries (other than Try-Tek Machine Works, Inc.) to consider in good faith dissolution of its operations in accordance with the applicable laws of its state of incorporation or organization, as the case may be, and, if it is determined by the respective Board of Directors of each Subsidiary (other than Try-Tek Machine Works, Inc.) in accordance with their fiduciary duties that each Subsidiary (other than Try-Tek Machine Works, Inc.) should be dissolved, to approve each proposed dissolution by written consent and (B) file, or cause to be filed, a certificate of dissolution or such other documents as required under applicable law;

           (c) effective as soon as administratively possible, to file, or cause to be filed, all necessary documentation required under the laws applicable to the entity in question, to effect the Certificate of Incorporation Amendment, and to amend the certificate of incorporation or other organizational instrument of each Subsidiary whose legal name contains the word "Insituform", "MidSouth" or "insitu" to change their respective legal names, to new legal names which shall not include the name "Insituform", "MidSouth" or "insitu" or any derivation thereof.

                                   SECTION 6

                  CLOSING CONDITIONS, DOCUMENTS AND PROCEDURES
                  --------------------------------------------

     6.1. Conditions to Obligation of Seller and its Subsidiaries. The obligation of Seller and its Subsidiaries to consummate the Transaction is subject to the fulfillment, prior to or at Closing, of each of the following conditions, any of which Seller and its Subsidiaries may waive in writing:

           (a) Buyer Representations and Warranties True. All representations and warranties of Buyer made in this Agreement, or in any exhibit, schedule, or certificate delivered pursuant hereto that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects, and all such representations and warranties not so qualified shall be true and correct in all material respects, in each case on and as of the Closing Date with the same force and effect as if made on and as of that date, except for changes contemplated by this Agreement.

           (b) Buyer Covenants Performed. All of the terms, covenants and conditions to be complied with and performed by Buyer on or prior to the Closing Date shall have been complied with or performed in all material respects.

           (c) No Adverse Proceedings. No suit, action or governmental proceeding shall have been instituted (or in the case of governmental proceedings, threatened in writing) against, and no order, decree, or judgment of any court, agency, or other Governmental Authority shall have been rendered against, any Party hereto or seeking to enjoin, restrain, invalidate, prohibit, avoid, set aside or render illegal in whole or in part the consummation of the Transaction.

           (d) Compliance Certificate. Buyer shall have delivered a certificate, dated as of the Closing Date and signed by an appropriate representative of Buyer, certifying that the conditions specified in Sections 6.1(a) and (b) have been fulfilled.

           (e) Payment of Purchase Price and Delivery of Assignment and Assumption Agreement. Buyer shall have paid the Purchase Price to Seller at Closing as set forth in Section 2.2 hereof, including the delivery of the Escrow Amount to the Escrow Agent as set forth in Section 2.3, and delivered, or caused to be delivered, the Assignment and Assumption Agreement signed by Buyer.

           (f) Seller's Stockholder Approval. The adoption and approval of this Agreement and the consummation of the Transaction and the Certificate of Incorporation

     Amendment shall have been duly approved under the Delaware Act at the Seller Stockholders Meeting or by the Stockholders' Written Consent.

           (g) Delivery of Escrow Agreement. Buyer shall have executed and delivered to Seller the Escrow Agreement.

           (h) Other Acts. Seller shall have received from Buyer such other Closing documents as they may reasonably request in connection with the Transaction, and all documents and instruments incident to the Transaction shall be in form and substance satisfactory to Seller and its counsel.

     6.2. Conditions to Obligations of Buyer. The obligation of Buyer to consummate the Transaction is subject to the fulfillment, prior to or at Closing, of each of the following conditions, any of which Buyer may waive in writing:

           (a) Seller's and Subsidiaries' Representations and Warranties True. All representations and warranties of Seller and its Subsidiaries made in this Agreement, or in any exhibit, schedule, or certificate delivered pursuant hereto that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects, and all such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case on and as of the Closing Date with the same force and effect as if made on and as of that date, except for changes contemplated by this Agreement.

           (b) Seller's and Subsidiaries' Covenants Performed. All of the terms, covenants and conditions to be complied with and performed by Seller and its Subsidiaries on or prior to the Closing Date shall have been complied with or performed in all material respects.

           (c) Requisite Approvals and Consents. All Requisite Approvals to authorize, approve or permit the execution, delivery and performance of this Agreement, and the full, complete and effective consummation of the Transaction, shall have been received, including all agreements, consents and approvals of any third parties required to effect the consummation of the Transaction, or otherwise pertaining to the matters covered by it, on terms satisfactory to Buyer, including without limitation the consent of Seller's or its Subsidiaries' customers to the assignment and assumption of the Assumed Contracts as contemplated herein.

           (d) No Material Adverse Effect. There shall have occurred no Material Adverse Effect.

           (e) No Adverse Proceedings. No suit, action or governmental proceeding shall have been instituted (or in the case of governmental proceedings, threatened in writing) against, and no order, decree, or judgment of any court, agency, or other Governmental Authority shall have been rendered against, any Party hereto or seeking to enjoin, restrain, invalidate, prohibit, avoid, set aside or render illegal in whole or in part the consummation of the Transaction.

           (f) Compliance Certificate. Seller shall have delivered to Buyer a certificate, dated as of the Closing Date and signed by an appropriate representative of Seller, certifying that the conditions specified in Sections 6.2(a), (b), (c), (d), (h) and (k) have been fulfilled.

           (g) Due Diligence. Buyer shall have completed its due diligence investigation and review of Seller and its Subsidiaries, and the results of such investigation and review (including with respect to the Acquired Assets, Assumed Liabilities, Assumed Contracts, Business and business prospects) shall be satisfactory to Buyer in its sole, unconditional, full and unfettered discretion; provided, however, that Buyer must exercise its right to terminate this Agreement resulting from the failure of the condition contained in this section prior to the earlier of (i) the date that the Seller Proxy Materials are mailed to the stockholders; or (ii) the date such stockholder approval is obtained.

           (h) Seller's Stockholder Approval. The adoption and approval of this Agreement and the consummation of the Transaction and the Certificate of Incorporation Amendment shall have been duly approved at the Seller Stockholders Meeting or by the Stockholders' Written Consent.

           (i) Delivery of Other Documents. Seller shall have delivered to Buyer the following documents or agreements:

                (1) a Bill of Sale in a form to be agreed upon by the parties in good faith duly executed by Seller and its Subsidiaries regarding the conveyance, transfer and assignment to Buyer of all Acquired Assets other than the Acquired Intellectual Property, together with possession of the Acquired Assets that are capable of being transferred by delivery; and

                (2) an Assignment and Assumption Agreement in a form to be agreed upon by the parties in good faith duly executed by Seller and its Subsidiaries regarding the assignment of the Assumed Contracts and the Acquired Intellectual Property and the assumption of the Assumed Liabilities; and

                (3)  the Escrow Agreement executed by Seller.

           (j) Legal Opinion of Counsel of Seller. Buyer shall have received the favorable legal opinion of counsel to Seller and its Subsidiaries in a form to be reasonably agreed upon by the parties.

           (k) Delivery of Shareholder Information Statement. If the Stockholders' Written Consent has been obtained, then more than twenty (20) calendar days shall have elapsed since the date that Seller sent or gave the Seller Proxy Materials to its stockholders such that Rule 14c-2 promulgated under the Exchange Act is satisfied in all respects.

           (l) Other Acts. Buyer shall have received from Seller and its Subsidiaries such other Closing documents as Buyer may reasonably request in connection with the

     Transaction, and all documents and instruments incident to the Transaction shall be in form and substance satisfactory to Buyer and its counsel, and Buyer shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                                   SECTION 7

                          SURVIVAL AND INDEMNIFICATION
                          ----------------------------

     7.1. Survival of Representations, Warranties and Covenants. The representations, warranties, covenants, agreements and indemnification obligations of the Parties contained in this Agreement shall survive the Closing for a period ending on the third anniversary of the Closing Date; provided that,
(x) the representations and warranties in Sections 3.1, 3.2, 3.3 and 3.4 shall survive indefinitely, unless Seller shall dissolve, in which case such representations and warranties shall survive for a period ending three years following the date the dissolution becomes effective under the Delaware Act, and
(y) any covenants expressly providing for a longer period of operation shall survive until the end of such express period of operation. Each of the Parties represents that it has notified the other Parties of any facts or circumstances that has come to its attention which could result in a breach of any representation or warranty by a Party signing this Agreement. The Parties shall be entitled to rely on the representations and warranties contained herein, notwithstanding any due diligence investigation conducted by the Parties after the date hereof. If, as the result of any due diligence investigation or otherwise, a Party learns of a breach of any representation or warranty, such Party shall promptly inform the other Parties hereto in writing of such breach. The waiver of any closing condition related to such breach by the Party intended to benefit therefrom shall not waive or impair such Party's right to seek indemnification after Closing for such breach.

     7.2. Seller's Indemnity. Subject to the provisions of this Section 7, following the Closing, Seller and its Subsidiaries shall indemnify, defend and hold harmless Buyer and its directors, officers, employees, representatives and agents from and against any and all Damages suffered, sustained, incurred or required to be paid directly or indirectly by them in connection with, as a result of or arising out of:

           (a) any matter or event of any nature whatsoever arising from a Non-Assumed Liability, whether occurring prior to or after Closing, or

           (b) any matter or event of any nature whatsoever relating to Seller, its Subsidiaries, the Business or the Acquired Assets which occurred on or prior to the Closing and is not an Assumed Liability; or

           (c) any matter or event of any nature whatsoever relating to Seller, its Subsidiaries or their post-Closing business, operations or winding up which occurs after the Closing; or

           (d) any breach or nonfulfillment of any covenant (pre-Closing or post-Closing) or agreement on the part of Seller or its Subsidiaries contained in this Agreement or any other Transaction Document; or

           (e) any inaccuracy or breach of any representation or warranty on the part of Seller or its Subsidiaries contained in this Agreement or any other Transaction Document without regard for (i) any materiality or other qualification contained therein, or (ii) any matter specifically identified on the Seller Disclosure Schedule as not qualifying Seller's representations and warranties for purposes of this Section 7.2(e), unless otherwise indicated therein.

     7.3.  Buyer's Indemnity. Subject to the provisions of this Section 7,
Buyer shall indemnify, defend and hold harmless Seller and their respective directors, officers, employees, representatives and agents from and against any and all Damages suffered, sustained, incurred or required to be paid directly or indirectly by them in connection with, as a result of or arising out of:

           (a) any matter or event of any nature whatsoever relating to Buyer or the ownership of the Acquired Assets which occurs after the Closing; or

           (b) any breach or nonfulfillment of any covenant (pre-Closing or post-Closing) or agreement on the part of Buyer contained in this Agreement or any other Transaction Document, including Assumed Liabilities; or

           (c) any inaccuracy or breach of any representation or warranty on the part of Buyer under this Agreement or any Transaction Document.

     7.4. Claims Procedure. All claims for indemnification by an Indemnified Party against an Indemnifying Party pursuant to this Section 7 shall be asserted and resolved as set forth in this Section 7.4. As soon as reasonably practicable after becoming aware of a claim for indemnification under this Agreement (including the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto for which indemnity may be sought under this Agreement), an Indemnified Party shall promptly, but in no event more than 30 days after such Indemnified Party becomes aware of such claim, notify the Indemnifying Party of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim) (the "Claim Notice"); provided, however, that the right of an Indemnified Party to be indemnified hereunder shall not be adversely affected by such Party's failure to give such Claim Notice unless, and then only to the extent that, an Indemnifying Party is prejudiced thereby. The Indemnifying Party shall have 30 days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes its liability to the Indemnified Party hereunder with respect to such claim and (ii) if such claim involves a third-party claim, whether or not the Indemnifying Party desires to defend the Indemnified Party against such claim. If the Indemnifying Party does not dispute its liability for such claim in writing within the Notice Period, then the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of such claim on an as-incurred basis, following the receipt by the Indemnifying Party of documentation providing in reasonable detail a description of the costs and other Damages for which the Indemnified Party is seeking indemnification (including, where practicable, receipts or other proofs of payment of such amounts); provided, however, if the Indemnifying Party agrees that it has an indemnification obligation, but disputes the amount of its obligation, then the Indemnified Party shall be entitled so to recover from the Indemnifying Party the amount not in dispute, without prejudice to the Indemnified Party's claim for the amount in dispute.

           (a) Defense of Third-Party Claim. If the Indemnifying Party notifies the Indemnified Party in writing within the Notice Period that it desires to defend the Indemnified Party against any third-party claim, then the Indemnifying Party may assume such defense upon delivery to the Indemnified Party of a written agreement acknowledging that (i) the Indemnified Party is entitled to indemnification for all Damages arising out of such claim and (ii) the Indemnifying Party shall satisfy its obligations to make such indemnity on an as-incurred basis as provided in this Section 7.4; provided however, (i) the Indemnifying Party's counsel must be reasonably satisfactory to the Indemnified Party and (ii) the Indemnifying Party shall thereafter keep the Indemnified Party informed on a reasonable basis of the status of such claim. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof and to employ such counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If, however, the Indemnified Party reasonably determines in its judgment that representation by the Indemnifying Party's counsel of both the Indemnifying Party and the Indemnified Party would present such counsel with a conflict of interest, then such Indemnified Party may employ separate counsel reasonably satisfactory to the Indemnifying Party and its counsel to represent or defend it in any such claim and the Indemnifying Party shall pay the reasonable counsel fees and disbursements of such separate counsel. Notwithstanding anything contained herein to the contrary, to the extent either the Indemnifying Party or the Indemnified Party has insurance coverage that covers defense costs, such insurance shall pay the defense costs of such third-party's claim.

           The Indemnifying Party and the Indemnified Party shall give each other and their respective counsel access, during normal business hours, to relevant business records and other documents, and shall permit them to consult with their respective agents and employees regarding the defense of any third-party claim (including using reasonable efforts to make such persons available for depositions or other discovery practice).

           (b) Settlement or Compromise. Any settlement or compromise made or caused to be made in accordance with the provisions of this Section 7.4 by the Indemnified Party or the Indemnifying Party, as the case may be, of any third-party claim shall also be binding upon the Indemnifying Party or the Indemnified Party, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, (i) no obligation, restriction or Damages that will not be paid in full by the Indemnifying Party shall be imposed on the Indemnified Party as a result of any such settlement or compromise without its prior written consent, which shall not be unreasonably withheld or delayed, and (ii) no statement or admission of liability that could reasonably be expected to be detrimental to Buyer, the Acquired Assets or the Business may be made as part of any such settlement or compromise without the prior written consent of Buyer, which shall not be unreasonably withheld or delayed. The

     Indemnifying Party will give the Indemnified Party at least 30 days' prior written notice of any proposed settlement or compromise of any third-party claim it is defending, during which time the Indemnified Party may reject such proposed settlement or compromise; provided, however, from and after such rejection, the Indemnified Party shall be obligated to assume the defense of and full and complete liability and responsibility for such claim and any and all Damages in connection therewith in excess of the amount of Damages which the Indemnifying Party would have been obligated to pay under the proposed settlement or compromise upon payment to the Indemnified Party of the amount of the proposed settlement.

           (c)  The aggregate liability of Seller or Buyer under Section 7.2 or
     Section 7.3, as the case may be, shall in no event exceed the cash portion of the Purchase Price. In addition:

                (i) Seller shall not have any liability to Buyer under Section 7.2, and Buyer shall not have any liability to Seller under
           Section 7.3, unless the aggregate of all Damages for which Seller or Buyer, as the case may be, would be liable but for this
           Section 7.4 (c) (i) exceeds on a cumulative basis an amount equal to $10,000, and then only to the extent of such excess; and

                (ii)  Seller shall not have any liability to Buyer under Section
           7.2 (e) for any inaccuracy or breach of any representation or warranty on the part of Seller or its Subsidiaries contained in this Agreement or any other Transaction Document that is qualified by Seller's knowledge, unless the aggregate of all Damages for which Seller would be liable but for this Section 7.4 (c) (ii) exceeds on a cumulative basis an amount equal to $50,000, and then only to the extent of the amount of such Damages that exceeds $15,000 in the aggregate (calculated separately from the $10,000 limitation in clause (i) above).

     7.5. Insurance Proceeds. In calculating the amount of any Damages to be paid hereunder, the amount of such Damages shall be reduced by all insurance reimbursements credited to or received by the Indemnified Party, relating to such Damages. The Indemnified Party shall be obligated to assert against the appropriate insurance company any covered third-party claim. In connection therewith, upon request, each Party shall obtain a waiver of subrogation with respect to such reimbursements from its insurer(s).

     7.6. Sales Tax. Seller and Buyer agree to share equally the expense of any sales Tax (or tax substantially similar to a sales Tax) that may be imposed on either Party as a result of the Transaction.

                                   SECTION 8

                             POST-CLOSING COVENANTS
                             ----------------------

     8.1.  Employees.

           (a) Effective as of the Closing, Buyer shall offer employment to those employees of Seller or its Subsidiaries that it desires to employ post-Closing in its sole and unfettered discretion, provided that Buyer shall not solicit or offer employment to the persons listed on Schedule
     8.1. Seller shall use its reasonable efforts to encourage such employees to become employees of Buyer and will not act in any derogatory manner towards or with respect to Buyer or take any action to prevent any such employee from being employed by Buyer from and after the Closing Date. Employees who accept employment with Buyer shall be referred to herein as the "Transferred Employees." Effective as of the Closing, Seller or its Subsidiaries shall no longer employ the Transferred Employees. Nothing contained in this Agreement shall be deemed to obligate Buyer to employ any person for any particular period or on any particular terms or conditions of employment. Nothing in this Section 8.1 shall be construed to confer any rights or remedies on any employee of Seller or any of its Subsidiaries.

           (b) Seller and its Subsidiaries shall be solely responsible for any and all claims and obligations, if any, for wages, commissions, salary, insurance, wage continuation, severance pay, termination pay and other benefits (including accrued and unearned vacation, holiday, sick pay and other benefits, if any) arising or accruing or claimed to arise or accrue with respect to any employees of Seller or its Subsidiaries.

           (c) To the extent required by law, Seller and its Subsidiaries shall remain liable and responsible for all obligations to all past or present employees of Seller and its Subsidiaries (or any predecessors thereto), including those who are Transferred Employees, who may be currently receiving or entitled to receive, or who from and after the date hereof shall be entitled to receive, and shall continue to provide to such employees, health care related benefits under COBRA, or any of the rules or regulations thereunder, in connection with or by reason of any termination of employment with Seller or any of its Subsidiaries (or any predecessor thereto).

     8.2.  Actions after the Closing.

           (a) Further Assurances. From time to time after the Closing, Seller and its Subsidiaries (for no additional consideration) shall take such acts and execute and deliver to Buyer such documents and instruments of sale, transfer, conveyance, assignment, delivery and such consents, assurances, powers of attorney and other similar instruments as may be reasonably requested by Buyer or its counsel in order to vest in Buyer all right, title and interest in and to the Acquired Assets and to carry out the purposes and intent of this Agreement and the other Transaction Documents. Seller agrees to provide Buyer reasonable access to its computer systems and network to access, and to otherwise effect an orderly transition to Buyer of, the data and information (in the current storage media) that comprises part of the Acquired Assets.

           (b) Failure to Obtain Certain Consents. Nothing contained in this Agreement shall be construed as an attempt to agree or an agreement to assign any Acquired Asset, including any Contract, agreement or license, which is at law non-assignable or which is non-assignable without the Requisite Approval of another Person, unless such Requisite Approval shall be given. Seller shall use all commercially reasonable efforts to obtain all

     Requisite Approvals of such Persons to the assignment of any such Acquired Assets. If the Requisite Approvals of any Person to the assignment of any Acquired Asset cannot be obtained, or if any attempted assignment of any Acquired Asset would be ineffective or would adversely affect, as applicable, Seller's (or its Subsidiaries', as applicable) rights thereunder so that Buyer would not in fact receive all such rights, Seller shall cooperate in any arrangement Buyer may reasonably request to provide for Buyer the benefit of any such Acquired Asset, including enforcement for the benefit of Buyer of any and all of Seller's (or its Subsidiaries', as applicable) rights against any other party thereto arising out of the breach or cancellation thereof by such party or otherwise.

           (c) Confidentiality and Nonsolicitation after Closing. After the Closing, all information relating to the Business, Acquired Assets or the Assumed Liabilities shall be the confidential information of Buyer. Seller and its Subsidiaries will hold such confidential information in the strictest confidence, and will not disclose such confidential information without the prior written consent of Buyer, except as required by law (in which case, Seller and its Subsidiaries will use their best efforts to give Buyer adequate notice to seek a protective order or similar relief). In addition to any other nonsolicitation provision contained in any other Transaction Document and unless expressly agreed to in writing by Buyer, for a period of the lesser of (i) 5 years following the Closing Date, and
     (ii) 3 years following the effective date of Seller's dissolution (the "Nonsolicitation Period"), Seller and its Subsidiaries will not, in any manner or at any time, directly or indirectly, solicit or encourage any Person to cease doing business with Buyer or any Affiliate of Buyer or solicit or encourage any employee(s) of Buyer or of any Affiliate of Buyer to cease being an employee of Buyer or such Affiliate.

           (d) Personal Property Prorations. All personal property Taxes, utilities and similar fees and charges and any Encumbrance Taxes and Charges with respect to the Acquired Assets to be conveyed to Buyer pursuant hereto (the "Personal Property Taxes and Charges") shall be prorated through the Closing Date. If Buyer receives a statement for payment of any Personal Property Taxes and Charges after Closing, it may pay the amount of such statement, and Seller shall promptly reimburse Buyer for the amount of such statement for which Seller is responsible for under this section.

           (e) Noncompete. During the Nonsolicitation Period, Seller and its Subsidiaries will not engage in, be engaged by or consult with, or have any interest in, directly or indirectly, any other Person engaged in any business or activity similar to, related to, or competitive with the Business, other than the ownership of less than 5% of the outstanding shares or other securities of any publicly held company that engages in any of the foregoing activities; provided, however, that Seller and its Subsidiaries shall be permitted to: (i) sell or otherwise dispose of any assets not purchased by Buyer to any third party; (ii) perform Spraywall(TM)work unless and until Buyer shall have irrevocably exercised its option to acquire the Spraywall(TM)license as agreed to by the parties;
     (iii) with respect to Try-Tek Machine Works, Inc., continue to conduct its business as previously conducted by it (but not by Seller or Seller's other affiliates), other than the manufacture, use or sale of any items which are subject to Buyer's patents or proprietary or confidentiality rights; and
     (iv) perform or cause to be performed (including through subcontractors) any work required to be performed by it under warranties given by Seller or its Subsidiaries with respect to work performed before the Closing.
     The geographical area for the purposes of this restriction shall be the United States of America and its territories. Seller and its Subsidiaries hereby acknowledge and agree that the durational and geographical restrictions and the scope of the covenants set forth in this section are reasonable, and Seller and its Subsidiaries hereby waive any objection or defense that they may have with respect to these matters. If any arbitrator, court or tribunal of competent jurisdiction shall refuse to enforce any or all of the foregoing restrictions because they are more extensive, whether as to duration, geographical area or otherwise, than is deemed reasonable, it is expressly understood and agreed between the Parties that such covenants shall not be void, but that for the purpose of such proceedings and in such jurisdictions, the restrictions contained herein shall be deemed to be reduced to the extent necessary to permit enforcement of the covenants.

           (f) Work in Process. Promptly following Closing, Seller agrees to provide a true, accurate and complete list of the amount of all work in progress performed by Seller under the Assumed Contracts but not billed by Seller before Closing ("Unbilled Work"). Buyer agrees to include the Unbilled Work in its bills to customers under the Assumed Contracts issued by Buyer in the Ordinary Course of Business following the Closing, and to remit to Seller promptly upon receipt of payment from such customers an amount equal to the amount of Unbilled Work (or, if less, the amount of such payment). In addition, after Closing, if Buyer shall receive, directly or indirectly, (i) any refund or other repayment of any retentions under Assumed Contracts that were made before the Closing Date, or (ii) any payment with respect to work under the Assumed Contracts performed and billed by Seller or any of its Subsidiaries prior to Closing, Buyer shall promptly pay or cause to be paid to Seller the amount so received by Buyer.

           (g) License to Use Marks. Strictly as an accommodation to the Licensees (defined hereinafter), Buyer grants to Seller and those of its Subsidiaries that currently use the Marks (the "Licensees") a non-exclusive, royalty-free license to use the Marks, but only for the limited purposes set forth below (the "License") and in connection with conducting the operation of their respective businesses as are required promptly to discontinue their respective businesses and affairs in an orderly manner. The License shall be limited in all respects to the following:

                (i) to continue to use stationery on which their respective Marks are set forth, provided that each Licensee clearly identifies on such stationary that such Licensee formerly operated its business under such Mark, and provided further that the license to use such stationary shall terminate at the time the stock of stationery in the manner set forth herein bearing the Mark that is in existence on the date hereof has been used and, in no event shall the License include using the Marks on any purchase of stock of stationery after the date hereof;

                (ii) to continue to use existing signage on which their respective Marks are displayed on any real or personal property owned or leased by a Licensee on the date hereof, but only until such real or personal property is sold by the Licensee or the lease of such property has expired, at which time the applicable Licensee covenants and agrees that it shall remove, or cause such signage to be removed, at its expense prior to
                      (A) delivery of such real or personal property to a third-party purchaser, or (B) return of such real or personal property to a third-party lessor.

     The Licensor reserves and retains all rights of simultaneous use of the Marks. The Licensees have no right to assign or grant sublicenses under the License.

                                    SECTION 9

                                   TERMINATION
                                   -----------

     9.1. Termination. In addition to any other provisions expressly providing a right to terminate this Agreement, this Agreement and the Transaction may be terminated at any time prior to Closing by written notice thereof delivered by a Party to the other Parties in the following instances:

           (a) by Buyer, if (A) there has been a material breach of any representation or warranty of Seller or any of its Subsidiaries that is not otherwise qualified by materiality or Material Adverse Effect, (B) there has been a breach of any representation or warranty of Seller or any of its Subsidiaries that is qualified by materiality or Material Adverse Effect or
     (C) there has been a material breach or nonfulfillment of any covenant or agreement of Seller or any of its Subsidiaries;

           (b) by Seller or its Subsidiaries, if (A) there has been a material breach of any representation or warranty of Buyer that is not otherwise qualified by materiality or Material Adverse Effect, (B) there has been a breach of any representation or warranty of Buyer that is qualified by materiality or Material Adverse Effect or (C) there has been a material breach or nonfullfilment of any covenant or agreement of Buyer;

           (c) by Buyer, if any event or series of events occurs that individually or in the aggregate with all such events could result in a Material Adverse Effect;

           (d) by any Party, if all Parties agree by mutual consent in writing to termination;

           (e) by Buyer, if the Closing has not occurred on or before the earlier of (x) September 30, 2003 or (y) the Outside Date (but only if Seller shall have then determined to cease conducting the Business in the Ordinary Course of Business);

           (f) by Seller, by written notice to Buyer, at any time prior to the receipt of the approval of its stockholders of this Agreement and the Transaction, if the Board of Directors of Seller (i) receives a Superior Proposal and (ii) determines in good faith that the transactions contemplated by this Agreement are no longer in the best interests of the

     Seller and its stockholders;

           (g)  by Buyer or Seller, by written notice to the other Parties, if
     (i) the Stockholders' Written Consent shall not have been obtained, (ii) the Seller Stockholders Meeting (including an adjournments and postponements thereof) shall have been held and completed, (iii) Seller's stockholders shall have voted at the Seller Stockholders Meeting on a proposal to adopt this Agreement and the Transaction, and (iv) this Agreement and the Transaction shall not have been adopted at the Seller Stockholders Meeting (and shall not have been adopted at any adjournment or postponement thereof) by the requisite vote; or

           (h) by Buyer, by written notice to Seller and its Subsidiaries, if the Board of Directors of Seller (A) withdraws or modifies in an adverse manner its approval or recommendation of this Agreement and the Transaction in accordance with Section 5.13(b), or (B) approves or publicly recommends any Alternative Transaction.

     9.2.  Consequences of Termination.

           (a)  If this Agreement is terminated pursuant to Section 9.1 (a) or
     (b) above, this Agreement (other than Sections 10.1, 10.4 and 10.7) shall become void and have no further effect provided that the non-breaching Party may avail itself of all rights, power and remedies now or hereafter existing at law or in equity, by statute or otherwise. If this Agreement is terminated pursuant to Section 9.1 (c), (d) or (e) above, this Agreement (other than Sections 10.1, 10.4 and 10.7) shall become void and have no further effect, without any liability on the part of any Party hereto; provided that, with respect to Section 9.1 (c) above, such Material Adverse Effect was not the result of an intentional act or gross negligence of a Party.

           (b) If the Transaction shall fail to occur as a result of the Board of Directors of Seller exercising its right to terminate this Agreement as set forth in Section 9.1(f) hereof with respect to a Superior Proposal or Buyer exercises its right to terminate this Agreement as set forth in
     Section 9.1(h), then Seller shall pay Buyer $200,000, which the Parties agree shall be in consideration of the expenses incurred by and efforts expended by and opportunities lost by Buyer up to the date of termination.

                                   SECTION 10

                                  MISCELLANEOUS
                                  -------------

     10.1. Expenses. Each Party shall bear all of its own costs and expenses incurred in connection with negotiating and consummating this Agreement and the Transaction Documents. Expenses other than those provided for elsewhere in this Agreement that are incurred in connection with the Transaction shall be borne by the Party incurring such expenses. In addition, Seller shall bear the cost and expense of the preparation, filing, printing and mailing of the Seller Proxy Materials.

     10.2. Entire Agreement. This Agreement incorporates by this reference the Recitals at the beginning of this Agreement and any exhibits or schedules hereto. Each Party represents and warrants that any facts relating to such Party that are contained in the Recitals are true. This Agreement and any agreement, instrument or document to be executed in connection herewith (as referenced herein) contain the parties' entire understanding and agreement with respect to the subject matter hereof. Any discussions, agreements, promises, representations, warranties or statements between the parties or their representatives (whether or not conflicting or inconsistent) that are not expressly contained or incorporated herein shall be null and void and are merged into this Agreement. If this Agreement and any agreement, instrument or document to be executed in connection herewith contain provisions which are inconsistent, then the provision which is most specific with respect to the subject matter shall control.

     10.3. Modification, Amendment and Waiver. Neither this Agreement, nor any part hereof, may be modified or amended orally, by trade usage or by course of conduct or dealing, but only by and pursuant to an instrument in writing duly executed and delivered by the Party sought to be charged therewith. No covenant or condition of this Agreement can be waived, except by the written consent of the Party entitled to receive the benefit thereof. Forbearance or indulgence by a Party in any regard whatsoever shall not constitute a waiver of a covenant or condition to be performed by the other Party to which the same may apply, and, until complete performance by such other Party of such covenant or condition, the Party entitled to receive the benefit thereof shall be entitled to invoke any remedy available to it under this Agreement, at law, in equity, by statute or otherwise, despite such forbearance or indulgence.

     10.4. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and permitted assigns. Except as expressly provided herein, neither this Agreement nor any rights hereunder may be assigned or transferred, and no duties may be delegated, by Seller without the prior written consent of Buyer. Buyer may assign or transfer its rights, and delegate its duties, hereunder to any Affiliate of Buyer.

     10.5. No Third Party Beneficiary. This Agreement is for the benefit of, and may be enforced only by, the Parties who are signatories hereto and their respective successors and permitted assignees. This Agreement is not for the benefit of, and may not be enforced by, any third party.

     10.6. Construction. This Agreement shall not be construed more strictly against one party than against another party merely because that this Agreement may have been physically prepared by such Party, or such Party's counsel, it being agreed that all Parties, and their respective counsel, have mutually participated in the negotiation and preparation of this Agreement. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender includes all genders; (iv) neither the term "including" nor the term "include" is limiting; (v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) the words "hereof", "herein", "hereby", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (vii) article, section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified; (viii) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (ix) general or specific references to any Requirement of Law means such law as amended, modified, codified or re-enacted, in whole or in part, and in effect from time to time.

     10.7. Notices. All notices or other communications required or permitted under this Agreement shall be made in writing and shall be deemed given (i) upon delivery, if sent by (A) personal delivery or (B) courier (e.g., overnight delivery), (ii) 3 days after being sent by certified mail, return receipt requested, postage and registration fees prepaid and correctly addressed to a Party as set forth below or (iii) upon sending, if sent by telecopy to a Party at the number listed below for such Party (with a telecopy machine generated confirmation sheet retained by the sender):

                (i)   if to Seller or its Subsidiaries, to:

                      Insituform East, Incorporated
                      3421 Pennsy Drive
                      Landover, MD 20785-1608
                      Attention:  President
                      Telecopy:  (301) 386-2444

                      with a copy to:
                      Potter Anderson & Corroon LLP
                      Hercules Plaza
                      1313 N. Market Street
                      P.O. Box 951
                      Wilmington, DE 19899-0951
                      Attention: John F. Grossbauer
                      Telecopy: (302) 658-1192

                (ii)  if to Buyer, to:

                      Insituform Technologies, Inc.
                      702 Spirit 40 Park Drive
                      Chesterfield, MO  63005
                      Attention: President
                      Telecopy:  (636) 530-8700

                      with a copy to:

                      Insituform Technologies, Inc.
                      702 Spirit 40 Park Drive
                      Chesterfield, MO  63005
                      Attention: Thomas A. A. Cook, General Counsel
                      Telecopy:  (636) 530-8701

Any address or telecopy number listed above may be changed by a Party notifying all other Parties of such change in the manner provided above. A notice sent only to a Person to be copied with a notice shall not constitute notice to a Party hereunder. The Parties shall acknowledge in writing any notice given by personal delivery.

     10.8. Equitable Relief; Remedies Cumulative. Seller and its Subsidiaries hereby acknowledge that irreparable injury will result to Buyer in the event of a breach of this Agreement by them. It is therefore agreed that, if they breach this Agreement, Buyer shall be entitled, in addition to any other remedies and damages available: (i) to an injunction to restrain the violation thereof by such Party, or its agents, servants, employers or employees of such Party, and all Persons acting for or with such Party and (ii) to compel specific performance of the terms and conditions of this Agreement; provided, however, nothing shall be construed to prohibit Buyer from pursuing any other legal or equitable remedy available for such breach, including the recovery of damages. All rights and remedies granted in this Agreement or available under Requirement of Law shall be deemed concurrent and cumulative, and not alternative or exclusive remedies, to the full extent permitted by law and this Agreement. Any Party may proceed with any number of remedies at the same time or in any order. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy. The Parties waive any right they may have to require, or any obligation on the part of, another Party to post a bond in connection with any equitable remedies.

     10.9. Governing Law. All questions with respect to the formation and construction of this Agreement, and the rights and obligations of the Parties hereto, shall be governed by and determined in accordance with the laws of the State of Delaware applicable to agreements entered into and performed entirely within the State of Delaware, without giving effect to the choice or conflicts of law provisions thereof.

     10.10. Attorneys Fees. In any suit or proceeding (including arbitration, insolvency, bankruptcy, investigative, administrative and regulatory proceedings) arising in connection with this Agreement, the prevailing Party shall have the right to receive an award of the reasonable attorneys fees and disbursements actually incurred by it in connection therewith. Each reference to attorneys fees or attorneys fees and disbursements in this Agreement shall include attorneys and paralegal fees, expert fees, court costs, expenses and other disbursements, whether or not suit is brought (and, if suit is brought, during all trial and appellate phases of litigation) and in any arbitration, administrative, regulatory, investigative, insolvency or bankruptcy proceedings.

     10.11. Severability. If any Section (or part thereof) of this Agreement is found by an arbitrator or court of competent jurisdiction to be contrary to, prohibited by or invalid under any Requirement of Law, such arbitrator or court may modify such Section (or part thereof) so, as modified, such Section (or part thereof) will be enforceable and will to the maximum extent possible comply with the apparent intent of the Parties in drafting such Section (or part thereof). If no such modification is possible, such Section (or part thereof) shall be deemed omitted, without invalidating the remaining provisions hereof. No such modification or omission of a Section (or part thereof) shall in any way affect or impair such Section (or part thereof) in any other jurisdiction.

     10.12. Captions. The captions, headings or titles of the various Sections of this Agreement are for convenience of reference only, and shall not be deemed or construed to limit or expand the substantive provisions of such Sections.

     10.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute a single agreement. Each signature page of this Agreement or any other Transaction Document may be executed and delivered in original or by a facsimile of such signature page thereto.

                              [signature page next]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

BUYER:                                  SELLER:

INSITUFORM TECHNOLOGIES, INC.,          INSITUFORM EAST, INCORPORATED,
a Delaware corporation                  a Delaware corporation


By: /s/ Joseph A. White                 By: /s/ George Wm. Erikson
   -------------------------------         ---------------------------------
   Joseph A. White, Vice President      Name:  George Wm. Erikson
     and Chief Financial Officer             -------------------------------
                                        Title: Chairman
                                              ------------------------------


                                        SUBSIDIARIES:

                                        INSITUFORM OHIO, INC.,
                                        a Delaware corporation


                                        By: /s/ Robert W. Erikson
                                           ---------------------------------
                                        Name:  R.W. Erikson
                                             -------------------------------
                                        Title: President
                                              ------------------------------


                                        INSITUFORM OF PENNSYLVANIA, INC.,
                                        a Pennsylvania corporation


                                        By: /s/ Robert W. Erikson
                                           ---------------------------------
                                        Name:  R.W. Erikson
                                             -------------------------------
                                        Title: President
                                              ------------------------------


                                        INSITUFORM OF DELAWARE, INC.,
                                        a Delaware corporation


                                        By: /s/ Robert W. Erikson
                                           ---------------------------------
                                        Name:  R.W. Erikson
                                             -------------------------------
                                        Title: President
                                              ------------------------------

                                        INSITU, INC.,
                                        a Delaware corporation


                                        By: /s/ George Wm. Erikson
                                           ---------------------------------
                                        Name:  George Wm. Erikson
                                             -------------------------------
                                        Title: Chairman
                                              ------------------------------


                                        MIDSOUTH, LLC,
                                        a Delaware limited liability company


                                        By: /s/ George Wm. Erikson
                                           ---------------------------------
                                        Name:  George Wm. Erikson
                                             -------------------------------
                                        Title: Chairman
                                              ------------------------------


                                        MIDSOUTH PARTNERS,
                                        a Tennessee general partnership


                                        By: /s/ George Wm. Erikson
                                           ---------------------------------
                                        Name:  George Wm. Erikson
                                             -------------------------------
                                        Title: Chairman
                                              ------------------------------


                                        TRY TEK MACHINE WORKS, INC.,
                                        a Pennsylvania corporation


                                        By: /s/ George Wm. Erikson
                                           ---------------------------------
                                        Name:  George Wm. Erikson
                                             -------------------------------
                                        Title: Chairman
                                              ------------------------------

                                    GLOSSARY
                                    --------

     "Accounting Firm" shall have the meaning ascribed to it in Section 2.4(a)(ii) hereof.

     "Acquired Assets" shall have the meaning ascribed to it in Section 2.1 hereof.

     "Acquired Equipment" shall have the meaning ascribed to it in Section 2.1(a) hereof.

     "Acquired Intellectual Property" shall have the meaning ascribed to it in
Section 2.1(e) hereof.

     "Acquired Inventory" shall have the meaning ascribed to it in Section 2.1(b) hereof.

     "Acquired Permits" shall have the meaning ascribed to it in Section 2.1(f) hereof.

     "Affiliate" shall mean, with respect to a specified Person, any other Person controlling, controlled by, or under common control with the Person specified. Without limiting the generality of the foregoing, (i) an Affiliate of an individual Person shall include all members of such Person's family within the second degree of affinity or consanguinity and (ii) an Affiliate of any Person shall include any other Person with respect to which either such Person, directly or indirectly, (A) has the power to appoint or direct management of the other Person or (B) owns an interest in the equity or profits or the other Person of 25% or more.

     "Agreement" shall mean this Agreement, together with any modifications or amendments hereto as provided herein, and shall include any exhibits or schedules attached hereto.

     "Alternative Transaction" shall have the meaning ascribed to it in Section
5.3 hereof.

     "Assumed Contracts" shall have the meaning ascribed to it in Section 2.1(c) hereof.

     "Assumed Liabilities" shall have the meaning ascribed to it in Section 2.6 hereof.

     "Backlog" shall mean future releases to be released over time under "cured-in-place pipe" customer contracts which are considered term contracts.

     "Benefit Plan" shall mean any pension, profit-sharing, savings, bonus, incentive, insurance, welfare or other employee benefit plan within the meaning of Section 3(3) of ERISA in which any of Seller's employees participate.

     "Burn Period" means the period between May 4, 2003 and the Closing Date, inclusive.

     "Burn Rate" shall have the meaning ascribed to it in Section 2.4(a) hereof.

     "Burn Rate Adjustment" shall have the meaning ascribed to it in Section 2.4(a) hereof.

     "Burn Rate Notice of Disagreement" shall have the meaning ascribed to it in
Section 2.4(a)(ii) hereof.

     "Burn Rate Statement" shall have the meaning ascribed to it in Section 2.4(a)(i) hereof.

     "Business" shall have the meaning ascribed to it in the recitals hereof.

     "Buyer" shall have the meaning ascribed to it in the first paragraph hereof.

     "Buyer Disclosure Schedule" shall have the meaning ascribed to it in
Section 4 hereof.

     "Buyer Released Parties" shall have the meaning ascribed to it in Section
5.15 hereof.

     "Certificate of Incorporation Amendment" shall have the meaning ascribed to it in Section 5.13(b) hereof.

     "Claim Notice" shall have the meaning ascribed to it in Section 7.4 hereof.

     "Closing" shall mean the closing of the Transaction in accordance with this Agreement.

     "Closing Date" shall have the meaning ascribed to it in Section 2.8 hereof.

     "Closing Inventory Value" shall have the meaning ascribed to it in Section 2.4(c)(i) hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Common Stock" shall mean the Common Stock, par value $.04 per share, of the Seller.

     "Class B Common Stock" shall mean the Class B Common Stock, par value $.04 per share, of the Seller.

     "Confidentiality Agreement" shall mean the Confidentiality Agreement between Buyer and Seller dated December 9, 2002.

     "Contracts" shall mean contracts, agreements, binding bids or proposals, leases, purchase orders, life insurance policies, commitments, arrangements, understandings and options, written or oral, of Seller or any of its Subsidiaries or of any joint venture or partnership of which Seller or any of its Subsidiaries is a venturer or partner. The term "Contract" shall include (i) "cured-in-place pipe" customer contracts relating to the Business (including project contracts and term contracts), and (ii) with respect to such contracts, all related files and documentation, including exhibits, conditions (general, specific and any others), specifications, drawings or other addenda related thereto.

     "Damages" shall mean any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, amounts paid in settlement, suits, proceedings, costs, disbursements or expenses (including reasonable attorneys' fees and experts' fees and disbursements as provided below) of any kind or of any nature whatsoever (whether based on common law, statute or contract; fixed or contingent; known or unknown) suffered or incurred; provided, however, that in no event shall Damages include any indirect, consequential, incidental or punitive damages, damage to goodwill or loss of business (other than any of the foregoing constituting part of a third-party claim).

     "Delaware Act" shall mean the General Corporation Law of the State of Delaware.

     "Direct Gross Profit" shall have the meaning ascribed to it in Section 2.4(b) hereof.

     "Direct Gross Profit Percentage" shall have the meaning ascribed to it in
Section 2.4(b) hereof.

     "Encumbrance" shall mean any mortgage, deed of trust (or other trust), pledge, hypothecation, assignment, deposit arrangement, restriction, lease, claim, liability, debt, lien (statutory or otherwise), security interest, encumbrance, encroachment, boundary dispute, covenant, easement, right of way, title objection, preferential arrangement of any kind or nature whatsoever, conditional sale or other title retention agreement or any other matter affecting title to or possession of property other than (i) encumbrances for Taxes and other governmental charges not due and that may thereafter be paid without penalty ("Encumbrance Taxes and Charges"); and (ii) other imperfections of title, licenses or encumbrances that do not, individually or in the aggregate, materially impair the continued use and operation of the assets or resale of the assets to which they relate in the Business as currently conducted.

     "Encumbrance Taxes and Charges" shall have the meaning ascribed to it in the definition of Encumbrance.

     "Environmental Laws" shall mean any applicable federal, state, local or foreign statutory or common law, and any regulation, code, plan, order, decree, judgment, permit, license, grant, franchise, concession, restriction, agreement, requirement, and injunction issued, entered, promulgated, or approved thereunder, relating to the environment, or human health or safety relating to occupational or environmental matters, including, without limitation, any law relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, air, surface water, groundwater and land), relating to the presence, manufacture, generation, refining, processing, distribution, use, sale, treatment, recycling, receipt, storage, disposal, transport, arranging for transportation, treatment or disposal, or handling of Hazardous Materials, including, but not limited to, CERCLA, RCRA, FIFRA, CAA, CWA (as those terms are defined in the definition of "Hazardous Material"), the Hazardous Material Transportation Act, as amended from time to time, the Toxic Substances Control Act, as amended from time to time, and the Occupational Safety and Health Act of 1970, as amended from time to time, or relating to the disposal of Nonhazardous Solid Waste.

     "Environmental Permit" shall mean any license, permit, authorization, approval, qualification, franchise, registration, concession, manifest, or filing required by or pursuant to any applicable Environmental Law.

     "Equipment" shall mean office, construction, warehouse and other equipment, machinery, vehicles, fixtures, office materials and supplies, spare parts and other tangible personal property of every kind and description, including the benefit of and the right to enforce any warranties with respect thereto.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rules or regulations issued pursuant thereto.

     "Escrow Account" shall have the meaning ascribed to it in Section 2.3 hereof.

     "Escrow Agent" shall mean a banking institution agreed to by the parties.

     "Escrow Agreement" shall have the meaning ascribed to it in Section 2.3 hereof.

     "Escrow Amount" shall have the meaning ascribed to it in Section 2.3 hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Excess JV Profit" Shall have the meaning ascribed to it in Section 2.4 (b) hereof.

     "Facilities" shall mean any real property leased or otherwise used in connection with the Business.

     "G&A" shall have the meaning ascribed to it in Section 2.4(b) hereof.

     "Governmental Authority" shall mean any (domestic or foreign) federal, state, county, provincial, municipal, governmental department, commission, board, bureau, agency or instrumentality, or other political subdivision exercising executive, legislative, judicial, regulatory or administrative functions or pertaining to government.

     "Gross Profit" shall have the meaning ascribed to it in Section 2.4 (b) hereof.

     "Gross Profit Percentage" shall have the meaning ascribed to it in Section
2.4 (b) hereof.

     "Guaranteed Direct Gross Profit" shall have the meaning ascribed to it in
Section 2.4 (b) hereof.

     "Hazardous Material" shall mean (i) any "hazardous substance," as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"), (ii) any "hazardous waste," as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time ("RCRA"), (iii) any "pesticides" or "defoliant," as defined in the Federal Insecticide, Fungicide and Rodenticide Act, as amended from time to time ("FIFRA"), (iv) any "hazardous air pollutant," as defined by the Clean Air Act, as amended from time to time ("CAA"), (v) any "pollutant" or "toxic pollutant," as defined by the Clean Water Act, as amended from time to time ("CWA"), (vi) any asbestos, polychlorinated biphenyls, infectious wastes, urea formaldehyde or petroleum product, or (vii) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable Federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended from time to time.

     "Indemnified Party" shall mean a Person claiming indemnification to which such Person is entitled pursuant to the provisions of Section 7 hereof.

     "Indemnifying Party" shall mean a Person against whom a valid claim for indemnification is asserted pursuant to the provisions of Section 7 hereof.

     "Intellectual Property" shall mean intangible intellectual property, assets and rights of every kind and description used by Seller and its Subsidiaries, including (and shall include the goodwill associated therewith) the Acquired Intellectual Property, inventions, discoveries, trade secrets, processes, formulas, know-how, United States and foreign patents and patent applications, trademarks, trademark registrations, applications for trademark registrations, trade names, trade dress, service marks, service names, copyrights and copyright registrations.

     "Intellectual Property Licenses" shall mean licenses, consents, covenants not to sue and other authorizations issued or granted to a Person by another Person with respect to intangible personal property of such other Person.

     "JV Contracts" shall have the meaning ascribed to it in Section 5.1 hereof.

     "knowledge" or "to the best knowledge" or any similar reference shall mean the actual knowledge of such Person to whom such "knowledge" qualifier applies, after reasonable investigation and due inquiry.

     "Law" shall have the same meaning as Requirement of Law.

     "License" shall have the meaning set forth in Section 8.2 (g) hereof.

     "Licensee" shall have the meaning set forth in Section 8.2 (g) hereof.

     "Marks" shall mean the names "Insituform", "Insituform East", "MidSouth" and "insitu", including any derivations thereof and any registered and unregistered trademarks and trade dress related thereto (which are part of the Acquired Intellectual Property).

     "Material Adverse Effect" shall mean a material adverse change in Buyer's ability to own or use the Acquired Assets after the Closing (in substantially the same manner as owned, used or operated by prior to the Closing).

     "Maximum Monthly Burn Rate" shall have the meaning ascribed to it in
Section 2.4(a) hereof.

     "Minimum Residual Backlog" shall have the meaning ascribed to it in Section 2.4(a) hereof.

     "Non-Assumed Liabilities" shall have the meaning ascribed to it in Section
2.7 hereof.

     "Nonsolicitation Period " shall have the meaning ascribed to it in Section
8.2 (c) hereof.

     "Notice Period" shall have the meaning ascribed to it in Section 7.4 hereof.

     "Ordinary Course of Business" shall mean the operation of the Business in a manner substantially consistent with the normal, usual, regular and ordinary course of its previous operation during the 24-month period preceding the date of this Agreement.

     "Outside Date" shall have the meaning ascribed to it in Section 5.1 hereof.

     "Party or Parties" has the meaning as defined in the first paragraph hereof.

     "Permits" shall mean permits, licenses (except Intellectual Property Licenses), consents, registrations, certificates, accreditations, approvals, authorizations, rights and franchises held or used (pursuant to a Contract) by Seller or any of its Subsidiaries in connection with the Business or otherwise necessary for the operation of the Business, including those issued by any Governmental Authority.

     "Person" shall mean an individual (natural person), a corporation, a partnership (general or limited), a joint venture, an association, a joint-stock company, a limited liability company, a bank, a trust company, a land trust, a vehicle trust, a business trust, a real estate investment trust, an estate, a trust, an unincorporated organization, a Governmental Authority or any other type of entity.

     "Personal Property Taxes and Charges" shall have the meaning ascribed to it in Section 8.2(d) hereof.

     "Purchase Price" shall have the meaning ascribed to it in Section 2.2 hereof.

     "Requirement of Law" shall mean any (domestic or foreign) applicable constitution, treaty, statute, law, ordinance, rule, regulation, policy, standard, guideline, official interpretation, permit, order, award, decree, judgment, injunction, ruling, judicial or administrative decision, opinion or directive, or other requirement having the force of law and, where applicable, any interpretation thereof by any authority having jurisdiction with respect thereto or charged with the administration thereof.

     "Requisite Approvals" shall mean any necessary consent, permit, approval, waiver, order or authorization of, notice to or registration, qualification, designation, declaration or filing with any Governmental Authority or other Person.

     "SEC" shall mean the Securities and Exchange Commission.

     "Seller" shall have the meaning ascribed to it in the first paragraph hereof.

     "Seller Disclosure Schedule" shall have the meaning ascribed to it in
Section 3 hereof.

     "Seller Proxy Materials" shall have the meaning ascribed to it in Section 5.13(a) hereof.

     "Seller Released Parties" shall have the meaning ascribed to it in Section
5.15 hereof.

     "Seller Stockholders Meeting" shall have the meaning ascribed to it in
Section 5.13(b) hereof.

     "Starting Backlog" shall have the meaning ascribed to it in Section 2.4(a) hereof.

     "Stockholders' Written Consent" shall have the meaning ascribed to it in
Section 5.13(b) hereof.

     "Subsidiaries" shall mean (i) Insituform Ohio, Inc., a Delaware corporation, (ii) Insituform of Pennsylvania, Inc., a Pennsylvania corporation,
(iii) Insituform of Delaware, Inc., a Delaware corporation, (iv) Insitu, Inc., a Delaware corporation, (v) Midsouth, LLC, a Delaware limited liability company,
(vi) Midsouth Partners, a Tennessee general partnership, and (vii) TRY TEK Machine Works, Inc., a Pennsylvania corporation.

     "Superior Proposal" shall mean a bona fide written proposal made by a Person other than Buyer or an Affiliate which is (i) for a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving, or any purchase or acquisition of, (A) more than fifteen percent (15%) of the combined voting power of Seller's capital stock, or (B) all or substantially all of the consolidated assets of Seller and its Subsidiaries, and
(ii) otherwise on terms which the Board of Directors of Seller determines in good faith (based on the advice of a financial advisor of nationally recognized reputation) to be materially more favorable to the respective stockholders from a financial point of view (which determination of the respective Board of Directors shall take into account, among other things, the legal, financial, regulatory and other aspects of the proposal, including conditions to consummation, the likelihood of timely consummation and the financial commitments, if any) than the Transaction.

     "Taxes" shall mean any and all federal, state, county, local and foreign income, gross receipts, excise, real and personal property, ad valorem, transfer, gains and other taxes (including franchise, license, social security, withholding, payroll, unemployment insurance and sales and use taxes), assessments and charges (including interest and penalties).

     "Transaction" shall have the meaning ascribed to it in the recitals hereof.

     "Transaction Documents" shall mean this Agreement and all documents, instruments and agreements to be signed by any of the parties hereto and delivered in connection with the Closing of the Transaction hereunder, including without limitation, the Assignment and Assumption Agreement and the Escrow Agreement.

     "Transferred Employees" shall have the meaning ascribed to it in Section 8.1(a) hereof.

     "Unbilled WIP" shall mean revenues earned in excess of billings.

     "Unbilled Work" shall have the meaning set forth in Section 8.2 (f).

     "WIP Schedule" shall mean the work in progress schedule customarily prepared by Seller detailing relevant price, cost, revenue, profit, billing and percentage complete information (actual and estimates) with respect to its customer contracts.

                            EXHIBIT AND SCHEDULE LIST
                            -------------------------

Exhibits             Description
--------             -----------
Exhibit 2.3          Escrow Agreement

Schedules            Description
---------            -----------
Schedule 2.1(a)      Acquired Equipment
Schedule 2.1(b)      Acquired Inventory
Schedule 2.1(c)      Assumed Contracts
Schedule 2.1(e)      Acquired Intellectual Property
Schedule 3           Seller Disclosure Schedule
Schedule 4           Buyer Disclosure Schedule
Schedule 8.1         Certain Employees

                                  June 18, 2003

Insituform Technologies, Inc.
702 Spirit 40 Park Drive
Chesterfield, MO 63005

Insituform East, Incorporated
3421 Pennsy Drive
Landover, MD 20785


     This letter agreement will confirm the understanding of Insituform Technologies, Inc. ("Buyer") and Insituform East, Incorporated ("Seller") as parties to the Asset Purchase Agreement dated June 18, 2003 by and among Buyer and Seller and its Subsidiaries (the "Agreement") with respect to the following matters. All capitalized words have the meanings set forth in the Agreement, unless the context indicates otherwise.

          . Section 2.4(c) of the Agreement provides that Buyer may select additional Equipment at Closing to replace missing Acquired Assets. Buyer and Seller agree that Buyer may select pieces of Equipment set forth on Exhibit A attached hereto to replace missing Acquired Assets.

          . Buyer and Seller also agree that, in settlement and satisfaction of Buyer's claim against Seller for certain accrued and unpaid minimum royalties under licenses agreements between them, Buyer shall receive at the Closing under the Agreement the pieces of Equipment set forth on Exhibit B attached hereto with an aggregate scheduled value of $200,000. Such equipment shall be deemed to be "Acquired Equipment" under the Agreement.

INSITUFORM EAST, INCORPORATED           INSITUFORM TECHNOLGOIES, INC.

By: /s/ George Wm. Erikson              By: /s/ Thomas A. A. Cook
    --------------------------              ------------------------------------
                                            Thomas A. A. Cook, Vice President
Name: George Wm. Erikson                    and General Counsel
      ------------------------

Title: Chairman
       -----------------------

                                   Appendix B

                 JOINT WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

                        OF INSITUFORM EAST, INCORPORATED

                               IN LIEU OF MEETING

     The undersigned, (i) CERBCO, Inc. ("CERBCO"), a Delaware corporation and holder of record of all of the issued and outstanding stock of CERBERONICS, Inc. ("CERBERONICS"), and (ii) CERBERONICS, a Delaware corporation and the holder of record of 1,414,850 shares of the issued and outstanding Common Stock and 296,141 shares of the issued and outstanding Class B Common Stock of Insituform East, Incorporated, a Delaware corporation (the "Corporation"), do hereby consent to and take the following actions and adopt the following resolutions in accordance with Sections 228, 242 and 271 of the General Corporation Law of the State of Delaware ("GCL"):

     WHEREAS, CERBCO, indirectly and beneficially through CERBERONICS, holds the number of shares of stock of the Corporation set forth above, constituting 34.8% of the issued and outstanding Common Stock of the Corporation and 99.5% of the issued and outstanding Class B Common Stock of the Corporation, representing collectively 62.2% of the total voting power of the Corporation (collectively, the "Subject Shares"); and

     WHEREAS, the Board of Directors of CERBCO has reviewed a proposed Asset Purchase Agreement entered into as of June 18, 2003, by and between the Corporation, as seller, the Corporation's subsidiaries, and Insituform Technologies, Inc., a Delaware corporation ("ITI"), as the buyer, in the form attached hereto as Exhibit A (the "Agreement"); and

     WHEREAS, pursuant to the Agreement, ITI desires to purchase, and the Corporation desires to sell, substantially all of the assets of the Corporation; and

     WHEREAS, the Agreement also requires that the Corporation amend its certificate of incorporation so as to change its legal name (the "Certificate Amendment"); and

     WHEREAS, the Board of Directors of the Corporation has reviewed and approved the Agreement and has recommended its adoption to the stockholders of the Corporation, including CERBCO and CERBERONICS; and

     WHEREAS, the Board of Directors of the Corporation has adopted a resolution in the form attached hereto as Exhibit B setting forth the Certificate Amendment, declaring its advisability, and directing that it be submitted to the stockholders of the Corporation for approval; and

     WHEREAS, the Board of Directors of CERBCO, having received the advice of legal and valuation professionals, has determined that it is in the best interests of CERBCO and its own stockholders for CERBCO, as the indirect beneficial owner of the Subject Shares and as a creditor of the Corporation, to execute and deliver this joint written consent of majority stockholders approving the Agreement and the transactions contemplated thereby, including without limitation the Certificate Amendment (the "Consent"); and

     WHEREAS, the Board of Directors of CERBERONICS, having likewise reviewed the Agreement and received the advice of legal and valuation professionals, believes that it is in the best interests of CERBERONICS for CERBERONICS, as the record owner of the Subject Shares, to execute and deliver this Consent;

     NOW, THEREFORE, BE IT RESOLVED, that CERBCO, acting at the direction of its Board of Directors and in its capacity as an indirect beneficial stockholder of the Corporation, hereby consents to and approves the Agreement in all respects; and

     FURTHER RESOLVED, that CERBERONICS, acting at the direction of its Board of Directors and of CERBCO, and in its capacity as a record stockholder of the Corporation, hereby consents to and approves the Agreement in all respects; and

     FURTHER RESOLVED, that CERBCO and CERBERONICS, in their respective capacities as indirect beneficial and record stockholders of the Corporation (and, particularly, as indirect beneficial and record holders of the Subject Shares), and in accordance with Section 271 of the GCL, hereby specifically consent to and approve the sale of substantially all of the assets of the Corporation, including its goodwill and its corporate franchises, to ITI upon such terms and conditions and for such consideration as are set forth in the Agreement; and

     FURTHER RESOLVED, that CERBCO and CERBERONICS, in their respective capacities as indirect beneficial and record stockholders of the Corporation (and, particularly, as indirect beneficial and record holders of the Subject Shares), and in accordance with Section 242 of the GCL, hereby specifically consent to and approve the Certificate Amendment, thereby changing the legal name of the Corporation to INEI Corporation; and

     FURTHER RESOLVED, that it is the intent of both CERBCO (in its capacity as an indirect beneficial stockholder and a creditor of the Corporation) and of CERBERONICS (in its capacity as a stockholder of record of the Corporation) that, to the maximum extent permitted by law upon its delivery to the Corporation, this Consent shall be irrevocable and coupled with their respective interests in both the Subject Shares and in the Corporation generally; and

     FURTHER RESOLVED, that CERBCO and CERBERONICS hereby recognize and agree that ITI may rely upon this Consent.

                                            CERBCO, INC.


                                            By: /s/ George Wm. Erikson
                                                --------------------------------
                                                Its: Chairman
                                                    ----------------------------

Dated:  June 18, 2003

                                            CERBERONICS, INC.


                                            By: /s/ Robert W. Erikson
                                                --------------------------------
                                                Its: Chairman
                                                    ----------------------------

Dated:  June 18, 2003

                                   Appendix C

June 18, 2003

Board of Directors
Insituform East, Incorporated (the "Company" or "East")
3421 Pennsy Drive
Landover, Maryland 20785

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the Company of the consideration to be received by the Company in connection with the proposed sale of selected East operating assets (the "Transaction"), pursuant and subject to the Asset Purchase Agreement between the Company and Insituform Technologies, Inc. ("ITI") dated June18, 2003 (the "Agreement"). The Agreement does not provide for the sale or transfer of any real property of East, and East is expected to retain all other assets not purchased by ITI, as well as all balance sheet liabilities. The consideration to be offered by ITI in the Transaction will be Five Million Five Hundred Thousand Dollars ($5,500,000) in cash, to be adjusted between the date of the Agreement and closing for such items as agreed to in the Agreement by East and ITI

In connection with our review of the proposed Transaction and the preparation of our opinion herein, we have, among other things:

         1. reviewed the financial terms and conditions as stated in the Agreement;

         2. reviewed the audited financial statements of the Company as of and for the years ended June 30, 1995 through June 30, 2002, and the unaudited financial statements for the quarters ended September 30, 1999 through March 31, 2003;

         3. reviewed the Company's Annual Reports filed on Form 10-K for the years ended June 30, 1995 through June 30, 2002, and Quarterly Reports filed on Form 10-Q for the quarters ended September 30, 1999 through March 31, 2003;

         4. reviewed other Company financial and operating information requested from and/or provided by the Company;

         5. reviewed certain other publicly available information on the Company;

         6. discussed with members of the senior management of the Company certain information relating to the aforementioned and any other matters which we have deemed relevant to our inquiry;

         7. reviewed the terms and conditions of the NuPipe and Insitutube license agreements between East and Insituform Technologies, Inc. and its subsidiaries, including the historical amounts paid by East to ITI under the licenses;

         8. reviewed the minutes of the Company's Board of Directors' meetings between the periods of March 2000 and March 2003;

         9. reviewed certain publicly available information relating to companies deemed comparable to the Company, including valuation parameters for such companies; and

         10. reviewed such other analyses and information as Raymond James deemed relevant for the purposes of the Fairness Opinion.

We have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company, or any other party, and we have undertaken no duty or responsibility to verify independently any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have assumed that such forecasts and other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and we have relied upon each party to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review.

Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of June 18, 2003 and any material change in such circumstances and conditions would require a reevaluation of this opinion, which we are under no obligation to undertake.

We express no opinion as to the underlying business decision to effect the Transaction, the structure or tax consequences of the Agreement or the availability or advisability of any alternatives to the Transaction. We did not structure the Transaction or negotiate the final terms of the Transaction. This letter does not express any opinion as to the likely trading range of East's stock following the Transaction, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of East at that time. Our opinion is limited to the fairness, from a financial point of view, to the Company of the consideration to be received by the Company in the Transaction. We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board of Directors to approve or consummate the Transaction. We have not been requested to, and do not, opine as to the Company's intentions or plans with regard to its actions subsequent to the Transaction, including any plans for possible distributions to its shareholders or any plans regarding the allocation of potential distributions among the classes of its shareholders.

In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including the review of (i) historical and projected revenues, operating earnings, net income and capitalization of the Company and certain other publicly held companies in businesses we believe to be comparable to the Company; (ii) the current and projected financial position and results of operations of the Company; (iii) the historical market prices and trading activity of the Common Stock of the Company; (iv) financial and operating information concerning selected business combinations which we deemed comparable in whole or in part; and (v) the general condition of the securities markets.

In arriving at this opinion, Raymond James did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

Raymond James & Associates, Incorporated ("Raymond James") is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Raymond James will receive a fee upon the delivery of this opinion. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

In the ordinary course of our business, Raymond James may trade in the securities of the Company for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors of the Company in evaluating the proposed Transaction and does not constitute a recommendation to any shareholder of the Company regarding how said shareholder should vote on the proposed Transaction. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any party. This opinion is not to be quoted or referred to, in whole or in part, without our prior written consent, which will not be unreasonably withheld. We have consented to the inclusion of this letter in its entirety in the proxy or information statement to be filed by the Company with the Securities and Exchange Commission in connection with the Transaction.

Based upon and subject to the foregoing, it is our opinion that, as of June 18, 2003, the consideration to be received by the Company pursuant to the Agreement is fair, from a financial point of view.

Very truly yours,

/s/ Raymond James & Associates
RAYMOND JAMES & ASSOCIATES, INCORPORATED